FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226850-07

Dated October 6, 2020	BBCMS 2020-C8
Free Writing Prospectus Structural and Collateral Term Sheet

BBCMS Mortgage Trust 2020-C8

$700,244,660

(Approximate Mortgage Pool Balance)

$615,340,000

(Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC

Depositor

Commercial Mortgage Pass-Through Certificates,

Series 2020-C8

Barclays Capital Real Estate Inc.

Starwood Mortgage Capital LLC

Societe Generale Financial Corporation

Bank of America, National Association

LMF Commercial, LLC

Mortgage Loan Sellers

Barclays	Société	BofA Securities
Générale

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Academy Securities
Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 6, 2020	BBCMS 2020-C8

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BofA Securities, Inc., Drexel Hamilton, LLC or Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226850) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2020-C8 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation 2017/1129/EU (as amended or superceded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$15,340,000	$14,656,000	$684,000	30.000%	2.97	11/20-8/25	40.0%	15.4%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$92,700,000	$88,570,000	$4,130,000	30.000%	6.90	9/27-10/27	40.0%	15.4%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.0%	15.4%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.0%	15.4%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$30,631,000	$29,266,000	$1,365,000	30.000%	7.04	8/25-12/29	40.0%	15.4%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$490,171,000(8)	$468,332,000(8)	$21,839,000(8)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AA(low)(sf)	$125,169,000(9)	$119,592,000(9)	$5,577,000(9)	N/A	N/A	N/A	N/A	N/A
A-S	Aa1(sf) / AAAsf / AAA(sf)	$64,772,000	$61,886,000	$2,886,000	20.750%	9.97	10/30-10/30	45.3%	13.6%
B	NR / AA-sf / AA(high)(sf)	$29,761,000	$28,435,000	$1,326,000	16.500%	9.97	10/30-10/30	47.7%	12.9%
C	NR / A-sf / A(high)(sf)	$30,636,000	$29,271,000	$1,365,000	12.125%	9.97	10/30-10/30	50.2%	12.3%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s / Fitch / DBRS MSTAR)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D	NR / BBB-sf / A(low)(sf)	$34,136,000(11)	$32,615,000(11)	$1,521,000(11)	N/A	N/A	N/A	N/A	N/A
X-FG	NR / BB-sf / BBB(low)(sf)	$17,507,000(12)	$16,727,000(12)	$780,000(12)	N/A	N/A	N/A	N/A	N/A
X-H	NR / B-sf / BB(sf)	$7,877,000(13)	$7,526,000(13)	$351,000(13)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / A(low)(sf)	$18,381,000	$17,562,000	$819,000	9.500%	9.97	10/30-10/30	51.7%	11.9%
E	NR / BBB-sf / BBB(high)(sf)	$15,755,000	$15,053,000	$702,000	7.250%	9.97	10/30-10/30	53.0%	11.6%
F	NR / BB+sf / BB(high)(sf)	$8,753,000	$8,363,000	$390,000	6.000%	9.97	10/30-10/30	53.7%	11.5%
G	NR / BB-sf / BB(high)(sf)	$8,754,000	$8,364,000	$390,000	4.750%	9.97	10/30-10/30	54.4%	11.3%
H	NR / B-sf / BB(low)(sf)	$7,877,000	$7,526,000	$351,000	3.625%	9.97	10/30-10/30	55.0%	11.2%
J-RR	NR / NR / B(sf)	$10,504,000	$10,036,000	$468,000	2.125%	9.97	10/30-10/30	55.9%	11.0%
K-RR	NR / NR / NR	$14,880,660	$14,217,000	$663,660	0.000%	9.97	10/30-10/30	57.1%	10.8%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.

(2)	On the Closing Date, SMC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class S and Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” as well as an approximately 4.455% interest in the Class S certificates, as further described in “Credit Risk Retention” in the Preliminary Prospectus.

(3)	The credit support percentages set forth for Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(4)	Assumes 0% CPR / 0% CDR and an October 27, 2020 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated October 6, 2020 (the “Preliminary Prospectus”).

(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $351,500,000, subject to a variance of plus or minus 5%. The initial certificate balance of the certificates to be retained by SMC related to the Class A-4 and Class A-5 certificates will be an amount equal to approximately 4.455% of the approximate initial certificate balance of such class, as further described in “Credit Risk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Indicative Capital Structure

Retention.” In the event that the Class A-5 certificates are issued with an initial certificate balance of $351,500,000, the Class A-4 certificates will not be issued and the Class A-5 will be renamed the Class A-4.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 - $170,000,000	$0 - $162,426,000	$0 - $7,574,000	N/A – 9.47	N/A – 12/29-8/30
Class A-5	$181,500,000 – $351,500,000	$173,414,000 - $335,840,000	$8,086,000 – $15,660,000	9.89 – 9.69	8/30-10/30 – 12/29-10/30

(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(10)	The Class X-D, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.

(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.

(12)	The Notional Amount of the Class X-FG Certificates will be equal to the aggregate Certificate Balance of the Class F and Class G Certificates outstanding from time to time.

(13)	The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Summary of Transaction Terms

Securities Offered:	$615,340,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., BofA Securities, Inc. and SG Americas Securities, LLC
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Starwood Mortgage Capital LLC (“SMC”) (33.1%), Barclays Capital Real Estate Inc. (“Barclays”) (29.4%), Societe Generale Financial Corporation (“SGFC”) (13.1%), Bank of America, National Association (“BANA”) (12.5%) and LMF Commercial, LLC (“LMF”) (11.8%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS MSTAR”).
U.S. Credit Risk Retention:

SMC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate,” of an “eligible vertical interest” (each as defined in Regulation RR), which will consist of approximately 4.455% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R Certificates) (the “VRR Interest”) issued by the issuing entity and (ii) through the purchase by Starwood Conduit CMBS Horizontal BBCMS 2020-C8 LLC, a “majority-owned affiliate,” of an “eligible horizontal residual interest” (each as defined in Regulation RR), which will consist of the portion of the Class J-RR and Class K-RR Certificates not included in the VRR Interest.

SMC, in its capacity as the “retaining sponsor” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules, which generally prohibit the transfer of the applicable certificates except to a “majority-owned affiliate” of the “retaining sponsor”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about October 27, 2020.
Cut-off Date:	With respect to each mortgage loan, the related due date in October 2020, or in the case of any mortgage loan that has its first due date after October 2020, the date that would have been its due date in October 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2020.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2020.
Assumed Final Distribution Date:	The Distribution Date in October 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in October 2053.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR, Class K-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Summary of Transaction Terms

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealView Technologies Ltd.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
SMC	16	24	$231,845,419	33.1%
Barclays	11	38	161,336,000	23.0
BANA	5	5	87,725,000	12.5
LMF	9	25	82,838,241	11.8
Barclays; SGFC	1	2	69,500,000	9.9
SGFC	6	33	67,000,000	9.6
Total:	48	127	$700,244,660	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$700,244,660
Number of Mortgage Loans:	48
Number of Mortgaged Properties:	127
Average Cut-off Date Balance per Mortgage Loan:	$14,588,430
Weighted Average Current Mortgage Rate:	3.70357%
10 Largest Mortgage Loans as % of IPB:	55.9%
Weighted Average Remaining Term to Maturity/ARD:	113 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.54x
Weighted Average UW NOI Debt Yield(1)(3):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	57.1%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	52.4%
Other Statistics
% of Mortgage Loans with Additional Debt:	19.9%
% of Mortgaged Loans with Single Tenants(5):	11.2%
% of Mortgaged Loans secured by Multiple Properties:	41.6%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	360 months
% of Mortgage Loans with Interest-Only:	38.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	36.4%
% of Mortgage Loans with Amortizing Balloon:	15.6%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	9.9%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	48.5%
% of Mortgage Loans with Springing Lockboxes:	41.5%
% of Mortgage Loans with Soft Lockboxes:	10.0%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	67.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	43.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	72.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	51.2%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3, with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(6)	Excludes 16 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.

(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

COVID-19 Update(1)
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	August Debt Service Payment Received (Y/N)(2)	September Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full August Payment (%)	UW August Base Rent Paid (%)	Occupied SF/Unit Making Full September Payment (%)	UW September Base Rent Paid (%)
Barclays	9/22/2020	8/28/2020	One Manhattan West	Office	NAP	NAP	N	N	N	N	100.0%(5)	100.0%(5)	100.0%(5)	100.0%(5)
SMC	9/16/2020	9/25/2020	SoCal & South Miami Medical Office Portfolio	Office	NAP	NAP	N	N	Y(6)	N	100.0%	100.0%	100.0%	100.0%
Barclays; SGFC	9/22/2020	2/14/2020	MGM Grand & Mandalay Bay	Hotel	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	7/28/2020	7/21/2020	PGH17 Self Storage Portfolio	Self Storage	Y	Y	N	N	N	N	(7)	(7)	(7)	(7)
Barclays	9/22/2020	7/29/2020	ExchangeRight Net Leased Portfolio 38	Retail	NAP	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/8/2020	9/4/2020	9th & Thomas	Office	NAP	NAP	N	N	Y(8)	N	96.1%	96.2%	97.1%	97.2%
SMC	9/3/2020	9/3/2020	Abele Business Park	Office	NAP	NAP	N	N	Y(9)	N	100.0%	98.9%	100.0%	97.9%
SMC	9/10/2020	9/25/2020	Airport Plaza	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/25/2020	9/30/2020	Newpark Town Center	Mixed Use	NAP	NAP	N	N	Y(10)	Y(11)	100.0%	100.0%	100.0%	100.0%
BANA	9/22/2020	3/6/2020	711 Fifth Avenue	Mixed Use	Y	Y	N	N	Y(12)	N	100.0%	100.0%	100.0%	100.0%
SMC	9/10/2020	9/15/2020	Museo Vault Storage	Self Storage	NAP	NAP	N	N	N	N	97.4%	100.0%(13)	95.2%	85.3%(13)
SMC	9/16/2020	8/3/2020	Southeast Texas Multifamily Portfolio	Multifamily	NAP	Y	N	N	N	N	97.5%	96.9%	NAV(14)	NAV(14)
SGFC	9/22/2020	2/11/2020	ExchangeRight Net Leased Portfolio 32	Various	Y	Y	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	9/22/2020	9/25/2020	7 Powder Horn Drive	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/25/2020	9/24/2020	3700 Geary Boulevard	Mixed Use	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SGFC	9/22/2020	9/30/2020	FedEx Portfolio	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	9/24/2020	7/28/2020	Goldman Chicago Multifamily Portfolio	Multifamily	NAP	Y	N	N	N	N	96.5%(15)	96.5%(15)	94.3%(15)	94.3%(15)
SMC	9/16/2020	9/14/2020	313 Powell Street	Other	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/10/2020	9/15/2020	BoxVault Storage	Self Storage	NAP	NAP	N	N	N	N	97.1%	96.3%(16)	96.0%	90.2%(16)
LMF	9/17/2020	9/9/2020	Cedar Branch Apartments	Multifamily	NAP	NAP	N	N	N	N	98.7%	98.9%	84.8%	90.2%
SGFC	9/22/2020	9/28/2020	Rio San Diego	Office	NAP	NAP	N	N	Y(17)	N	100.0%	100.0%	100.0%	100.0%
SGFC	9/22/2020	9/23/2020	CH Robinson Plano	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/16/2020	9/10/2020	2260 University Drive	Office	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	9/16/2020	9/16/2020	Augusta Park	Office	NAP	NAP	N	N	Y(18)	N	100.0%	100.0%	100.0%	100.0%
Barclays	9/22/2020	9/25/2020	Mochica Apartments Portfolio	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/16/2020	11/26/2019	44 Mercer Street & 471 Broadway	Retail	Y	Y	N	N	N	N	100.0%	68.1%(19)	100.0%	68.1%(19)
SMC	9/17/2020	9/10/2020	Value Store It Fort Lauderdale	Self Storage	NAP	NAP	N	N	N	N	96.4%	94.7%(20)	93.7%	79.0%(20)
SGFC	9/2/2020	9/30/2020	Benton Road Storage Center	Self Storage	NAP	NAP	N	N	Y(21)	N	NAV	95.7%	NAV	77.0%(22)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

COVID-19 Update(1)
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	August Debt Service Payment Received (Y/N)(2)	September Debt Service Payment Received (Y/N)(2)	Forbearance or Other Debt Service Relief Requested (Y/N)(3)	Other Loan Modification Requested (Y/N)(3)	Lease Modification or Rent Relief Requested (Y/N)(4)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full August Payment (%)	UW August Base Rent Paid (%)	Occupied SF/Unit Making Full September Payment (%)	UW September Base Rent Paid (%)
SMC	9/16/2020	8/31/2020	Midgard Eastanollee	Self Storage	NAP	NAP	N	N	N	N	93.9%	95.1%	NAV(23)	93.2%(23)
Barclays	9/22/2020	10/1/2020	21 Airport Road	Industrial	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	8/31/2020	8/31/2020	1001 Apartments	Multifamily	NAP	NAP	N	N	N	N	NAV	97.0%	NAV	NAV
LMF	7/31/2020	9/16/2020	WoodSpring Suites San Angelo	Hotel	NAP	NAP	N	N	N	N	(24)	(24)	(24)	(24)
LMF	7/31/2020	9/18/2020	Pleasantdale Self Storage	Self Storage	NAP	NAP	N	N	N	N	(25)	(25)	(25)	(25)
SMC	9/16/2020	1/24/2020	McCarthy Ranch	Retail	Y	Y	N	N	Y(26)	N	97.0%	84.0%	97.0%	84.0%
SGFC	9/22/2020	9/24/2020	Freedom Storage Las Vegas	Self Storage	NAP	NAP	N	N	N	N	NAV	96.8%	NAV	82.3%(27)
Barclays	9/22/2020	9/18/2020	228 Spaces	Multifamily	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	8/27/2020	8/27/2020	Cypress Shops	Retail	NAP	NAP	N	N	N	N	100.0%(28)	100.0%(28)	100.0%(28)	100.0%(28)
Barclays	9/22/2020	8/20/2020	Walgreens Newport News	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/17/2020	9/24/2020	Springboro Plaza	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/16/2020	9/4/2020	Summer Winds MHP	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	98.0%	84.6%	92.2%
Barclays	9/22/2020	9/15/2020	Walgreens Williamson	Retail	NAP	NAP	N	N	N	N	100.0%	100.0%	100.0%	100.0%
SMC	9/3/2020	7/31/2020	Magnolia Village	Retail	NAP	Y	N	N	Y(29)	N	100.0%	97.5%	100.0%	97.3%
LMF	7/31/2020	8/5/2020	Secure Storage Highland	Self Storage	NAP	Y	N	N	N	N	(30)	(30)	(30)	(30)
SMC	9/16/2020	12/16/2019	Parkside Townhomes	Multifamily	Y	Y	N	N	N	N	100.0%	99.4%	NAV(14)	NAV(14)
LMF	7/27/2020	8/20/2020	Airline Self Storage	Self Storage	NAP	NAP	N	N	N	N	(31)	(31)	(31)	(31)
Barclays	9/28/2020	9/24/2020	Security Mini Storage	Self Storage	NAP	NAP	N	N	N	N	97.2%(32)	97.2%(32)	88.6%(32)	88.6%(32)
SMC	9/16/2020	9/14/2020	Coronado Village MHP	Manufactured Housing	NAP	NAP	N	N	N	N	100.0%	100.0%	NAV(33)	NAV(33)
Barclays	9/15/2020	9/14/2020	A Quality Storage	Self Storage	NAP	NAP	N	N	N	N	87.4%(34)	87.4%(34)	NAV(34)	NAV(34)

(1)	The table contains information regarding the status of the Mortgage Loans and of the related Mortgaged Properties, in each case as of the date found in the “Information as-of Date” column below. The information provided in the columns labeled “Lease Modification or Rent Relief Requested (Y/N)”, “PPP Loan Received by Borrower (Y/N)”, “Occupied SF/Unit Making Full August Payment (%)” and “Occupied SF/Unit Making Full August Payment (%)” as well as the information found in the footnotes to the table (such information collectively, the “Borrower Information”) was provided by the related borrower sponsors via phone conversations and email communications. The Borrower Information has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the Borrower Information was comprehensive and accurate when received, or as of the date of this term sheet. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—COVID-19 Considerations” in the Preliminary Prospectus.

The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future.  Such actions may lead to shortfalls and losses on the Certificates.  See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	Some loans are newly originated and therefore, the August Debt Service Payment Received (Y/N) and September Debt Service Payment Received (Y/N) fields are not applicable. See Annex A-1 for each loan’s first payment date.

(3)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflects situations where a request was made and not withdrawn.

(4)	Lease Modification or Rent Relief Requested (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant that has requested a lease modification or rent relief.

(5)	The One Manhattan West Property was newly constructed in 2019. Some tenants are still in their free rent periods, but all tenants are current under their lease obligations.

(6)	Two tenants (4.3% of NRA and 6.0% of UW Base Rent) received COVID-19 related rent relief and two tenants (1.2% of NRA) ceased operations due to the impact of the COVID-19 pandemic, which tenants have been underwritten as vacant. No rent was forgiven; all COVID-19 relief requests consisted of applying security deposits towards base rent or deferring one to two months of base rent. Of the two tenants that received COVID-19 related relief, one tenant will have an outstanding repayment obligation as of the origination date, totaling approximately $4,736 (equal to one half month’s total rent), which is required to be repaid by October 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

COVID-19 Update(1)

(7)	Tenant due dates are based on the date in the month of their start date (which in most cases is not the 1st of month), so collections are not tracked on calendar month basis. As of July 28, 2020, 4.0% of monthly rents were 31-60 days past due and 2.7% of monthly rents were 61-90 days past due.

(8)	Thomas Street Warehouse Restaurant (2.5% of NRA and 2.4% of UW Base Rent), a full service restaurant and bar, was provided with a base rent abatement for April, August and September 2020 and is currently under negotiations for a rent deferral strategy that would allow the tenant flexibility and time to implement a menu that could be supported by delivery and to-go sales. Jack’s BBQ (1.0% of NRA and 1.0% of UW Base Rent) was provided with a base rent abatement for April and August 2020 and resumed full rental payments in September 2020. Elm Coffee (0.4% of NRA and 0.4% of UW Base Rent) was provided with five months of base rent abatement (May through September 2020).

(9)	Three tenants (collectively representing 5.6% of NRA and 6.3% of UW Base Rent) entered into rent deferment agreements for the payments due in May, June and July 2020. These tenants include: (i) Wesley Spectrum, who paid 50% of rent due from May through July 2020 and will have an abatement of $2,077 per month through December 2020 (abatement escrowed), (ii) Crossmark, who paid no rent from May through July and paid full rent in August and (iii) Ridgeview Physical Therapy and Wellness Center, LLC, who paid partial rent from May through July and paid full rent in August. Each of the tenants has entered into an agreement to repay deferred rent.

(10)	The borrower has provided partial rent abatements to nine tenants (23.7% of NRA and 25.2% of UW Base Rent) and rent deferrals to eight tenants (45.4% of NRA and 45.4% of UW Base Rent). All tenants have repaid the deferred rent, except Best Buy (24.4% of NRA and 28.0% of UW Base Rent). Best Buy’s deferred rent is required to be repaid in two installments on November 1 and December 1, 2020. All tenants have paid rent for August and September 2020.

(11)	The borrower accepted a loan in the amount of $48,725.81 pursuant to the Paycheck Protection Program through the U.S. Small Business Administration from Utah First Federal Credit Union under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act.

(12)	As of May 18, 2020, the borrower has entered into a rent deferral agreement with the sixth largest tenant, The Swatch Group (4.2% of NRA and 37.3% of UW Base Rent). For the months of April, May and June 2020, The Swatch Group base rent was reduced to 50.0%. The abated 50% of base rent is required to be repaid by December 31, 2020 (50.0%) and March 31, 2021 (50.0%). All tenants have paid rent for August and September 2020.

(13)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant's occupancy date and payment method. As such, UW September Base Rent Paid (%) is based on a partial month's collections and does not accurately reflect the total monthly collections that will be received by the end of the month.

(14)	Due to the timing of the request, the related borrower sponsors were unable to provide full month collections for September 2020.

(15)	Occupied SF/Unit Making Full August Payment (%) and UW August Base Rent Paid (%) are based on rent collections through August 31, 2020 and Occupied SF/Unit Making Full September Payment (%), UW September Base Rent Paid (%) are based on rent collections through September 24, 2020.

(16)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant's occupancy date and payment method. As such, UW September Base Rent Paid (%) is based on a partial month's collections and does not accurately reflect the total monthly collections that will be received by the end of the month.

(17)	All tenants except for Ideal Match (2.8% of NRA and 2.7% of UW Base Rent) have made their respective August 2020 rent payments. Ideal Match was granted deferred rent for March and April 2020 and a 50% rent abatement from May 2020 until further notice. Ideal Match is expected to pay all amounts owed in full prior to its lease expiration on January 31, 2021. Ideal Match is expected to vacate its suite upon the expiration of its lease. As a result, the suite occupied by Ideal Match is currently being marketed to prospective tenants.

(18)	Rent relief inquiries were received from Henderson Executive (19.4% of NRA and 19.0% of UW Base Rent) (rent deferment executed), The Day Chiropractic (4.0% of NRA and 3.9% of UW Base Rent) (tenant elected not to sign), Horizon Family Therapy (2.0% of NRA and 2.3% of UW Base Rent) (rent deferment executed), and David P. Smith, O.D. (2.7% of NRA and 4.6% of UW Base Rent) (landlord declined to offer). Henderson Executive received a deferment of its base rent in May 2020 totaling $18,892.90 due to the COVID-19 pandemic, which is required to be repaid in six monthly installments of $3,148.82 from July to December 2020. However, the tenant agreed to an early lease extension in August 2020, and in connection with the extension, the borrower agreed to waive the last four months of base rent deferments, otherwise due September 2020 through December 2020. Horizon Family Therapy received a deferment of the base rent in April 2020 totaling $2,306.40 due to the COVID-19 pandemic, which is required to be repaid in six monthly installments of $384.40 from June to November 2020.

(19)	Think Coffee (54.8% of NRA and 41.3% of UW Base Rent) is currently paying $5,000 of its $25,000 monthly base rent.

(20)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant's occupancy date and payment method. As such, UW September Base Rent Paid (%) is based on a partial month's collections and does not accurately reflect the total monthly collections that will be received by the end of the month. One retail tenant, Estrella Insurance (1.8% of NRA and 2.9% of UW Base Rent), requested free rent for the month of May 2020. The tenant agreed to repay the abated rent in seven monthly installments from June through December 2020 in addition to the contractual monthly rent payments owed under the lease.

(21)	Subway (0.8% of NRA and 2.6% of UW Base Rent) requested rent relief due to the impact of the COVID-19 pandemic. The request was denied and Subway has continued to make full rental payments through September 2020.

(22)	UW September Base Rent Paid (%) is as of September 22, 2020; however, rents are collected throughout the month. The UW August Base Rent Paid % and UW September Base Rent Paid % are based on self storage collections only. The retail tenants at the Benton Road Self Storage Property had 100.0% collections in August and September 2020, respectively. The self storage units at the Benton Road Self Storage Property have averaged approximately 94.8% UW Base Rent collections between March and August 2020.

(23)	Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant's occupancy date and payment method. Additionally, the Midgard Eastanollee Property was recently acquired. As such, August and September reporting is based on partial months' collections and do not accurately reflect the total monthly collections that were received in August or are expected to be received by the end of September.

(24)	June and July 2020 occupancy, ADR and RevPAR information was 95.3%, $48.35 and $46.05 and 88.0%, $48.46 and $42.63, respectively.

(25)	As of July 31, 2020, 1.1% of units, representing 3.4% of base rent were 31-60 days past due and 0.4% of units, representing 1.7% of base rent were 61-90 days past due.

(26)	Three tenants (collectively representing 2.5% of NRA and 5.8% of UW Base Rent) have not paid rent for August or September 2020. Best Buy (19.3% of NRA and 19.0% of UW Base Rent) is paying 50% rent through December 2020 with deferred rent required to be repaid beginning in January 2021.

(27)	UW September Base Rent Paid (%) is as of September 25, 2020; however, rents are collected throughout the month. The self storage units at Freedom Storage Las Vegas Property have averaged 88.0% collections between March and August 2020.

(28)	The second and third largest tenants (collectively representing 34.4% of NRA and 41.4% of UW Base Rent) are currently paying partially abated rent, based on the terms in new leases executed in 2019. Full rent payments are scheduled to commence October 1, 2020 and January 1, 2021, respectively. A free rent reserve of $94,876 was established at origination. Rent relief related to COVID-19 was not requested.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

COVID-19 Update(1)
(29)	Otsuka Ramen and Bar (6.4% of NRA and 10.5% of UW Base Rent) did not pay rent from March through June 2020. They received a $1,500 per month discount from July through October 2020. 50% of the unpaid balance of such rent abatement will be forgiven. World Nail (3.9% of NRA and 2.8% of UW Base Rent) paid discounted rent from April through June 2020; World Nail has agreed to pay the unpaid balance of such rent abatement over a six-month period ending in January 2021. Magnolia Village Cleaners (3.1% of NRA and 2.6% of UW Base Rent) did not pay rent from March through June 2020; they are negotiating a plan to repay delinquent rent. Inizio Insurance Solutions (2.5% of NRA and 1.8% of UW Base Rent) did not pay rent in May 2020 and is negotiating a payment plan for the balance due. Pacific Mini Mart (6.3% of NRA and 4.7% of UW Base Rent) did not pay rent in April 2020 and is negotiating a payment plan for the balance due.

(30)	As of July 31, 2020, 2.0% of base rent was 31-60 days past due and 0.9% of base rent was 61-90 days past due.

(31)	As of July 27, 2020, 1.7% of UW Base Rent was 0-90 days past due and 0.8% of UW Base Rent was 360 days past due.

(32)	Occupied SF/Unit Making Full August Payment (%) and UW August Base Rent Paid (%) is based on storage unit rent collections through August 31, 2020. Occupied SF/Unit Making Full September Payment (%) and UW September Base Rent Paid (%) are as of September 28, 2020; however, rents are collected throughout the month. The Security Mini Storage Property has averaged 98.9% collections since March 2020.

(33)	The Coronado Village MHP Property was acquired on September 14, 2020, thus full month collections for September 2020 are not available.

(34)	Occupied SF/Unit Making Full August Payment (%) and UW August Base Rent Paid (%) is based on storage unit rent collections through August 31, 2020. Occupied SF/Unit Making Full September Payment (%) and UW September Base Rent Paid (%) are not currently available. However, according to the borrower sponsor, 92.4% of storage unit rent collections have been received since the onset of the COVID-19 pandemic, and all tenants are expected to repay any missed rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	One Manhattan West	New York, NY	Barclays	1	$70,000,000	9.997%	2,081,035	Office	4.46x	10.7%	45.5%	45.5%
2	SoCal & South Miami Medical Office Portfolio	Various	SMC	6	$70,000,000	9.997%	297,839	Office	1.40x	8.8%	59.9%	52.1%
3	MGM Grand & Mandalay Bay	Las Vegas, NV	Barclays; SGFC	2	$69,500,000	9.9%	9,748	Hotel	4.95x	17.9%	35.5%	35.5%
4	PGH17 Self Storage Portfolio	Various	LMF	17	$37,000,000	5.3%	7,500	Self Storage	1.27x	8.1%	68.6%	63.1%
5	ExchangeRight Net Leased Portfolio 38	Various	Barclays	13	$29,608,000	4.2%	192,083	Retail	2.28x	9.5%	62.0%	62.0%
6	9th & Thomas	Seattle, WA	BANA	1	$26,000,000	3.7%	170,812	Office	2.13x	7.8%	60.2%	60.2%
7	Abele Business Park	Bridgeville, PA	SMC	1	$25,800,000	3.7%	301,230	Office	1.75x	11.3%	62.2%	53.8%
8	Airport Plaza	Long Beach, CA	SMC	1	$22,000,000	3.1%	150,730	Office	1.81x	11.5%	63.8%	50.6%
9	Newpark Town Center	Park City, UT	BANA	1	$21,750,000	3.1%	122,211	Mixed Use	2.19x	12.0%	54.5%	48.7%
10	711 Fifth Avenue	New York, NY	BANA	1	$20,000,000	2.9%	340,024	Mixed Use	2.90x	9.4%	54.5%	54.5%

	Top 3 Total/Weighted Average			9	$209,500,000	29.9%			3.60x	12.5%	47.0%	44.4%
	Top 5 Total/Weighted Average			39	$276,108,000	39.4%			3.15x	11.6%	51.5%	48.8%
	Top 10 Total/Weighted Average			44	$391,658,000	55.9%			2.85x	11.2%	53.8%	50.3%
	Non-Top 10 Total/Weighted Average			83	$308,586,660	44.1%			2.15x	10.3%	61.3%	55.0%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3, with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	In the case of Loan Nos. 1, 2, 3, 4 and 9, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as portfolio assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance(1)	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	One Manhattan West	Barclays	$70,000,000	$1,150,000,000	OMW 2020-1MW(2)	Wells	Situs	OMW 2020-1MW	$1,080,000,000
2	SoCal & South Miami Medical Office Portfolio	SMC	$70,000,000	$89,000,000	BBCMS 2020-C8	Midland	LNR	Future Securitization(s)	$19,000,000
3	MGM Grand & Mandalay Bay	Barclays/SGFC	$69,500,000	$1,634,200,000	BX 2020-VIVA(2)	KeyBank	Situs	BX 2020-VIVA BX 2020-VIV2 BX 2020-VIV3 BMARK 2020-B18 DBJPM 2020-C9 BMARK 2020-B19 Future Securitization(s)	$670,139 $794,861 $1,000,000 $65,000,000 $50,000,000 $80,000,000 $1,367,235,000
4	PGH17 Self Storage Portfolio	LMF	$37,000,000	$93,000,000	WFCM 2020-C57	Wells	Midland	WFCM 2020-C57	$56,000,000
6	9th & Thomas	BANA	$26,000,000	$96,000,000	BANK 2020-BNK28	Wells	KeyBank	BANK 2020-BNK28	$70,000,000
10	711 Fifth Avenue	BANA	$20,000,000	$545,000,000	GSMS 2020-GC47	Wells	KeyBank	GSMS 2020-GC47 BANK 2020-BNK28 BMARK 2020-B18 BANK 2020-BNK27 JPMDB 2020-COR7 DBJPM 2020-C9 BMARK 2020-B19 Future Securitization(s)	$62,500,000 $60,000,000 $45,000,000 $43,000,000 $40,000,000 $25,000,000 $10,000,000 $239,500,000
13	ExchangeRight Net Leased Portfolio 32	SGFC	$19,270,000	$64,270,000	BBCMS 2020-C7	Wells	Rialto	BBCMS 2020-C7	$45,000,000
34	McCarthy Ranch	SMC	$5,000,000	$45,000,000	MSC 2020-L4	Midland	LNR	MSC 2020-L4 Future Securitization(s)	$25,000,000 $15,000,000

(1)	In the case of Loan Nos. 1 and 3, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).

(2)	In the case of Loan Nos. 1 and 3, control rights are currently exercised by the holder of the related Subordinate Companion Loan(s) until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	One Manhattan West	$70,000,000	$1,080,000,000	$650,000,000	$1,800,000,000	4.46x	2.27x	45.5%	71.3%	10.7%	6.8%
3	MGM Grand & Mandalay Bay	$69,500,000	$1,564,700,000	$1,365,800,000	$3,000,000,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%
(1)	In the case of Loan No. 1, subordinate debt represents one or more Subordinate Companion Loans and a mezzanine loan. In the case of Loan No. 3, subordinate debt represents one or more Subordinate Companion Loans.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Office	CBD	2	$96,000,000	13.7%	3.83x	9.9%	49.5%	49.5%
	Medical	9	72,641,492	10.4	1.44x	8.8%	60.0%	52.5%
	Suburban	5	60,650,000	8.7	2.00x	11.1%	61.1%	51.2%
	Flex	1	25,800,000	3.7	1.75x	11.3%	62.2%	53.8%
	Subtotal:	17	$255,091,492	36.4%	2.50x	10.0%	56.5%	51.2%
Self Storage		28	$110,328,653	15.8%	1.82x	9.4%	62.2%	56.6%
Retail	Freestanding	39	$53,763,508	7.7%	2.28x	9.3%	62.9%	61.9%
	Anchored	2	8,725,000	1.2	2.02x	9.7%	64.7%	60.3%
	Single Tenant	2	7,500,000	1.1	1.73x	7.3%	60.0%	60.0%
	Unanchored	2	7,489,659	1.1	2.06x	12.7%	54.4%	45.9%
	Subtotal:	45	$77,478,166	11.1%	2.17x	9.5%	62.0%	60.0%
Hotel	Full Service	2	$69,500,000	9.9%	4.95x	17.9%	35.5%	35.5%
	Extended Stay	1	5,550,000	0.8	2.62x	18.1%	58.4%	47.8%
	Subtotal:	3	$75,050,000	10.7%	4.78x	17.9%	37.2%	36.4%
Multifamily	Garden	7	$43,965,348	6.3%	1.51x	9.6%	64.9%	54.1%
	Low Rise	17	23,050,000	3.3	1.96x	10.9%	69.1%	57.1%
	Subtotal:	24	$67,015,348	9.6%	1.66x	10.0%	66.3%	55.1%
Mixed Use	Office/Retail	2	$41,750,000	6.0%	2.53x	10.8%	54.5%	51.5%
	Retail/Medical Office	1	16,250,000	2.3	2.25x	8.6%	56.8%	56.8%
	Subtotal:	3	$58,000,000	8.3%	2.45x	10.2%	55.1%	53.0%
Industrial	Flex	1	$16,531,000	2.4%	4.05x	14.4%	58.6%	58.6%
	Warehouse/Distribution	2	15,500,000	2.2	3.01x	10.2%	64.0%	64.0%
	Flex/Manufacturing	1	6,050,000	0.9	2.54x	10.8%	53.5%	53.5%
	Subtotal:	4	$38,081,000	5.4%	3.39x	12.1%	60.0%	60.0%
Leased Fee		1	$13,500,000	1.9%	1.44x	8.6%	62.2%	50.1%
Manufactured Housing		2	$5,700,000	0.8%	1.72x	10.0%	57.9%	46.8%
Total / Weighted Average:		127	$700,244,660	100.0%	2.54x	10.8%	57.1%	52.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield Calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity/ARD Date LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	14	$130,082,161	18.6%	3.35x	9.9%	52.3%	50.2%
California	11	111,595,403	15.9%	1.89x	10.1%	58.6%	51.5%
Nevada	4	83,030,000	11.9%	4.43x	16.7%	39.8%	38.1%
Florida	6	69,164,710	9.9%	1.77x	9.4%	58.9%	53.6%
Texas	17	66,262,964	9.5%	1.75x	10.3%	63.5%	54.9%
Pennsylvania	15	54,802,737	7.8%	1.58x	9.7%	65.1%	58.6%
Washington	1	26,000,000	3.7%	2.13x	7.8%	60.2%	60.2%
Utah	1	21,750,000	3.1%	2.19x	12.0%	54.5%	48.7%
New Jersey	2	20,576,000	2.9%	3.70x	13.4%	59.3%	59.3%
Georgia	5	15,531,190	2.2%	1.74x	9.3%	63.6%	53.5%
Illinois	10	14,850,000	2.1%	2.07x	11.4%	73.0%	59.4%
Wisconsin	5	11,337,138	1.6%	2.35x	9.4%	62.0%	62.0%
Maine	2	10,305,462	1.5%	2.56x	9.7%	65.2%	63.8%
Connecticut	7	8,200,000	1.2%	1.77x	10.0%	61.9%	52.9%
South Carolina	1	7,884,000	1.1%	3.01x	10.2%	64.0%	64.0%
Louisiana	1	7,000,000	1.0%	3.83x	12.2%	59.4%	59.4%
New Mexico	3	6,816,000	1.0%	1.81x	10.0%	58.5%	49.3%
Virginia	2	6,296,542	0.9%	1.92x	9.2%	61.8%	57.3%
Nebraska	1	5,550,000	0.8%	1.49x	9.5%	67.7%	59.0%
Ohio	2	4,785,000	0.7%	1.99x	11.0%	68.5%	60.4%
Mississippi	2	4,715,000	0.7%	2.28x	9.5%	62.0%	62.0%
Iowa	1	4,500,000	0.6%	1.83x	10.7%	62.5%	49.2%
Michigan	4	2,086,809	0.3%	2.53x	9.2%	62.0%	62.0%
North Carolina	3	1,786,980	0.3%	2.53x	9.2%	62.0%	62.0%
Indiana	3	1,627,682	0.2%	2.37x	9.4%	62.0%	62.0%
Arizona	1	1,376,214	0.2%	2.53x	9.2%	62.0%	62.0%
Kansas	1	1,325,244	0.2%	2.53x	9.2%	62.0%	62.0%
Minnesota	1	506,711	0.1%	2.53x	9.2%	62.0%	62.0%
Alabama	1	500,714	0.1%	2.53x	9.2%	62.0%	62.0%
Total / Weighted Average:	127	$700,244,660	100.0%	2.54x	10.8%	57.1%	52.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI Debt Yield calculations are based on master lease rent; see “Annex A-3” for further details.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$1,800,000	-	$4,999,999	14	$45,895,890	6.6%	3.87737%	119	1.84x	10.5%	60.6%	50.9%
$5,000,000	-	$9,999,999	13	91,690,412	13.1%	3.97166%	116	1.94x	10.2%	61.8%	54.5%
$10,000,000	-	$19,999,999	10	151,000,358	21.6%	3.70153%	115	2.42x	10.4%	62.0%	57.4%
$20,000,000	-	$29,999,999	7	165,158,000	23.6%	3.69862%	119	2.12x	10.2%	59.2%	54.7%
$30,000,000	-	$39,999,999	1	37,000,000	5.3%	4.77500%	118	1.27x	8.1%	68.6%	63.1%
$40,000,000	-	$70,000,000	3	209,500,000	29.9%	3.36431%	105	3.60x	12.5%	47.0%	44.4%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
2.34130	-	3.24999	6	$150,781,000	21.5%	2.77036%	98	3.70x	11.1%	52.0%	51.1%
3.25000	-	3.74999	17	234,375,071	33.5%	3.57613%	117	3.01x	12.2%	52.7%	49.8%
3.75000	-	3.99999	4	35,391,699	5.1%	3.92615%	114	1.96x	11.3%	61.3%	50.4%
4.00000	-	4.24999	12	171,147,532	24.4%	4.11199%	119	1.68x	9.5%	61.8%	55.1%
4.25000	-	4.49999	6	61,999,358	8.9%	4.40169%	119	1.44x	9.1%	63.4%	52.4%
4.50000	-	4.74999	1	4,000,000	0.6%	4.54000%	119	1.60x	10.1%	63.9%	56.0%
4.75000	-	4.88000	2	42,550,000	6.1%	4.78870%	118	1.45x	9.4%	67.3%	61.1%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
84	3	$92,581,000	13.2%	2.59747%	83	4.26x	11.4%	48.4%	48.4%
120	45	607,663,660	86.8%	3.87209%	118	2.28x	10.7%	58.4%	53.0%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
83	-	84	3	$92,581,000	13.2%	2.59747%	83	4.26x	11.4%	48.4%	48.4%
110	-	113	6	123,985,990	17.7%	3.52968%	113	3.86x	14.0%	45.9%	45.6%
118	-	120	39	483,677,670	69.1%	3.95986%	119	1.87x	9.9%	61.6%	54.9%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI DY calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	16	$336,009,000	48.0%	3.30698%	107	3.51x	11.7%	51.5%	51.5%
360	32	364,235,660	52.0%	4.06942%	119	1.64x	10.0%	62.2%	53.1%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only			16	$336,009,000	48.0%	3.30698%	107	3.51x	11.7%	51.5%	51.5%
351	-	355	1	2,715,990	0.4%	4.13700%	111	1.72x	10.5%	67.1%	54.2%
356	-	360	31	361,519,670	51.6%	4.06891%	119	1.64x	10.0%	62.2%	53.1%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	15	$266,509,000	38.1%	3.24152%	106	3.14x	10.1%	55.7%	55.7%
IO-Balloon	17	255,105,000	36.4%	4.02943%	119	1.61x	9.7%	62.3%	54.7%
Balloon	15	109,130,660	15.6%	4.16290%	119	1.71x	10.7%	62.1%	49.6%
ARD-Interest Only	1	69,500,000	9.9%	3.55800%	113	4.95x	17.9%	35.5%	35.5%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.27x	-	1.59x	10	$185,826,358	26.5%	4.37076%	119	1.40x	8.8%	63.6%	55.0%
1.60x	-	1.69x	6	26,020,412	3.7%	3.81657%	120	1.64x	9.4%	61.4%	52.6%
1.70x	-	1.79x	5	47,915,990	6.8%	3.92722%	117	1.75x	10.3%	61.7%	54.1%
1.80x	-	1.89x	4	55,100,000	7.9%	3.87062%	120	1.82x	10.9%	60.3%	50.0%
1.90x	-	1.99x	3	10,021,542	1.4%	3.86085%	119	1.91x	10.0%	65.0%	58.3%
2.00x	-	2.49x	8	118,569,699	16.9%	3.60646%	119	2.18x	9.8%	60.5%	57.2%
2.50x	-	2.99x	6	67,759,659	9.7%	3.58561%	113	2.64x	10.5%	57.8%	56.4%
3.00x	-	3.99x	3	33,000,000	4.7%	3.24561%	120	3.36x	11.9%	58.3%	58.3%
4.00x	-	4.95x	3	156,031,000	22.3%	2.97422%	96	4.63x	14.3%	42.4%	42.4%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI DY calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
35.5%	-	49.9%	5	$155,759,659	22.2%	3.02127%	100	4.54x	14.3%	41.3%	40.9%
50.0%	-	59.9%	16	210,549,241	30.1%	3.76735%	115	2.11x	10.3%	57.6%	52.2%
60.0%	-	64.9%	18	239,767,770	34.2%	3.86459%	118	2.01x	9.6%	62.4%	56.9%
65.0%	-	69.9%	6	71,965,990	10.3%	4.51635%	118	1.40x	8.8%	67.4%	60.3%
70.0%	-	73.6%	3	22,202,000	3.2%	3.51190%	119	1.95x	11.0%	72.6%	59.4%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
34.3%	-	49.9%	15	$230,047,900	32.9%	3.26635%	107	3.70x	13.3%	46.2%	43.3%
50.0%	-	59.9%	23	309,293,760	44.2%	3.91131%	116	1.91x	10.0%	61.8%	54.1%
60.0%	-	64.0%	10	160,903,000	23.0%	3.92934%	118	2.09x	8.8%	63.5%	62.0%
Total / Weighted Average:			48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	35	$467,420,961	66.8%	3.91537%	117	2.00x	9.9%	61.3%	55.7%
Defeasance or Yield Maintenance	4	166,430,000	23.8%	3.09664%	102	4.23x	13.8%	44.1%	42.2%
Yield Maintenance	9	66,393,699	9.5%	3.73387%	120	2.09x	10.0%	59.7%	54.3%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	34	$450,796,706	64.4%	3.65500%	113	2.37x	10.1%	58.5%	53.4%
Acquisition	11	173,326,412	24.8%	3.63169%	111	3.48x	13.5%	52.0%	49.8%
Refinance/Acquisition	1	70,000,000	10.0%	4.19500%	120	1.40x	8.8%	59.9%	52.1%
Recapitalization	2	6,121,542	0.9%	3.69575%	120	1.91x	11.3%	65.7%	54.7%
Total / Weighted Average:	48	$700,244,660	100.0%	3.70357%	113	2.54x	10.8%	57.1%	52.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 10, 13 and 34, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3 with an anticipated repayment date, Maturity Date/ARD LTV is calculated as of the related anticipated repayment date. In the case of Loan No. 3, the UW NCF DSCR and UW NOI DY calculations are based on master lease rent; see “Annex A-3” for further details.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations exclude $550,000 on a deposit in an economic holdback reserve. Including the amount on deposit in such reserve, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	In the case of Loan Nos. 1, 2, 3, 4, 9, 12 and 16, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical, as portfolio or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
4.01	LMF	Prime Storage - Malta/Saratoga Springs	Malta, NY	Self Storage	$3,707,957	0.5%	CGCMT 2015-GC31
4.02	LMF	Capital Self Storage - Mechanicsburg	Hampden, PA	Self Storage	$3,652,258	0.5%	WFCM 2015-C27
4.03	LMF	Capital Self Storage - Middletown	Middletown, PA	Self Storage	$3,425,484	0.5%	WFCM 2015-C27
4.04	LMF	Capital Self Storage - East York	York, PA	Self Storage	$3,039,570	0.4%	WFCM 2015-C27
4.05	LMF	Capital Self Storage - Harrisburg Arsenal	Harrisburg, PA	Self Storage	$2,916,237	0.4%	WFCM 2015-C27
4.06	LMF	Eliot Rent A Space & Self Storage	Eliot, ME	Self Storage	$2,689,462	0.4%	WFRBS 2014-LC14
4.07	LMF	Capital Self Storage - Enola	Enola, PA	Self Storage	$2,689,462	0.4%	WFCM 2015-C27
4.08	LMF	Capital Self Storage - Harrisburg Derry	Harrisburg, PA	Self Storage	$2,514,409	0.4%	WFCM 2015-C27
4.09	LMF	Capital Self Storage - West York	York, PA	Self Storage	$2,367,204	0.3%	WFCM 2015-C27
4.10	LMF	Capital Self Storage - Dover	Dover, PA	Self Storage	$2,319,462	0.3%	WFCM 2015-C27
4.11	LMF	A Space Place Self Storage	Medford, NY	Self Storage	$2,076,774	0.3%	CGCMT 2015-GC31
4.12	LMF	Capital Self Storage - Hanover	Hanover, PA	Self Storage	$1,981,290	0.3%	WFCM 2015-C27
4.13	LMF	Prime Storage - Glens Falls	Glens Falls, NY	Self Storage	$1,213,441	0.2%	CGCMT 2015-GC31
4.14	LMF	Affordable Storage - Wilton	Wilton, NY	Self Storage	$736,022	0.1%	CGCMT 2015-GC31
4.15	LMF	Prime Storage - Latham New Loudon Road	Cohoes, NY	Self Storage	$692,258	0.1%	CGCMT 2015-GC31
4.16	LMF	Rotterdam Self Storage	Rotterdam, NY	Self Storage	$505,269	0.1%	CGCMT 2015-GC31
4.17	LMF	Affordable Storage - Saratoga	Wilton, NY	Self Storage	$473,441	0.1%	CGCMT 2015-GC31
16.01	SGFC	2498 Florence Harllee Boulevard	Florence, SC	Industrial	$7,884,000	1.1%	WFRBS 2012-C9
16.02	SGFC	115 Industrial Park Road	Saco, ME	Industrial	$7,616,000	1.1%	WFRBS 2012-C9
20	LMF	Cedar Branch Apartments	Houston, TX	Multifamily	$11,500,000	1.6%	FNA 2018-M5
35	SGFC	Freedom Storage Las Vegas	Las Vegas, NV	Self Storage	$4,930,000	0.7%	JPMBB 2014-C22
39	BANA	Springboro Plaza	Springboro, OH	Retail	$3,725,000	0.5%	LBUBS 2005-C3
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	One Manhattan West	New York, NY	$70,000,000	9.997%	$70,000,000	75.5%	84	83	4.46x	10.7%	45.5%	45.5%
14	7 Powder Horn Drive	Warren, NJ	16,531,000	2.4%	16,531,000	17.8%	84	84	4.05x	14.4%	58.6%	58.6%
30	21 Airport Road	Glenville, NY	6,050,000	0.9%	6,050,000	6.5%	84	84	2.54x	10.8%	53.5%	53.5%
Total / Weighted Average:			$92,581,000	13.2%	$92,581,000	99.9%	84	83	4.26x	11.4%	48.4%	48.4%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-FG, and Class X-H Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class  A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-FG Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class F and Class G Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to the Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class K-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-FG, and Class X-H Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-FG Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F and Class G Certificates, and the notional amount of the Class X-H Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H Certificates.

The Class S Certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates are entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated (i) pro rata among six groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, and Class X-A Certificates (“YM Group A”), (b) the Class A-S, Class B, Class C and Class X-B Certificates (“YM Group BC”), (c) the Class D, Class E and Class X-D Certificates (“YM Group DE”), (d) the Class F, Class G, and Class X-FG Certificates (“YM Group FG”), (e) the Class H and Class X-H Certificates (“YM Group H”), and (f) the Class J-RR and Class K-RR certificates (“YM Group JK,” and collectively with the YM Group A, the YM Group BC, the YM Group DE, the YM Group FG and the YM Group H, the “YM Groups”) and (ii) any remaining amounts to the Class K-RR Certificates. As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the formula described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

No Yield Maintenance Charges will be distributed to the Class S or Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

■ Realized Losses:

Losses on the mortgage loans will be allocated first to the Class K-RR, Class J-RR, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-FG and Class X-H Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-FG, and Class X-H Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) and then to the related mortgage loan and any related Pari Passu Companion loans (if any).

■ Interest Shortfalls:

A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class K-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class K-RR Certificates; second, to the Class J-RR Certificates, third to the Class H Certificates; fourth, to the Class G Certificates; fifth, to the Class F Certificates; sixth, to the Class E Certificates, seventh, to the Class D Certificates, eighth, to the Class C Certificates, ninth, to the Class B Certificates’ tenth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.
■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:

Eight mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “One Manhatten West Whole Loan”, the “SoCal & South Miami Medical Office Portfolio Whole Loan”, the “MGM Grand & Mandalay Bay Whole Loan”, the “PGH17 Self Storage Portfolio Whole Loan”, the “9th & Thomas Whole Loan”, the “711 Fifth Avenue Whole Loan”, the “ExchangeRight Net Leased Portfolio 32 Whole Loan” and the “McCarthy Ranch Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the One Manhattan West Whole Loan and the MGM Grand & Mandalay Bay Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The SoCal & South Miami Medical Office Portfolio Pari Passu Companion Loans are referred to as “Serviced Companion Loans”.

The SoCal & South Miami Medical Office Portfolio Whole Loan (the “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2020-C8 transaction (the “Pooling and Servicing Agreement”).

The One Manhattan West Whole Loan, the MGM Grand & Mandalay Bay Whole Loan, the PGH17 Self Storage Portfolio Whole Loan, the 9th & Thomas Whole Loan, the 711 Fifth Avenue Whole Loan, the ExchangeRight Net Leased Portfolio 32 Whole Loan and the McCarthy Ranch Whole Loan are each a “Non-Serviced Whole Loan” and collectively the “Non-Serviced Whole Loans” and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan  will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu nature of such Serviced Companion Loans), on a net present value basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

imposition of a tax on either REMIC of the trust fund or Grantor Trust or cause either REMIC of the trust fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2020-C8 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes F, G, H, J-RR and K-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, the Airport Plaza Mortgage Loan is expected to be an Excluded Loan.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

■ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class K-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event” in the Preliminary Prospectus) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

“COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions: (i) prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency; (ii) the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the servicing standard to address a financial hardship due, directly or indirectly, to the COVID Emergency; (iii) if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement; (iv) any COVID Modification Agreement (a) defers up to nine monthly debt service payments but no greater than nine monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and (v) the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

“COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

“COVID Modified Loan” means a serviced mortgage loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Parties:	The Risk Retention Consultation Party will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. For so long as LNR Partners, LLC is the Special Servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

■ Appraised-Out Class:

A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

However, Park Bridge Lender Services LLC is currently the operating advisor under the Manhattan West 2020-1MW trust and servicing agreement, the BANK 2020-BNK28 pooling and servicing agreement, the GSMS 2020-GC47 pooling and servicing agreement and the BBCMS 2020-C7 pooling and servicing agreement and, in each such capacity, has certain obligations and consultation rights with respect to the Manhattan West 2020-1MW trust and servicing agreement, the BANK 2020-BNK28 pooling and servicing agreement, the GSMS 2020-GC47 pooling and servicing agreement and the BBCMS 2020-C7 pooling and servicing agreement, respectively, that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■    after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■    after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

■    prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■    after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and DBRS Morningstar (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date,, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the controlling class by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of all Classes of Certificates entitled to principal (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

With respect to the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2020-C8 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2020-C8

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Structural Overview

Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices,

■    summaries of any final asset status reports,

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■    an “Investor Q&A Forum,”

■    a voluntary investor registry, and

■    SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee/Leasehold
(Moody’s/Fitch/DBRS):	A2/BBB-sf/A	Property Type – Subtype:	Office - CBD
Original Principal Balance(1):	$70,000,000	Net Rentable Area (SF):	2,081,035
Cut-off Date Principal Balance(1):	$70,000,000	Location:	New York, NY
% of IPB:	9.997%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Refinance	Occupancy:	93.8%
Borrower:	BOP NE LLC	Occupancy Date:	8/1/2020
Borrower Sponsor:	Brookfield Office Properties Inc.	4th Most Recent NOI (As of)(3):	NAV
Interest Rate:	2.34130%	3rd Most Recent NOI (As of)(3):	NAV
Note Date:	8/28/2020	2nd Most Recent NOI (As of)(3):	NAV
Maturity Date:	9/6/2027	Most Recent NOI (As of)(3):	NAV
Interest-only Period:	84 months	UW Economic Occupancy:	92.3%
Original Term:	84 months	UW Revenues:	$189,802,981
Original Amortization Term:	None	UW Expenses:	$67,304,677
Amortization Type:	Interest Only	UW NOI:	$122,498,304
Call Protection:	L(25),DeforGrtr1%orYM(52),	UW NCF:	$121,851,248
	O(7)	Appraised Value / Per SF:	$2,525,000,000 / $1,213
Lockbox / Cash Management:	Hard / Springing	Appraisal Date:	8/1/2020
Additional Debt(1):	Yes
Additional Debt Balance(1):	$1,080,000,000 / $350,000,000 /
	$300,000,000
Additional Debt Type(1):	Pari Passu / B-Notes /
	Mezzanine Loans

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$553	$721	$865
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$553	$721	$865
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	45.5%	59.4%	71.3%
TI/LC Reserves:	$103,583,972	Springing	N/A	Maturity Date LTV:	45.5%	59.4%	71.3%
Condo Assessment and	$0	Springing	N/A	UW NCF DSCR:	4.46x	3.42x	2.27x
POA Assessments				UW NOI Debt Yield:	10.7%	8.2%	6.8%
Reserves:
Outstanding Free Rent:	$122,411,619	N/A	N/A
Remaining Development	$32,518,453	N/A	N/A
Costs:

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Whole Loan(1)	$1,500,000,000	83.3%		Payoff Existing Debt	$1,298,649,263	72.1%
Mezzanine Loans	300,000,000	16.7		Return of Equity	338,052,073	18.8
				Upfront Reserves(4)	147,727,602	8.2
				Closing Costs	15,571,062	0.9
Total Sources	$1,800,000,000	100.0%		Total Uses	$1,800,000,000	100.0%

(1)	The One Manhattan West Mortgage Loan (as defined below) is part of a whole loan with an aggregate original principal balance of $1.5 billion, evidenced by (i) six senior pari passu notes with an aggregate original principal balance of $1.15 billion (the “One Manhattan West A-Notes”) and (ii) five subordinate B-notes with an original aggregate principal balance of $350 million (the “One Manhattan West B-Notes” and collectively, with the One Manhattan West A-Notes, the “One Manhattan West Whole Loan”). An affiliate of the borrower obtained $300 million of mezzanine debt from the Lender (as defined below) or affiliates of the Lender. The mezzanine debt is evidenced by (i) a $100 million senior mezzanine loan and (ii) a $200 million junior mezzanine loan (each a “One Manhattan West Mezzanine Loan”, together the “One Manhattan West Mezzanine Loans” and together with the One Manhattan West Whole Loan, the “One Manhattan West Total Debt”).

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

(3)	Historical NOI is unavailable due to the substantial completion of the One Manhattan West Property occurring in 2019 with the first tenant taking occupancy in November 2019.

(4)	The Upfront Reserves are shown net of an approximately $110,786,422 final funding of existing debt in the above chart.

The Loan. The One Manhattan West Mortgage Loan (as defined below) is secured by a mortgage on the borrower’s fee and leasehold interests in the office condominium unit of a recently constructed 70-story, approximately 2.1 million square foot Class A trophy office building located at 401 Ninth Avenue in New York, New York (the condominium unit, the “One Manhattan West Property” and the building, “One Manhattan West” or the “Building”). One Manhattan West contains approximately 23,000 square feet of retail space, which is not included in the collateral for the One Manhattan West Whole Loan. The One Manhattan West Whole Loan was co-originated by Barclays Capital Real Estate Inc., DBR Investments Co. Limited, Citi Real Estate Funding Inc., Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (collectively, the “Lender”) and has an outstanding principal balance as of the cut-off date of $1.5 billion. The One Manhattan West Whole Loan is comprised of six senior pari passu A-Notes with an aggregate original principal balance of $1.15 billion and five subordinate B-Notes with an aggregate original principal balance of $350 million. The One Manhattan West Whole Loan has a seven-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. Note A-4-B, with an outstanding principal balance as of the cut-off date of $70.0 million, is being contributed to the BBCMS 2020-C8 securitization trust (the “One Manhattan West Mortgage Loan”). The One Manhattan West Whole Loan is serviced pursuant to the trust and servicing agreement for the Manhattan West 2020-1MW securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The One Manhattan West Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece(1)
A-1	$253,000,000	Manhattan West 2020-1MW	Yes
A-2	$253,000,000	Manhattan West 2020-1MW	Yes
A-3	$253,000,000	Manhattan West 2020-1MW	Yes
A-4-A	$125,500,000	Manhattan West 2020-1MW	Yes
A-4-B	$70,000,000	BBCMS 2020-C8	No
A-5	$195,500,000	Manhattan West 2020-1MW	Yes
Total (A-Notes)	$1,150,000,000
B-1	$77,000,000	Manhattan West 2020-1MW	Yes
B-2	$77,000,000	Manhattan West 2020-1MW	Yes
B-3	$77,000,000	Manhattan West 2020-1MW	Yes
B-4	$59,500,000	Manhattan West 2020-1MW	Yes
B-5	$59,500,000	Manhattan West 2020-1MW	Yes
Total (B-Notes)	$350,000,000
Total	$1,500,000,000
(1)	According to the co-lender agreement for Manhattan West 2020-1MW, the controlling holder is the Manhattan West 2020-1MW Mortgage Trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The One Manhattan West Whole Loan” in the Preliminary Prospectus.

The Property. The One Manhattan West Property is comprised of approximately 2.1 million square feet of office space on floors 6 through 70 of One Manhattan West, a 70-story Class A trophy office building located on the southwest corner of 33rd Street and 9th Avenue within the recently developed Hudson Yards district of Midtown Manhattan, as well as storage and ancillary space located on the ground floor and lower level. The One Manhattan West Property is located in the Manhattan West development at the gateway to the Hudson Yards District, directly across from the new Empire Station Complex and adjacent to the High Line. The Manhattan West development stretches from 9th Avenue to 10th Avenue and 31st Street to 33rd Street, and once completed is expected to include approximately 5.8 million square feet of Class A office space, a 164-key Pendry Hotel, 200,000 square feet of curated retail space, and 844 luxury apartments. Construction at One Manhattan West commenced in 2015 and was substantially completed in July 2019, with the One Manhattan West Property officially opening in October 2019.

Designed by architecture firm Skidmore, Owings & Merrill LLP, One Manhattan West includes efficient, virtually column-free floor plates, high ceilings, natural light and panoramic views of Manhattan’s west side. The Building also features a fourth floor terrace that tenants have access to for private events. The lobby of the Building includes a 45-foot floor to ceiling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

entryway, travertine stone on the core wall, and clear, mullion-free glass along the perimeter. One Manhattan West is LEED Gold certified and includes top of the line MEP systems and modern lobby finishes with destination dispatch elevators.

As of August 1, 2020, the One Manhattan West Property is 93.8% leased to 10 tenants with a weighted average remaining lease term of approximately 17.5 years and minimal rollover during the loan term. Three of the top five tenants (Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), Ernst & Young U.S. LLP (“EY”), and the National Hockey League (“NHL”)) intend to use the One Manhattan West Property as their global or U.S. headquarters. More than 80% of rental income is derived from Am Law 200 law firms, a Big Four accounting firm, and investment grade tenants.

COVID-19 Update. As of September 29, 2020, the One Manhattan West Property was open and operating, however, most tenants have yet to formally return to the office as a result of the COVID-19 stay at home orders and New York State’s phased reopening process. All tenants that are out of their free rent periods are current on their payments, and there have been no requests to downsize from any of the tenants. Skadden and McKool Smith were the only two tenants who had taken occupancy at the One Manhattan West Property prior to the COVID-19 stay at home order. Skadden has indicated that they plan to phase their workforce in, starting with 25% of their staff. McKool Smith currently has 83 employees on site and they are not expected to have a significant phasing program. The remaining tenants are expected to move into their spaces by April 2021.

Outstanding Leasing Costs and Free Rent(1)
Tenant	Net Rentable Area (SF)(2)	Outstanding Leasing Costs	Outstanding Free Rent	Total
EY	636,416	$59,867,556	$98,907,688	$158,775,244
Accenture	280,192	26,254,711	984,969	27,239,680
NHL	176,007	773,030	12,843,496	13,616,526
W.P. Carey	47,480	5,130,092	4,902,104	10,032,195
Brookfield Flexible Office	31,318	3,678,999	1,933,077	5,612,076
Pharo Management	20,024	3,172,421	1,569,513	4,741,934
Brookfield Hedge Solutions	18,870	2,582,083	1,207,680	3,789,763
Skadden	638,784	1,000,000	63,093	1,063,093
Brookfield Marketing Suite	7,040	1,056,000	0	1,056,000
McKool Smith	96,704	69,081	0	69,081
Total	1,952,835	$103,583,972	$122,411,619	$225,995,591
(1)	All Outstanding Leasing Costs and Free Rent were escrowed at origination.

(2)	Net Rentable Area includes tenant’s total Net Rentable Area at the One Manhattan West Property.

Major Tenants.

Skadden, Arps, Slate, Meagher & Flom LLP (638,784 square feet; 30.7% of NRA; 27.8% of underwritten base rent). Skadden is an international law firm specializing in advising corporations, financial institutions, and government entities around the world and reported approximately $2.6 billion in gross revenue in 2019 (ranked fifth on the American Lawyer’s 2020 AM Law 200 Ranking). Skadden was the first office tenant to sign a lease at the One Manhattan West Property. Skadden initially leased 605,640 square feet of office space spread over 18 floors (floors 28 through 45). Their space includes 3,135 square feet of lobby space on the grade level. Since signing at the One Manhattan West Property, Skadden has expanded onto the 46th floor bringing their total leased area to 638,784 square feet with an expiration date of June 30, 2040. The average starting rent of their office space ranges from $75 to $100 per square foot, with a weighted average underwritten gross rent of $79.26 per square foot. Skadden has renewal options for up to 20 years in total, exercisable in either five- or 10-year increments, at fair market value. The One Manhattan West Property is expected to serve as the global headquarters for Skadden. After the maturity date of the One Manhattan West Mortgage Loan, Skadden has two, one-time contraction options, which combined, allows it to reduce their premises by a maximum of two floors. The first contraction option, effective on the 10th anniversary of its rent commencement date, allows Skadden to reduce its premises by one or two full floors. The second contraction option allows for the extension of any options not exercised as part of the first

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

contraction option on the 15th anniversary of its office rent commencement date. Both options require 18 months written notice and a combined fee between $2.9 million and $4.9 million.

Ernst & Young U.S. LLP (636,416 square feet; 30.6% of NRA; 30.3% of underwritten base rent). EY is one of the Big Four accounting firms, providing assurance, tax, auditing, advisory, enterprise risk management and technology/security risk services. The company works with both public and private companies in the automotive, energy, chemicals, financial, health, real estate, retail, consumer and entertainment industries throughout the United States. EY initially leased 603,672 square feet of office space on the 6th through 22nd floors. The initial gross rent for the 6th through 16th floor is $85.56 per square foot. The initial gross rent for the 17th through 22nd floors is $87.56 per square foot. EY recently expanded onto the 48th floor, with the future option to expand onto the 47th floor, with an initial gross rent of $87.56 per square foot. The lease commenced in January 2020 and is scheduled to expire on May 31, 2037. EY received a significant free rent package as an incentive to relocate early from their current headquarters at 5 Times Square and has approximately $98.9 million of free rent outstanding through May 4, 2022. All outstanding free rent was escrowed at origination. In total, EY leases 636,416 square feet within the One Manhattan West Property. EY has two renewal options: the first option is for either five or ten years and the second option is for five years, with each option at fair market value. The One Manhattan West property is expected to serve as the US headquarters for EY. After the maturity date of the One Manhattan West Whole Loan, EY has a one-time contraction option, which allows them to reduce its premises by one or two floors on the 10th anniversary of its rent commencement date. The option requires either 15 months (for one floor) or 18 months (for two floors) written notice and the payment of a fee estimated to be $5.5 million.

Accenture LLP (280,192 square feet; 13.5% of NRA; 18.9% of underwritten base rent). Accenture LLP (“Accenture”) is the world’s largest consulting firm, offering consulting, technology, and business process outsourcing services globally. Accenture serves a broad spectrum of industries, including over 75 percent of Fortune 500 companies. Accenture advises clients in entering new markets, increasing revenue in existing markets, improving operational performance and delivering new products to market. Accenture is domiciled in Dublin, Ireland, and is consolidating its footprint in several buildings throughout the city into the One Manhattan West Property, which is expected to serve as the tenant’s northeast U.S. headquarters location. Accenture provides services to more than 200 cities in 120 countries, reaching more than 40 industries. Recently, Accenture partnered with Apple in order to help clients create innovative solutions for iOS. Accenture initially leased 248,673 square feet of office space on the 60th through 67th floors. The lease commenced in June 2019 and is scheduled to expire on July 31, 2035. Since signing its initial lease, Accenture decided to expand onto the 59th floor, taking an additional 31,519 square feet of space. The lease for the 59th floor commenced in October 2019 and is scheduled to have the same expiration as the remaining floors. In total, Accenture leases 280,192 square feet at a weighted average starting rent of $121.52 per square foot. Accenture has two, five-year renewal options remaining at fair market value. The One Manhattan West Property is expected to serve as the NYC innovation hub for Accenture.

National Hockey League (176,007 square feet; 8.5% of NRA; 8.5% of underwritten base rent). The NHL is made up of 31 teams with 24 in the United States and seven in Canada. The NHL is one of the four major professional sports associations in North America. The NHL generates revenue through broadcasting fees, marketing, sponsorships and merchandise. The NHL operates its own cable sports channel and offers hockey news and live coverage 24 hours a day. The NHL signed a lease for 176,007 square feet on the 23rd through 27th floors at a weighted average starting rent of $86.44 per square foot. The NHL’s lease is scheduled to expire on May 31, 2041 and has two, five-year renewal options remaining at fair market value. The One Manhattan West Property is expected to serve as the global headquarters for the NHL. As of the origination date, the NHL has approximately $12.8 million of free rent outstanding through June 4, 2021, which amount was escrowed at origination. After the maturity date of the One Manhattan West Whole Loan, the NHL has a one-time contraction option which allows it to relinquish the lowest floor of its premises on the 10th anniversary of its rent commencement date with 18 months written notice and a fee estimated to be $5.6 million. The NHL also has a termination option effective on the 15th anniversary of its rent commencement date with 30 months prior written notice and a fee estimated to be $21.8 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Skadden(3)	NR/NR/NR	638,784	30.7%	$77.43	$49,459,553	27.8%	6/30/2040
EY(4)	NR/NR/NR	636,416	30.6	84.77	53,949,646	30.3	5/31/2037
Accenture	Aa3/A+/A+	280,192	13.5	119.67	33,531,962	18.9	7/31/2035
NHL(5)	NR/NR/NR	176,007	8.5	85.43	15,036,279	8.5	5/31/2041
McKool Smith	NR/NR/NR	96,704	4.6	108.00	10,444,032	5.9	4/30/2035
Major Tenants		1,828,103	87.8%	$88.85	$162,421,472	91.3%

Other Tenants		124,732	6.0%	$123.98	$15,464,848	8.7%

Occupied Collateral Total		1,952,835	93.8%	$91.09	$177,886,320	100.0%

Vacant Space		128,200	6.2%

Collateral Total		2,081,035	100.0%

(1)	Based on underwritten rent roll dated August 1, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	After the maturity date of the One Manhattan West Whole Loan, Skadden has two one-time contraction options to reduce its premises by up to a combined maximum two floors effective on the 10th and 15th anniversary of its office rent commencement date.

(4)	After the maturity date of the One Manhattan West Whole Loan, EY has a one-time contraction option that allows it to reduce its premises by one or two floors on the 10th anniversary of its rent commencement date.

(5)	After the maturity date of the One Manhattan West Whole Loan, the NHL has a one-time contraction option that allows it to relinquish the lowest floor of their premises on the 10th anniversary of its rent commencement date. The NHL also has a termination option on the 15th anniversary of its rent commencement date.

Lease Rollover Schedule(1)
Year	Number of Tenants Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	128,200	6.2%	NAP	NAP	128,200	6.2%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	128,200	6.2%	$0	0.0%
2021	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2022	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2023	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2024	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2025	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2026	0	0	0.0	0	0.0	128,200	6.2%	$0	0.0%
2027	2	25,910	1.2	3,281,280	1.8	154,110	7.4%	$3,281,280	1.8%
2028	0	0	0.0	0	0.0	154,110	7.4%	$3,281,280	1.8%
2029	0	0	0.0	0	0.0	154,110	7.4%	$3,281,280	1.8%
2030	0	0	0.0	0	0.0	154,110	7.4%	$3,281,280	1.8%
2031 & Beyond	8	1,926,925	92.6	174,605,040	98.2	2,081,035	100.0%	$177,886,320	100.0%
Total	10	2,081,035	100.0%	$177,886,320	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

Operating History and Underwritten Net Cash Flow
	Borrower Year 1 Ending Sep 2021(1)	Lender Underwriting	Per Square Foot	%(2)
Base Rent	$177,911,268	$177,886,320	$85.48	86.5%
Rent Steps(3)	0	8,695,715	4.18	4.2
Vacant Income(4)	7,536,207	15,889,648	7.64	7.7
Gross Potential Rent	$185,447,475	$202,471,683	$97.29	98.4%
Total Reimbursements	2,277,036	3,220,946	1.55	1.6
Net Rental Income	$187,724,511	$205,692,629	$98.84	100.0%
Other Income	0	0	0.00	0.0
(Vacancy/Credit Loss)	(515,400)	(15,889,648)	(7.64)	(7.7)
Effective Gross Income	$187,209,111	$189,802,981	$91.21	100.0%

Total Expenses	$68,053,594	$67,304,677	$32.34	35.5%

Net Operating Income	$119,155,517	$122,498,304	$58.86	64.5%

Total TI/LC, Capex/RR	0	647,056	0.31	0.3

Net Cash Flow	$119,155,517	$121,851,248	$58.55	64.2%
(1)	Borrower Year 1 budget is based on the Borrower’s 2020 Budget.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rent Steps include NPV rent step benefit through lease expiration for Skadden, EY, Accenture, McKool Smith, NHL, and WP Carey.

(4)	Includes base rent associated with the speculative lease up of current vacant space per the Borrower’s 2020 budget.

The Market. The One Manhattan West Property is located within the Midtown Office Market of New York, specifically the Penn Station Office Submarket, within the recently developed Hudson Yards district. The Penn Station office submarket ranges from 30th Street and West 35th Street south to north and from Seventh Avenue West to the Hudson River. The One Manhattan West Property’s location provides access to key transit centers and attractions including Penn Station, Port Authority, Madison Square Garden, the Javits Convention Center, and the High Line. The One Manhattan West Property is part of Brookfield’s Manhattan West development.

Per the appraisal, Midtown new leasing activity in the second quarter of 2020 decreased to the lowest quarterly total in 22 years with only 1.6 million square feet transacted as 90.7% of second quarter transactions were under 25,000 square feet. Renewal activity accounted for 84.7% of all quarterly leasing greater than 75,000 square feet, with nearly 1.3 million square feet signed. The top two leases signed in Midtown during the quarter were both extensions (not included in leasing statistics) in Class A buildings: one signed by Comcast/NBC for 339,833 square feet at 1221 Avenue of the Americas and the other signed by Debevoise & Plimpton for 474,398 square feet at 919 Third Avenue, which was a short-term extension.

Midtown average asking rents declined by $0.16 over the prior quarter in the second quarter of 2020, reaching $76.29 per square foot. Midtown Class A overall asking rents rose by $0.10 to $82.86 per square foot. The rise in overall Class A asking rents is largely the result of several deliveries of new construction in the Penn Station submarket, which saw Class A overall rental rates reach a submarket record high of $129.77 per square foot during the second quarter of 2020. Direct vacancy in the Midtown Office Market for the same period was 9.6% and the overall vacancy rate was 12.7%. The Penn Station Office Submarket direct and overall vacancy were 4.8% and 8.2% respectively, which was the lowest of any submarket in the Midtown Office Market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Manhattan West Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Lobby	$95.00	180	Modified Gross	8.5% every 5 years
Floors 6-16 Space	$96.00	180	Modified Gross	8.5% every 5 years
Floors 17-27 Space	$104.00	180	Modified Gross	8.5% every 5 years
Floors 28-38 Space	$111.00	180	Modified Gross	8.5% every 5 years
Floors 39-49 Space	$118.00	180	Modified Gross	8.5% every 5 years
Floors 50-59 Space	$126.00	180	Modified Gross	8.5% every 5 years
Floors 60-67 Space	$133.00	180	Modified Gross	8.5% every 5 years
(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the One Manhattan West Property:

Comparable Office Rental Summary
Property Name/Location	Tenant	Building SF	Rent PSF	Commencement	Lease Term (Years)	Lease Type	Free Rent (Mos.)	TIs PSF
One Manhattan West New York, NY	Various	Various	$91.09	Various	Various	Various	Various	Various
66 Hudson Boulevard New York, NY	Debevoise & Plimpton LLP	2,833,392	$110.00	Jan 2020	20.0	Modified Gross	30	$110.00
50 Hudson Yards New York, NY	Facebook	1,185,190	$142.00	Nov 2019	16.7	Modified Gross	20	$115.12
410 Tenth Avenue New York, NY	Amazon	521,994	$93.00	Nov 2019	15.0	Modified Gross	12	$100.00
441 Ninth Avenue New York, NY	Brevet Capital Management	700,000	$116.00	Aug 2019	10.0	Gross	12	$90.00
66 Hudson Boulevard New York, NY	Alliance Bernstein	2,833,392	$105.00	Apr 2019	22.1	Gross	25	$100.00
55 Hudson Yards New York, NY	Cognizant Technology Solutions	1,434,100	$104.00	Mar 2019	10.0	Gross	0	$85.00
50 Hudson Yards New York, NY	Blackrock	969,330	$135.00	Jul 2017	21.8	NNN	21	$90.00

The following table presents certain information relating to comparable office sales for the One Manhattan West Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
One Manhattan West New York, NY	N/A	2,081,035	94%	N/A	N/A
330 Madison Avenue New York, NY	Dec-2019	855,154	96%	$882,000,000	$1,031
711 Fifth Avenue New York, NY	Aug-2019	354,361	76%	$909,267,500	$2,566
540 Madison Avenue New York, NY	Jun-2019	291,371	90%	$310,300,888	$1,065
30 Hudson Yards New York, NY	Jun-2019	1,463,000	100%	$2,155,000,000	$1,473
237 Park Avenue New York, NY	Jan-2019	1,260,160	97%	$1,200,000,000	$952
3 Columbus Circle New York, NY	Nov-2018	539,901	97%	$820,000,000	$1,519
425 Lexington Avenue New York, NY	Oct-2018	749,733	95%	$701,000,000	$935
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

The Borrower. The borrower is BOP NE LLC (the “One Manhattan West Borrower”), a special purpose bankruptcy-remote Delaware limited liability company with one independent director.

The Borrower Sponsor. The borrower sponsor is Brookfield Office Properties Inc. (“Brookfield”), a Canadian corporation. The One Manhattan West Property is owned by a joint venture between Brookfield (56%) and the Qatar Investment Authority (44%).

Brookfield Asset Management (NYSE: BAM) is an alternative asset management company focusing on real estate, renewable power, infrastructure, private equity, and credit. Brookfield Property Partners (NASDAQ: BPY) is the flagship listed real estate company of Brookfield Asset Management. Brookfield Property Partners holds the One Manhattan West Property in its core office portfolio, which, as of June 30, 2020, is comprised of approximately 72.7 million square feet of leasable office space across 134 properties throughout the U.S., Canada, Australia, the U.K., Germany, and Brazil. Following their acquisition of Forest City Realty Trust, Inc. in 2018, Brookfield is the largest owner of NYC commercial real estate.

BOP NYC OP LLC, an affiliate of the sponsor, is the non-recourse carveout guarantor (the “One Manhattan West Guarantor”). The One Manhattan West Guarantor’s liability for certain bankruptcy-related full recourse events is capped at an amount equal to 15% of the aggregate principal balance of the One Manhattan West Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the Lender in connection with the collection of the amounts due.

Property Management. The One Manhattan West Property is managed by Brookfield Properties (USA II) LLC, an affiliate of the One Manhattan West Borrower. At all times, One Manhattan West Borrower is required to cause the One Manhattan West Property to be managed by a qualified manager.

Escrows and Reserves. At origination, the One Manhattan West Borrower deposited $122,411,619 for outstanding free rent, approximately $103,583,972 for outstanding tenant improvements and leasing commissions and $32,518,453 for remaining development costs at the One Manhattan West Property.

Tax Escrows – During a One Manhattan West Trigger Period (as defined below), the One Manhattan West Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the Lender reasonably estimate will be payable during the next 12 months.

Insurance Escrows – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the Lender reasonably estimates will be payable for the renewal of the coverage upon the expiration thereof; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the One Manhattan West Borrower maintains a blanket insurance policy reasonably acceptable to the Lender.

TI/LC Reserves – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly rollover reserves of $173,420 (equal to approximately $1.00 per rentable square foot annually).

Replacement Reserves – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly replacement reserves of $34,684 (equal to approximately $0.20 per rentable square foot annually).

Condo Assessment and POA Assessment Reserves – During a One Manhattan West Trigger Period, the One Manhattan West Whole Loan documents require ongoing monthly condo assessment and POA assessment reserves in an amount equal to 1/12th of the assessments that the Lender reasonably estimate will be payable during the next 12 months based on the approved annual budget.

Lockbox / Cash Management. The One Manhattan West Whole Loan is structured with a hard lockbox and will have springing cash management during a One Manhattan West Trigger Period. At origination, a clearing account controlled by the Lender (the “Clearing Account”) was established by the One Manhattan West Borrower, into which all rents, revenues and receipts from the One Manhattan West Property are required to be deposited directly by the tenant (with respect to rents) or otherwise by Manager. If no One Manhattan West Trigger Period exists, the funds in the Clearing Account will be swept on each business day into the One Manhattan West Borrower’s operating account and, if a One Manhattan West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

Trigger Period exists, such funds will be swept on each business day into a deposit account controlled by the Lender (the “CMA”) at a financial institution selected by the Lender.

During a One Manhattan West Trigger Period, all sums on deposit in the CMA will be applied to payment of all monthly amounts due under the One Manhattan West Whole Loan documents (including, without limitation, monthly deposits for reserves for taxes and insurance, mortgage and mezzanine debt service and all other required reserves) and 105% of all property costs and expenses contained in the Lender-approved budget, and thereafter, any excess funds being held by the Lender in a cash collateral account, as additional collateral for the One Manhattan West Whole Loan. Under certain circumstances and for limited purposes described in the One Manhattan West Whole Loan documents, the One Manhattan West Borrower may request disbursements of such excess cash flow during a One Manhattan West Trigger Period.

A “One Manhattan West Trigger Period” will be continuing during (i) an uncured event of default under the One Manhattan West Whole Loan documents or the mezzanine loan documents or (ii) a Low Cash Flow Period (as defined below).

The debt yield will be tested by the Lender quarterly. If the debt yield falls below 5.00% for any two consecutive calendar quarters during the first five years of the term of the One Manhattan West Whole Loan or 6.00% for any two consecutive calendar quarters thereafter, then a “Low Cash Flow Period” will be deemed to have occurred; provided, that the One Manhattan West Borrower will have the right to cure a Low Cash Flow Period by delivering cash collateral or an acceptable letter of credit to the Lender in an amount that (together with any pro rata mezzanine loan prepayment, if elected by One Manhattan West Borrower), if applied to reduce the outstanding principal balance of the One Manhattan West Whole Loan, and the One Manhattan West Mezzanine Loans, as applicable, would cause the applicable debt yield test to be satisfied. A Low Cash Flow Period will cease to exist if the debt yield exceeds or equals the applicable debt yield test at the end of any two consecutive quarters.

Any letters of credit provided as outlined above will be subject to an aggregate cap (together with any costs guaranty) of 10% of the One Manhattan West Whole Loan amount and other criteria to be set forth in the One Manhattan West Whole Loan documents.

Subordinate and Mezzanine Debt. The One Manhattan West B-Notes, which have an aggregate original principal balance of $350,000,000, are subordinate to the One Manhattan West A-Notes and accrue interest at a rate of 2.34130% per annum. The One Manhattan West B-Notes are coterminous with the One Manhattan West A-Notes. The holders of the One Manhattan West A-Notes and the One Manhattan West B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the One Manhattan West Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The One Manhattan West Whole Loan” in the Preliminary Prospectus. Based on the One Manhattan West Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.4%, 3.42x and 8.2%, respectively.

Affiliates of the One Manhattan West Borrower obtained $300,000,000 of mezzanine debt consisting of (i) a $100,000,000 senior mezzanine loan and (ii) a $200,000,000 junior mezzanine loan. The One Manhattan West Mezzanine Loans were co-originated by Deutsche Bank AG, New York Branch, Citigroup Global Markets Realty Corp., Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Barclays Capital Real Estate Inc. (collectively, the “Mezzanine Lender”). The senior mezzanine borrower is BOP NE Mezz I LLC and the junior mezzanine borrower is BOP NE Mezz II LLC, each a special purpose entity structured to be bankruptcy remote with at least one independent director in its organizational structure. The senior mezzanine loan has a fixed interest rate per annum of 5.55000% and maturity date of September 6, 2027. The junior mezzanine loan has a fixed interest rate per annum of 6.15000% and maturity date of September 6, 2027. Based on the One Manhattan West Total Debt, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 71.3%, 2.27x and 6.8%, respectively.

The rights of the Lender and the Mezzanine Lender are governed by an intercreditor agreement, dated as of August 28, 2020 (the “One Manhattan West Mezzanine Intercreditor Agreement”), among the Lender and the Mezzanine Lender. Each One Manhattan West Mezzanine Loan was sold the origination date.

If the One Manhattan West Borrower prepays any One Manhattan West Mezzanine Loan in full (including payment of any applicable yield maintenance charge), then the One Manhattan West Borrower will have the right to borrow replacement mezzanine debt in an amount not to exceed the original principal loan amount of the One Manhattan West Mezzanine Loans that were prepaid, subject to the Lender and the Mezzanine Lender entering into an intercreditor agreement reasonably

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 1 – One Manhattan West

satisfactory to the Lender and subject to the receipt of rating agency confirmation (provided that an intercreditor agreement in substantially the same form as the One Manhattan West Mezzanine Intercreditor Agreement that was entered into on the origination date of the One Manhattan West Whole Loan with such changes as are acceptable to the Lender and the rating agencies will be deemed reasonably satisfactory to the Lender) and the other conditions set forth in the One Manhattan West Whole Loan documents.

Partial Release. Not permitted.

PILOT Program. The One Manhattan West Borrower leases the One Manhattan West Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the One Manhattan West Property back to the One Manhattan West Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the One Manhattan West Borrower are a mortgage recording tax exemption and real property tax abatements. The One Manhattan West Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the One Manhattan West Borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation (“HYIC”), a not-for-profit local development corporation to secure the PILOT Payments. The HYIC has issued Hudson Yards revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2045 (such period, the “Initial Term”), with annual automatic extensions thereof for a term of one year, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the One Manhattan West Borrower; provided that after the Initial Term the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all Hudson Yards revenue bonds issued by HYIC for which an assignment of the PILOT amounts payable under the Agency Lease is used to repay the bondholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$70,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office – Medical
% of IPB:	9.997%	Net Rentable Area (SF):	297,839
Loan Purpose(2):	Refinance/Acquisition	Location:	Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	George Scopetta, JDS Real Holdings, LLC	Occupancy(6):	96.2%
Interest Rate:	4.19500%	Occupancy Date(6):	Various
Note Date:	9/25/2020	4th Most Recent NOI (As of)(7):	$5,009,372 (12/31/2017)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(8):	$5,936,327 (Various)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(8)(9):	$6,094,280 (Various)
Original Term:	120 months	Most Recent NOI (As of)(9):	$6,263,319 (TTM 7/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.2%
Amortization Type:	IO-Balloon	UW Revenues:	$11,197,785
Call Protection(4):	L(24),Def(91),O(5)	UW Expenses:	$3,392,125
Lockbox / Cash Management:	Soft / Springing	UW NOI(9):	$7,805,659
Additional Debt(1):	Yes	UW NCF:	$7,319,837
Additional Debt Balance(1):	$19,000,000	Appraised Value / Per SF(10):	$148,500,000 / $499
Additional Debt Type(1):	Pari Passu	Appraisal Date(10):	9/18/2020

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$299
Taxes:	$569,523	$79,239	N/A	Maturity Date Loan / SF:	$260
Insurance:	$498,277	$41,684	N/A	Cut-off Date LTV(10):	59.9%
Replacement Reserves:	$0	$6,979	$418,740	Maturity Date LTV(10):	52.1%
TI/LC:	$0	$33,524	$2,000,000	UW NCF DSCR:	1.40x
Other:	$1,644,396	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses(2)
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$89,000,000		87.1%	Payoff Existing Debt	$41,332,975	40.4%
Sponsor Equity	13,236,260		12.9	Purchase Price (Florida Properties)	53,650,000	52.5
				Purchase Price (Tri-City property)(11)	2,050,000	2.0
				Upfront Reserves	2,712,196	2.7
				Closing Costs	2,491,088	2.4
Total Sources	$102,236,260		100.0%	Total Uses	$102,236,260	100.0%

(1)	The SoCal & South Miami Medical Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $89.0 million (the “SoCal & South Miami Medical Office Portfolio Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $89.0 million SoCal & South Miami Medical Office Portfolio Whole Loan.

(2)	A portion of the proceeds from the SoCal & South Miami Medical Office Portfolio Whole Loan refinanced approximately $41.3 million of existing debt on the El Camino Real, Temecula Medical Center and Activity Medical Center properties located in California (collectively, the “California Properties”), and financed the acquisition of the Galloway Medical Park and Snapper Creek properties located in Florida (collectively, the “Florida Properties”) for approximately $53.65 million. The borrower sponsors contributed approximately $13.2 million of new equity to close the transaction. The borrower sponsors’ total cost basis in the SoCal & South Miami Medical Office Portfolio Properties (as defined below) is approximately $123.3 million.

(3)	The borrowers under the SoCal & South Miami Medical Office Portfolio Whole Loan are Jefferson MOB LLC, Bella Tierra Investments LLC, Activity MOB LLC, 285 El Camino MOB LLC, 3907 Waring Rd MOB, LLC, Gull House No. 2, LLC, Gull House No. 7, LLC, Gull House No. 14, LLC, Galloway Medical Park Associates, LLC and Galloway Medical Park Associates II, LLC.

(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2020. Defeasance of the full $89.0 million SoCal & South Miami Medical Office Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 25, 2023.

(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(6)	Occupancy is as of September 21, 2020 for the California Properties and the Tri-City Medical Park property, and September 1, 2020 for the Florida Properties.
(7)	The borrower sponsors acquired the California Properties in various transactions between May 2013 and September 2020. The previous owner of the Tri-City Medical Park property did not make 2017 financials available. Due to the timing of the acquisition of a portion of the El Camino Real property, full year 2017 financials are available for only a portion of the property. As such, 2017 financial information includes operations from Galloway Medical Park, Snapper Creek, Temecula Medical Center and Activity Medical Center properties and a portion of the El Camino Real property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

(8)	The borrower sponsors acquired four of the buildings that comprise the El Camino Real property in May 2018, and thus, 2018 financial information represents full year 2018 financials for all properties except for the El Camino Real property, which 3rd Most Recent NOI represents the trailing 12 months ending in June 2019. Additionally, 2019 financial information represents full year 2019 financials for all properties except for the Tri-City Medical Park property, which 2nd Most Recent NOI represents the trailing 12 months ending in February 2020 due to a change in the prior ownership’s accounting system.

(9)	When acquired by the borrower sponsors, the California Properties were in distressed condition, having been neglected and/or mismanaged, with occupancies and rents that were significantly below market levels. The borrower sponsors have increased the occupancy of the California Properties from approximately 42.3% at acquisition to 93.0% through aggressive leasing and active management. Given the recent leasing activity, the full impact has not yet been realized in historical NOI.

(10)	The “As Portfolio” Appraised Value of $148.5 million for the SoCal & South Miami Medical Office Portfolio Properties (as defined below) as a whole reflects a 10.5% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties, exclusive of such premium as of August 26, 2020, August 27, 2020 and August 31, 2020 was approximately $134.4 million, which results in a Cut-off Date LTV of 66.2% and a Maturity Date LTV of 57.6%.

(11)	The borrower sponsors purchased the Tri-City Medical Park property on an all cash basis in August 2020.

The Loan. The SoCal & South Miami Medical Office Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee and leasehold (with respect to the Tri-City Medical Office Portfolio property) interests in six medical office properties located in California and Florida and totaling 297,839 square feet (the “SoCal & South Miami Medical Office Portfolio Properties”). The SoCal & South Miami Medical Office Portfolio Whole Loan was originated by Starwood Mortgage Capital LLC and has an outstanding principal balance as of the Cut-off Date of approximately $89.0 million, and is comprised of three pari passu notes. The controlling Note A-1 and a non-controlling Note A-2-A, with an aggregate original principal balance of $70,000,000, will be included in the BBCMS 2020-C8 securitization trust. The SoCal & South Miami Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C8 securitization trust (the “SoCal & South Miami Medical Office Portfolio Mortgage Loan”). See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The SoCal & South Miami Medical Office Portfolio Whole Loan has a 10-year term and, following a three-year interest-only period, amortizes on a 30-year basis.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$60,000,000	BBCMS 2020-C8	Yes
A-2-A	$10,000,000	BBCMS 2020-C8	No
A-2-B	$19,000,000	Starwood Mortgage Funding II LLC	No
Total	$89,000,000

The Properties. The SoCal & South Miami Medical Office Portfolio Properties are comprised of six multi-tenant medical office properties totaling 297,839 square feet located in Oceanside, Encinitas, San Diego and Temecula, California and Miami, Florida.

The following table presents certain information relating to the SoCal & South Miami Medical Office Portfolio Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	SF	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
El Camino Real	Encinitas	1984 / 2019	74,124	$24,641,573	35.2%	$47,700,000	35.5%	$2,343,786	30.0%
Galloway Medical Park	Miami	1998-2014 / N/A	82,753	17,106,742	24.4	33,200,000	24.7	2,109,005	27.0
Snapper Creek	Miami	1989 / N/A	58,764	11,129,213	15.9	21,600,000	16.1	1,367,782	17.5
Temecula Medical Center	Temecula	1990 / N/A	43,425	9,092,135	13.0	16,300,000	12.1	1,050,019	13.5
Activity Medical Center	San Diego	1988 / 2015	28,698	6,362,921	9.1	12,350,000	9.2	719,244	9.2
Tri-City Medical Park	Oceanside	1985 / 2017	10,075	1,667,416	2.4	3,240,000	2.4	215,824	2.8
Total		297,839		$70,000,000	100.0%	$134,390,000	100.0%	$7,805,659	100.0%
Total Including Portfolio Premium						$148,500,000

(1)	The “As Portfolio” Appraised Value of $148.5 million for the SoCal & South Miami Medical Office Portfolio Properties as a whole reflects a 10.5% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of August 26, 2020, August 27, 2020 and August 31, 2020 was approximately $134.4 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

The California Properties, along with the Tri-City Medical Park property, represent approximately 52.5% of the total NRA and are located in the markets of San Diego and Riverside Counties in southern California. The borrower sponsors acquired the California Properties individually between 2013 and 2018 at distressed occupancies, with a weighted average occupancy of approximately 42.3% at acquisition, compared to in-place occupancy of 93.0%. The borrower sponsors acquired the leasehold interest in the Tri-City Medical Park off-market immediately prior to origination on an all-cash basis.

The Florida Properties represent approximately 47.5% of the total NRA and were acquired by the borrower sponsors for approximately $53.7 million in connection with the origination of the SoCal & South Miami Medical Office Portfolio Whole Loan. The Florida Properties consist of two properties in the Kendall submarket in Miami, Florida.

As of September 2020, the SoCal & South Miami Medical Office Portfolio is 96.2% leased to a tenant roster of approximately 74 tenants. The largest tenant accounts for 5.2% of the SoCal & South Miami Medical Office Portfolio’s NRA and the top 10 tenants account for 37.7% of NRA.

El Camino Real. The El Camino Real property consists of two neighboring assets totaling five medical office buildings: El Camino Center (“ECC”) and Garden View Professional Center (“GVPC”). ECC is comprised of four multi-tenant medical office buildings built in 1984 and renovated in 2019, totaling 43,587 square feet. Two of the buildings are single-story and the other two buildings are two-story. The borrower sponsors purchased the ECC property in May 2018 for approximately $13.5 million. GVPC is a 1998-built, two-story multi-tenant medical office building totaling 30,537 square feet. The borrower sponsors acquired the GVPC property in May 2013 for approximately $11.5 million. The El Camino Real property is 88.5% occupied by 21 tenants as of September 21, 2020 and includes 315 parking spaces (approximately 4.2 parking spaces per 1,000 square feet of NRA).

Galloway Medical Park. The Galloway Medical Park property is comprised of two adjacent buildings, known as Galloway Medical Park I & II, each two stories and built in phases between 1998 and 2014 totaling 82,753 square feet. The Galloway Medical Park property is 98.7% occupied by 10 tenants as of September 1, 2020 and includes 352 parking spaces (approximately 4.3 parking spaces per 1,000 square feet of NRA).

Snapper Creek. The Snapper Creek property is located one block south of the Galloway Medical Park property, similarly along Southwest 87th Avenue, and consists of four medical office buildings totaling 58,764 square feet. The Snapper Creek property is 100.0% occupied by 17 tenants as of September 1, 2020 and has a two-story parking garage accommodating 359 spaces (approximately 6.1 parking spaces per 1,000 square feet of NRA).

Temecula Medical Center. The Temecula Medical Center property is located along Jefferson Avenue in Temecula (approximately 58 miles northeast of San Diego). The Temecula Medical Center property, built in 1990, is a three-story medical office building totaling 43,425 square feet and is 96.0% occupied by 17 tenants as of September 21, 2020. The borrower sponsors purchased the Temecula Medical Center property in August 2017 for approximately $8.25 million when it was approximately 40% leased. The Temecula Medical Center property includes 184 parking spaces (approximately 4.2 parking spaces per 1,000 square feet of NRA).

Activity Medical Center. The Activity Medical Center property was built in 1988, renovated in 2015 and is located in the Miramar community of Northern San Diego (approximately 14 miles north of the San Diego CBD). The Activity Medical Center property consists of a two-story medical office building totaling 28,698 square feet and is 100.0% occupied by 11 tenants as of September 21, 2020. The borrower sponsors purchased the Activity Medical Center property in January 2015 for approximately $3.5 million when it was vacant. The Activity Medical Center property includes 100 parking spaces (approximately 3.5 parking spaces per 1,000 square feet of NRA).

Tri-City Medical Park. The Tri-City Medical Park property is located in Oceanside (approximately 39 miles north of San Diego) immediately north of the Tri-City Medical Center Hospital campus. The borrowers’ leasehold interest in the Tri-City Medical Park property is pursuant to a 75-year ground lease that expires in February 2059, with no further rent increases. The annual ground rent is $30,450. The site is improved with a single building built in 1985 and renovated in 2017, totaling 10,075 square feet, and is 100% occupied as of September 21, 2020. The building is divided into four medical condominium units, all of which are ground leased by the borrowers. The borrower sponsors acquired the Tri-City Medical Park property all cash in August 2020. The Tri-City Medical Park property includes 52 parking spaces (approximately 5.2 parking spaces per 1,000 square feet of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

COVID-19 Update. As of September 16, 2020, approximately 100.0% of the occupied square footage at the SoCal & South Miami Medical Office Portfolio Properties and of the underwritten base rent made their September 2020 payments. Two tenants (4.3% of NRA and 6.0% of underwritten base rent) received rent relief and two tenants (1.2% of NRA) ceased operations due to the impact of the COVID-19 pandemic, which tenants have been underwritten as vacant. No rent was forgiven; all COVID-19 relief requests consisted of applying security deposits towards base rent or deferring one to two months of base rent. Of the two tenants that received COVID-19 related relief, one tenant will have an outstanding repayment obligation as of origination, totaling $4,736 (equal to one half month’s total rent), which is to be repaid by October 2020.

Major Tenants.

Rady’s Children’s Hospital (15,387 square feet; 5.2% of portfolio NRA; 6.8% of underwritten base rent). Rady’s Children’s Hospital (“Rady’s”) is a pediatric medical center servicing the San Diego, Imperial and southern Riverside counties. Rady’s is the largest children’s hospital in California based on admissions. Rady’s has been a tenant at the El Camino Real property (8,309 square feet; 2.8% of NRA; 4.6% of underwritten base rent) since February 2018, has a current lease expiration date in January 2028 and has two five-year lease renewal options remaining. Rady’s has also been a tenant at the Temecula Medical Center property (7,078 square feet; 2.4% of portfolio NRA; 2.3% of underwritten base rent) since June 2016, has a current lease expiration date in May 2026 and has no lease renewal options remaining. With regard to its El Camino Real property space only, Rady’s has a termination option exercisable in July 2024 and January 2026 with 150 days' notice and payment of unamortized leasing costs.

Diagnostic Center for Women (14,730 square feet; 4.9% of portfolio NRA; 5.0% of underwritten base rent). Diagnostic Center for Women is an imaging facility focused on fostering female wellness and is accredited in mammography, stereotactic breast biopsy, breast and body MRI and OB/GYN ultrasound. Diagnostic Center for Women has been a tenant at the Galloway Medical Park property since April 1999, has a current lease expiration date in June 2024 and has one five-year lease renewal options remaining. Diagnostic Center for Women has no termination options.

South Florida Digest / Gastro Health, P.L. (13,981 square feet; 4.7% of portfolio NRA; 5.4% of underwritten base rent). South Florida Digest / Gastro Health, P.L. (“Gastro Health”) is a leading medical group made up of physicians and advanced practitioners specializing in the treatment of gastrointestinal disorders, nutrition and digestive health. Gastro Health has been a tenant at the Galloway Medical Park property since June 1998, has a current lease expiration date in June 2024 and has no renewal options remaining. Gastro Health has no termination options.

Environmental. According to the Phase I environmental assessments dated June 24, 2020, September 2, 2020 and September 4, 2020, there was no evidence of any recognized environmental conditions at the SoCal & South Miami Medical Office Portfolio Properties.

Historical and Current Occupancy(1)
	2017	2018	2019	Current(2)
SoCal & South Miami Medical Office Portfolio	87.1%	85.8%	88.1%	96.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 1, 2020 and September 21, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Rady’s(3)	NR / NR / NR	15,387	5.2%	$36.58	$562,905	6.8%	Various
Diagnostic Center for Women(4)	NR / NR / NR	14,730	4.9	$28.16	414,797	5.0	6/30/2024
Gastro Health	NR / NR / NR	13,981	4.7	$32.07	448,371	5.4	6/30/2024
ShareMD Suites(5)(6)	NR / NR / NR	12,899	4.3	$32.14	414,528	5.0	Various
Baptist Cardiovascular Center(7)	NR / NR / NR	12,758	4.3	$24.75	315,760	3.8	11/30/2025
Baptist Surgery & Endoscopy Centers, LLC(8)	NR / NR / NR	12,261	4.1	$27.99	343,185	4.1	6/30/2024
AAA(9)	NR / NR / NR	8,626	2.9	$39.47	340,429	4.1	6/30/2026
South Florida Pediatric(10)	NR / NR / NR	7,500	2.5	$33.01	247,572	3.0	12/31/2021
Urology Center SoFlo(11)	NR / NR / NR	7,124	2.4	$20.59	146,683	1.8	8/26/2021
Baptist Health(12)	NR / NR / NR	6,900	2.3	$22.68	156,492	1.9	8/31/2024
Top Ten Tenants		112,166	37.7%	$30.23	$3,390,723	41.0%

Non Top Ten Tenants		174,341	58.5%	$28.00	$4,881,117	59.0%

Occupied Collateral Total / Wtd. Avg.		286,507	96.2%	$28.87	$8,271,840	100.0%

Vacant Space		11,332	3.8%

Collateral Total		297,839	100.0%

(1)	Based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020 with rent steps through May 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Rady’s leases 8,309 square feet at the El Camino Real property under a lease with an expiration date in January 2028. Rady’s also leases 7,078 square feet at the Temecula Medical Center property under a lease with an expiration date in May 2026. With regard to its El Camino Real property space only, Rady’s has a termination option exercisable in July 2024 and January 2026, in each case, with 150 days' notice and payment of unamortized leasing costs.

(4)	Diagnostic Center for Women has one five-year renewal option remaining.

(5)	ShareMD Suites is borrower-affiliated

(6)	ShareMD Suites leases 3,262 square feet at the Tri-City Medical Park property (lease expiration October 31, 2032), 3,118 square feet at the El Camino Real property (lease expiration September 30, 2032), 3,057 square feet at the Activity Medical Center property (lease expiration October 31, 2032) and 920 square feet at the Temecula Medical Center property (lease expiration March 31, 2028). ShareMD Suites leases an additional 2,542 square feet (lease expiration September 13, 2032) at the El Camino Real property, which is used as its corporate headquarters. ShareMD Suites has one five-year renewal option remaining at the Temecula Medical Center property, three five-year renewal options remaining at the Activity Medical Center property and two five-year renewal options remaining at the Tri-City Medical Park property.

(7)	Baptist Cardiovascular Center has one three-year option remaining.

(8)	Baptist Surgery & Endoscopy Centers, LLC has one five-year renewal option remaining.

(9)	AAA has one seven-year renewal option remaining.

(10)	South Florida Pediatric has one five-year renewal option remaining.

(11)	Urology Center SoFlo has two five-year renewal options remaining.

(12)	Baptist Health has three three-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	11,332	3.8%	NAP	NAP	11,332	3.8%	NAP	NAP
2020 & MTM(3)	3	1,633	0.5	$32,813	0.4%	12,965	4.4%	$32,813	0.4%
2021	16	41,865	14.1	1,032,344	12.5	54,830	18.4%	$1,065,156	12.9%
2022	7	16,128	5.4	412,006	5.0	70,958	23.8%	$1,477,162	17.9%
2023	9	19,886	6.7	598,098	7.2	90,844	30.5%	$2,075,260	25.1%
2024	21	74,396	25.0	2,104,379	25.4	165,240	55.5%	$4,179,640	50.5%
2025	8	30,982	10.4	761,989	9.2	196,222	65.9%	$4,941,628	59.7%
2026	5	23,873	8.0	732,430	8.9	220,095	73.9%	$5,674,058	68.6%
2027	4	11,284	3.8	328,427	4.0	231,379	77.7%	$6,002,485	72.6%
2028	6	23,379	7.8	869,837	10.5	254,758	85.5%	$6,872,323	83.1%
2029	1	4,672	1.6	202,111	2.4	259,430	87.1%	$7,074,433	85.5%
2030	1	4,760	1.6	165,648	2.0	264,190	88.7%	$7,240,081	87.5%
2031 & Beyond	11	33,649	11.3	1,031,759	12.5	297,839	100.0%	$8,271,840	100.0%
Total	92	297,839	100.0%	$8,271,840	100.0%
(1)	Based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020 with rent steps through May 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Includes a 185 square foot management office and a 180 square foot storage space.

Operating History and Underwritten Net Cash Flow(1)
	2017(2)	2018(2)	2019(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$5,273,860	$6,470,900	$6,866,468	$7,051,805	$8,098,100	$27.19	67.4%
Rent Steps(5)	0	0	0	0	173,740	0.58	1.4
Vacant Income	0	0	0	0	380,541	1.28	3.2
Gross Potential Rent	$5,273,860	$6,470,900	$6,866,468	$7,051,805	$8,652,381	$29.05	72.1%
Total Reimbursements	2,204,118	2,550,119	2,570,425	2,557,360	3,246,393	10.90	27.0
Other Income	8,051	8,611	68,315	31,527	109,177	0.37	0.9
Net Rental Income	$7,486,028	$9,029,630	$9,505,208	$9,640,692	$12,007,951	$40.32	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(810,167)	(2.72)	(6.7)
Effective Gross Income	$7,486,028	$9,029,630	$9,505,208	$9,640,692	$11,197,785	$37.60	93.3%

Total Expenses	$2,476,656	$3,093,303	$3,410,928	$3,377,373	$3,392,125	$11.39	30.3%

Net Operating Income	$5,009,372	$5,936,327	$6,094,280	$6,263,319	$7,805,659	$26.21	69.7%

Total TI/LC, Capex/RR	0	0	0	0	485,823	1.63	4.3

Net Cash Flow	$5,009,372	$5,936,327	$6,094,280	$6,263,319	$7,319,837	$24.58	65.4%
(1)	When acquired by the borrower sponsors, the California Properties were in distressed condition, having been neglected and/or mismanaged, with occupancies and rents that were significantly below market levels. The borrower sponsors have increased the occupancy of the California Properties from approximately 42.3% at acquisition to 93.0% through aggressive leasing and active management. Given the recent leasing activity, the full impact has not yet been realized in historical Net Operating Income.

(2)	The borrower sponsors acquired the California Properties in various transactions between May 2013 and September 2020. The previous owner of the Tri-City Medical Park property did not make 2017 financials available. Due to the timing of a portion of the El Camino Real property, full year 2017 financials are available for only a portion of the property. As such, 2017 financial information includes operations from the Galloway Medical Park, Snapper Creek, Temecula Medical Center and Activity Medical Center properties and a portion of the El Camino Real property. The borrower sponsors acquired four of the buildings that comprise the El Camino Real property in May 2018 and thus 2018 financial information represents full year 2018 financials for all properties except for the El Camino Real property, which 2018 Net Operating Income represents the trailing 12 months ended June 2019. Additionally, 2019 financial information represents full year 2019 financials for all properties except for the Tri-City Medical Park property, which 2019 Net Operating Income represents the trailing 12 months ended February 2020 due to a change in the prior ownership’s accounting system.

(3)	TTM represents the trailing 12-month period ending July 31, 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Rent Steps taken through May 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

The Market. The SoCal & South Miami Medical Office Portfolio Properties are geographically diverse with properties located in two different states and five different submarkets.

SoCal & South Miami Medical Office Portfolio Properties Market Summary(1)
Property Name/Location	Market	Submarket	Submarket Vacancy(2)	UW Rental Rate PSF(3)	Market Rental Rate PSF	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
El Camino Real 285 and 499 North El Camino Real Encinitas, CA	San Diego	North Beach Cities	7.2%	$36.91	$37.80-$42.00	15,294	85,710	154,913	$111,021	$116,057	$117,250
Galloway Medical Park 7400 & 7500 Southwest 87th Avenue Miami, FL	Miami	Kendall	5.7%	$26.85	$27.00	11,742	145,498	400,779	$100,511	$64,405	$65,515
Snapper Creek 7800 Southwest 87th Avenue Miami, FL	Miami	Kendall	5.7%	$25.58	$27.00	15,450	138,204	389,626	$70,082	$66,653	$67,557
Temecula Medical Center 27699 Jefferson Avenue Temecula, CA	Inland Empire	South Riverside	7.6%	$26.83	$25.20	3,960	69,770	177,467	$43,477	$76,822	$85,246
Activity Medical Center 8901 Activity Road San Diego, CA	San Diego	North San Diego Cluster	5.1%	$26.82	$26.40	17,227	94,812	209,774	$74,403	$99,639	$110,809
Tri-City Medical Park 3907 Waring Road Oceanside, CA	San Diego	Oceanside	7.2%	$26.46	$25.80	21,594	125,294	324,663	$63,247	$73,305	$69,729
(1)	Source: Appraisal.

(2)	As of the second quarter of 2020.

(3)	Based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020.

The Borrowers. The borrowers are Jefferson MOB LLC, Bella Tierra Investments LLC, Activity MOB LLC, 285 El Camino MOB LLC, 3907 Waring Rd MOB, LLC, Gull House No. 2, LLC, Gull House No. 7, LLC, Gull House No. 14, LLC, Galloway Medical Park Associates, LLC and Galloway Medical Park Associates II, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. The Snapper Creek property is owned by Gull House No. 2, LLC, Gull House No. 7, LLC and Gull House No. 14, LLC as tenants-in-common. George Scopetta and JDS Real Holdings, LLC are the guarantors of certain nonrecourse carve-outs under the SoCal & South Miami Medical Office Portfolio Whole Loan. A non-consolidation opinion was provided in connection with the origination of the SoCal & South Miami Medical Office Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are George Scopetta and JDS Real Holdings, LLC. George Scopetta is founder and CIO of ShareMD. JDS Real Holdings, LLC is the company’s real estate holding company. ShareMD acquires, develops and manages medical office buildings across the United States. ShareMD’s expanding property portfolio includes medical office space in excess of one million square feet of owned collateral and 420 third-party owned medical office suites under management. ShareMD’s co-investor in the SoCal & South Miami Medical Office Portfolio Properties are Martis Capital Management, LLC, a private equity firm founded in 2012 in Palo Alto, California specializing in buyout, growth capital, recapitalization and middle market investments.

Throughout the term of the SoCal & South Miami Medical Office Portfolio Whole Loan, JDS Real Holdings, LLC will be required to maintain a minimum net worth of $44.5 million with minimum liquidity of $5 million. In the event that the lender seeks recovery from any nonrecourse carve-out guarantor, it will first make a demand on JDS Real Holdings, LLC. If JDS Real Holdings, LLC fails to fully satisfy such demand within 30 days of receipt of the demand, the lender may proceed to seek recovery from the other nonrecourse carve-out guarantor.

Property Management. The SoCal & South Miami Medical Office Portfolio Properties are managed by Medicus Asset Management, LLC, an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 2 – SoCal & South Miami Medical Office Portfolio

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $569,523 for real estate taxes, $498,277 for insurance premiums, $1,122,424 for outstanding tenant improvements and leasing commissions, $422,186 for rent concessions and $99,786 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $79,239.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $41,684.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $6,979 for replacement reserves (approximately $0.28 per square foot annually). The reserve is subject to a cap of $418,740.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $33,524 (approximately $1.35 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $2,000,000.

Lockbox / Cash Management. The SoCal & South Miami Medical Office Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to deposit all rent into a lockbox account within one business day of receipt. Prior to the occurrence of a SoCal & South Miami Medical Office Portfolio Sweep Event Period (as defined below), all amounts on deposit in the lockbox account will be transferred to an account designated for the borrowers. The SoCal & South Miami Medical Office Portfolio Loan requires that during the continuance of a SoCal & South Miami Medical Office Portfolio Sweep Event Period, the borrowers deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of an SoCal & South Miami Medical Office Portfolio Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the SoCal & South Miami Medical Office Portfolio Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the SoCal & South Miami Medical Office Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the SoCal & South Miami Medical Office Portfolio Whole Loan. To the extent that no SoCal & South Miami Medical Office Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “SoCal & South Miami Medical Office Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the SoCal & South Miami Medical Office Portfolio Whole Loan documents; or (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months.

A SoCal & South Miami Medical Office Portfolio Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The borrowers’ leasehold interest in the Tri-City Medical Park property is pursuant to a 75-year ground lease with Allen Dull, a natural person, which is scheduled to expire in February 2059. The annual ground rent is currently $30,450, and the ground lease provides for no further rent increases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	Barclays; SGFC	Single Asset / Portfolio:	Portfolio
Credit Assessment		Title:	Fee
(Moody’s/Fitch/DBRS):	Aaa/BBB+sf/AAA	Property Type – Subtype:	Hotel – Full Service
Original Principal Balance(2):	$69,500,000	Net Rentable Area (Rooms)(7):	9,748
Cut-off Date Principal Balance(2):	$69,500,000	Location:	Las Vegas, NV
% of IPB:	9.9%	Year Built / Renovated(8):	Various / N/A
Loan Purpose(3):	Acquisition	Occupancy / ADR / RevPAR(7):	87.5% / $197.27 / $172.60
Borrowers:	MGM Grand PropCo, LLC, Mandalay PropCo, LLC	Occupancy / ADR / RevPAR Date:	6/30/2020
Borrower Sponsors:	BREIT Operating Partnership L.P., MGM Growth Properties Operating Partnership LP	4th Most Recent NOI (As of)(3):	$605,037,208 (12/31/2017)
		3rd Most Recent NOI (As of)(3):	$617,369,266 (12/31/2018)
Interest Rate:	3.55800%	2nd Most Recent NOI (As of)(3):	$520,080,353 (12/31/2019)
Note Date:	2/14/2020	Most Recent NOI (As of)(3):	$381,156,903 (TTM 6/30/2020)
Anticipated Repayment Date(4):	3/5/2030	UW Occupancy / ADR / RevPAR:	92.1% / $196.52 / $180.94
Interest-only Period(4):	120 months	UW Revenues:	$2,106,295,488
Original Term(4):	120 months	UW Expenses:	$1,586,215,135
Original Amortization Term:	None	UW NOI:	$520,080,353
Amortization Type:	ARD-Interest Only	UW NCF:	$487,305,761
Call Protection(5):	Grtr0.5%orYM(31), DeforGrtr0.5%orYM(82),O(7)	Appraised Value / Per Room(9):	$4,600,000,000 / $471,892
Lockbox / Cash Management:	Hard / Springing	Appraisal Date(9):	1/10/2020
Additional Debt(2):	Yes
Additional Debt Balance(2):	$1,564,700,000; $804,400,000; $561,400,000
Additional Debt Type(2):	Pari Passu / B-Notes / C-Notes

Escrows and Reserves(6)				Financial Information(2)(3)(4)
	Initial	Monthly	Initial Cap		A Notes	Whole Loan
				Cut-off Date Loan / Room:	$167,645	$307,755
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$167,645	$307,755
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	35.5%	65.2%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(3):	35.5%	65.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	4.95x	2.70x
Other:	$0	$0	N/A	UW NOI Debt Yield:	17.9%	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Sponsor Equity(10)	1,617,792,163	35.0
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Societe Generale Financial Corporation (“SGFC”). Barclays will contribute Note A-14-1 with an outstanding principal balance of $44,500,000 and SGFC will contribute Note A-16-1 with an outstanding principal balance of $25,000,000 to the BBCMS 2020-C8 securitization.

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) at least 24 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 subordinate promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property (as defined below) has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000. All Financial Information is calculated off the MGM Grand & Mandalay Bay Senior Loan.

(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR based on master lease rent, and UW NOI Debt Yield based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM Grand & Mandalay Bay A Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted June 2020 TTM EBITDAR of approximately $381.2 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the June 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender underwriting presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. See the “Cash Flow Analysis” and “Historical Performance” tables below, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the Financial Information chart above for Cut-off Date Loan / Room, Maturity Date Loan / Room and Cut-off Date/Maturity Date LTV are calculated based on the ARD.

(5)	The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(7)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending June 30, 2020, approximately 29.5% of revenues were generated by rooms, 19.7% of revenues were from gaming, 28.4% from food & beverage and 22.4% from other sources.

(8)	The MGM Grand Property was built in 1993 and the Mandalay Bay Property was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(9)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date/Maturity Date LTV based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date/Maturity Date LTV based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in MGM Grand resort (the “MGM Grand Property”) and the Mandalay Bay resort (the “Mandalay Bay Property”) (each a “Property” and together, the “MGM Grand & Mandalay Bay Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by at least 48 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). The MGM Grand & Mandalay Bay Whole Loan has a 10-year term to its anticipated repayment date, is interest-only for the first 10 years of the loan term and amortizes (to the extent of excess cash flow) following the anticipated repayment date. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Notes A-14-1 and A-16-1 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $69.5 million. Prior to the occurrence of a control appraisal period, Note C-1 will be the controlling noteholder. The MGM Grand & Mandalay Bay Whole Loan is serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA transaction. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB / Moody’s: Ba3 / S&P: BB-)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8(1)	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3(2)	$556,027,334	$556,027,334	CREFI	No
A-14-2, A-14-3(2)	$281,847,000	$281,847,000	An affiliate of Barclays	No
A-15-4(2)	$228,013,666	$228,013,666	DBRI	No
A-16-2(2)	$301,347,000	$301,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(3)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(3)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(3)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(3)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(4)
Whole Loan	$3,000,000,000	$3,000,000,000

(1)	Barclays will be contributing Note A-14-1 with an outstanding principal balance of $44,500,000 and SGFC will be contributing Note A-16-1 with an outstanding principal balance of $25,000,000 to the BBCMS 2020-C8 securitization.

(2)	Expected to be split and/or contributed to one or more future securitizations.

(3)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(4)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through September 30, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR
EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the June 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender underwriting presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. See “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$137	$138	$151	$155	$162	$167	$169	$174	$172	$161
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%

(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(1)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Environmental. The Phase I reports dated February 11, 2020 did not identify any recognized environmental conditions. Due historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from the gaming through in 2009 through year-end 2019.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Historical Occupancy, ADR, RevPAR
	MGM Grand Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

Cash Flow Analysis(1)
	2015	2016	2017	2018	2019	June 2020 TTM	UW	UW Per Room(2)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	87.5%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$197.27	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$172.60	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$454,847,334	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	304,523,632	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	438,092,332	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	345,071,444	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,542,534,742	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	205,510,281	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	189,641,029	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	329,402,047	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	225,847,118	304,747,043	$31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$950,400,475	$1,242,756,510	$127,488

Property Maintenance	112,218,119	110,725,189	95,208,961	101,449,888	103,270,469	86,987,561	103,270,469	$10,594
Property Administration(4)	137,822,533	128,394,200	125,525,316	126,382,088	126,766,300	105,768,903	126,766,300	$13,004
Marketing & Advertising	28,265,267	22,728,610	26,584,722	29,655,331	28,082,648	22,501,371	28,082,648	$2,881
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	29,514,908	27,641,195	$2,836
Management Fee	46,463,959	59,835,056	53,171,104	56,764,258	57,698,013	48,582,051	57,698,013	$5,919
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$293,354,794	$343,458,625	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(5)	$0	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$520,080,353	$53,353

FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$487,305,761	$49,990
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(5)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM June 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM June 2020 EBITDAR of approximately $381.2 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM June 2020 period).

(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date Four Seasons Management Agreement.

(7)	The TTM June 2020 financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The TTM June 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

The Borrowers. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

The Borrower Sponsors. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGM OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to MGM Lessee II, LLC (the “MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the Borrower.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows and Reserves. At loan origination, the Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b)

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York, New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a Brand Manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox / Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Subordinate and Mezzanine Debt. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 securitization trust, which have an aggregate Cut-off Date principal balance of $1,569,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the BBCMS 2020-C8 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110.0%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100.0% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 3 – MGM Grand & Mandalay Bay

(y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	5.3%	Net Rentable Area (Units)(4):	7,500
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Robert Moser	Occupancy:	85.4%
Interest Rate:	4.77500%	Occupancy Date:	6/30/2020
Note Date:	7/21/2020	4th Most Recent NOI (As of):	$5,999,229 (12/31/2017)
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of):	$6,538,790 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,167,737 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$7,227,989 (TTM 6/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	85.2%
Amortization Type:	IO-Balloon	UW Revenues:	$10,877,012
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$3,348,439
Lockbox / Cash Management:	Springing	UW NOI:	$7,528,573
Additional Debt(1):	Yes	UW NCF:	$7,430,144
Additional Debt Balance(1):	$56,000,000	Appraised Value / Per Unit (5):	$135,550,000 / $18,073
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$12,400
Taxes:	$160,781	$76,562	N/A	Maturity Date Loan / Unit:	$11,396
Insurance:	$0	$4,147	N/A	Cut-off Date LTV(5):	68.6%
Replacement Reserves:	$0	$8,202	N/A	Maturity Date LTV(5):	63.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.27x
Other:	$82,148	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$93,000,000		100.0%	Payoff Existing Debt	$68,693,549	73.9%
				Closing Costs	2,471,535	2.7
				Upfront Reserves	242,928	0.3
				Return of Equity	21,591,988	23.2
Total Sources	$93,000,000		100.0%	Total Uses	$93,000,000	100.0%

(1)	The PGH17 Self Storage Portfolio Mortgage Loan (as defined below) is part of the PGH17 Self Storage Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original balance of $93,000,000. All financial information as presented is based on the PGH17 Self Storage Portfolio Whole Loan.
(2)	For a more detailed description of the Borrowers, see “The Borrowers” below.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Units exclude parking, billboards, and commercial spaces. For more detailed descriptions, see “The Properties” below.
(5)	The Appraised Value / Unit, Cut-off Date LTV and Maturity Date LTV are based on the “As-Portfolio” value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” individual appraised values of $118,970,000. The Cut-off Date LTV and Maturity Date LTV based on the sum of the “as-is” individual appraised values are 78.2% and 71.8%, respectively.
(6)	The Appraisal Dates of the PGH17 Self Storage Portfolio Properties (as defined below) range from June 22, 2020 to June 24, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

The Loan. The PGH17 Self Storage Portfolio mortgage loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $93,000,000 (the “PGH17 Self Storage Portfolio Whole Loan”). The PGH17 Self Storage Portfolio Whole Loan is secured by a first mortgage lien on the PGH17 Self Storage Portfolio Borrowers’ (as defined below) fee interest in 17 self storage facility properties located in Pennsylvania, New York and Maine (the “PGH17 Self Storage Portfolio Properties” or the “PGH17 Self Storage Portfolio”). The non-controlling Note A-2 and Note A-3 with an aggregate original principal balance of $37,000,000 will be contributed to the BBCMS 2020-C8 securitization trust. The controlling Note A-1, with an original principal balance of $56,000,000, was contributed to the WFCM 2020-C57 securitization trust. The PGH17 Self Storage Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C57 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The PGH17 Self Storage Portfolio Whole Loan has a 10-year term, and following a five-year interest only period, amortizes on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$56,000,000	WFCM 2020-C57	Yes
A-2, A-3	$37,000,000	BBCMS 2020-C8	No
Total	$93,000,000

The Properties. The PGH17 Self Storage Portfolio Whole Loan is secured by a 17-property, 924,956 square foot, 7,500 unit self storage portfolio located in Pennsylvania (nine properties, 65.1% of the square footage, 65.4% of units), New York (seven properties, 27.3% of the square footage, 27.0% of units) and Maine (one property, 7.6% of the square footage, 7.6% of units). The PGH17 Self Storage Portfolio Borrowers (as defined below) acquired the PGH17 Self Storage Portfolio Properties between 2013 and 2015. The PGH17 Self Storage Portfolio Properties were constructed from 1942 to 2013 and range in size from 13,100 square feet to 79,350 square feet and 115 units to 817 units, with no individual PGH17 Self Storage Portfolio property comprising more than 8.6% of the total net rentable area based on square footage and 10.9% of the total storage units.

The PGH17 Self Storage Portfolio has a total of 7,500 self storage units, of which 1,522 are climate controlled. The non-climate controlled units range from 20 square feet to 2,500 square feet. The climate controlled units range from 16 square feet to 400 square feet. The PGH17 Self Storage Portfolio Properties also include 276 parking spaces, 10 apartment units, six commercial units, two billboard leases, and one office unit, which generates additional income for the PGH17 Self Storage Portfolio. Based on self storage units, the PGH17 Self Storage Portfolio Properties were 85.4% occupied as of June 30, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

The following table presents certain information relating to the PGH17 Self Storage Portfolio Properties:

Portfolio Summary
Property Name – Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)(2)	Year Built/ Renovated	Net Rentable Area	Storage Units	Appraised Value	UW NOI	% of UW NOI
Prime Storage – Malta/Saratoga Springs Malta, NY	$9,320,000	10.0%	79.8%	2011/N/A	77,375	817	$11,890,000	$746,073	9.9%
Capital Self Storage – Mechanicsburg Hampden, PA	9,180,000	9.9	88.2%	1999/N/A	79,350	611	12,000,000	744,482	9.9
Capital Self Storage – Middletown Middletown, PA	8,610,000	9.3	90.3%	2004-2006/N/A	74,225	606	10,210,000	697,701	9.3
Capital Self Storage – East York York, PA	7,640,000	8.2	87.1%	1942, 2010/2008	64,140	541	10,000,000	619,847	8.2
Capital Self Storage – Harrisburg Arsenal Harrisburg, PA	7,330,000	7.9	87.8%	2006, 2007/N/A	59,475	524	9,300,000	595,047	7.9
Eliot Rent A Space & Self Storage Eliot, ME	6,760,000	7.3	79.4%	1986-2003/N/A	70,450	568	7,960,000	545,004	7.2
Capital Self Storage – Enola Enola, PA	6,760,000	7.3	86.4%	1989, 1993, 1996, 2000/N/A	60,309	521	8,730,000	547,648	7.3
Capital Self Storage – Harrisburg Derry Harrisburg, PA	6,320,000	6.8	90.0%	1998, 2000/N/A	55,225	482	8,130,000	512,891	6.8
Capital Self Storage – West York York, PA	5,950,000	6.4	87.4%	2001, 2009, 2013/N/A	71,750	603	7,700,000	484,368	6.4
Capital Self Storage – Dover Dover, PA	5,830,000	6.3	79.9%	1986-2007/N/A	77,625	567	7,080,000	475,670	6.3
A Space Place Self Storage Medford, NY	5,220,000	5.6	78.4%	1989/2001	37,170	365	7,570,000	420,853	5.6
Capital Self Storage – Hanover Hanover, PA	4,980,000	5.4	89.0%	2001-2003/N/A	60,300	453	6,320,000	403,944	5.4
Prime Storage – Glens Falls Glens Falls, NY	3,050,000	3.3	84.5%	2002-2005/N/A	47,600	297	3,840,000	245,373	3.3
Affordable Storage – Wilton Wilton, NY	1,850,000	2.0	87.3%	2004, 2009/N/A	28,400	126	2,520,000	149,583	2.0
Prime Storage – Latham New Loudon Road Cohoes, NY	1,740,000	1.9	84.7%	1997-2004/N/A	22,500	176	2,360,000	140,089	1.9
Rotterdam Self Storage Rotterdam, NY	1,270,000	1.4	90.4%	1980/N/A	25,962	115	1,830,000	102,875	1.4
Affordable Storage – Saratoga Wilton, NY	1,190,000	1.3	92.2%	1996, 2000/N/A	13,100	128	1,530,000	97,123	1.3
Total/Wtd. Avg.	$93,000,000	100.0%	85.4%		924,956	7,500	$135,550,000(3)	$7,528,573	100.0%
(1)	Based on the underwritten rent rolls dated June 30, 2020.
(2)	Occupancy is based on the self storage units at each PGH17 Self Storage Portfolio property. The weighted average occupancy at the PGH17 Self Storage Portfolio Properties, based on net rentable square footage, is 85.3%, according to the underwritten rent roll dated June 30, 2020.
(3)	The Total Appraised Value is based on the “As-Portfolio” value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” appraised values of the individual properties. The sum of the appraised values of the individual properties is $118,970,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

The following table presents detailed information with respect to the unit mix of the PGH17 Self Storage Portfolio Properties:

			Unit Mix
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Net Rentable Area (Units)	% of Net Rentable Area (Units)	Occupancy (%)(1)	Annual UW Base Rent	% of Annual UW Base Rent
Non-Climate Controlled Storage Units	752,227	81.3%	5,978	76.7%	85.9%	$7,430,358	75.6%
Climate Controlled Storage Units	151,779	16.4	1,522	19.5	83.4%	2,067,106	21.0
Apartment Units	12,400	1.3	10	0.1	60.0%	63,300	0.6
Commercial Units	8,400	0.9	6	0.1	100.0%	73,105	0.7
Office Units	150	0.0	1	0.0	0.0%	0	0.0
Parking Units	N/A	N/A	276	3.5	86.6%	194,496	2.0
Billboard	N/A	N/A	2	0.0	100.0%	4,516	0.0
Total / Wtd. Avg.	924,956	100.0%	7,795	100.0%	85.4%	$9,832,881	100.0%
(1)	Occupancy (%) is based on the net rentable units at each PGH17 Self Storage Portfolio property per the underwritten rent roll dated June 30, 2020. The weighted average occupancy at the PGH17 Self Storage Portfolio Properties, based on net rentable square footage, is 85.3%, according to the underwritten rent roll dated June 30, 2020.

COVID-19 Update. As of September 28, 2020, the PGH17 Self Storage Portfolio Properties are open and operating. Tenant monthly rent due dates are based on the date in the month of their start date (which in most cases is not the 1st of month), so collections are not tracked on a calendar month basis. As of July 28, 2020, 4.0% of monthly rents are 31-60 days delinquent, and 2.7% of monthly rents are 61-90 days delinquent. As of September 28, 2020, the PGH17 Self Storage Portfolio Borrowers have not requested any modification or forbearance to the PGH17 Self Storage Portfolio Whole Loan terms.

Environmental. According to the Phase I environmental assessments dated July 6, 2020, there was no evidence of any recognized environmental conditions at any of the PGH17 Self Storage Portfolio Properties.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
79.5%	82.1%	83.9%	85.4%
(1)	Historical Occupancies are as of December 31 of each respective year and based on self-storage units.
(2)	Current Occupancy is as of June 30, 2020 and based on Units.

The Market. The PGH17 Self Storage Portfolio is located across 14 cities in Pennsylvania, New York and Maine. The PGH17 Self Storage Portfolio Properties are located across six metropolitan statistical areas (each, an “MSA”) across the northeast in Harrisburg-Carlisle, PA MSA (five properties, 36.6% of units, 41.1% of allocated cut-off balance), York-Hanover, PA MSA (four properties, 28.9% of units, 26.2% of cut-off balance), Albany-Schenectady-Troy, NY MSA (five properties, 18.2% of units, 16.5% of cut-off balance), Portland-South Portland, ME MSA (one property, 7.6% of units, 7.3% of cut-off balance), New York-Newark-Jersey City, NY-NJ-PA MSA (one property, 4.9% of units, 5.6% of cut-off balance) and Glen Falls, NY MSA (one property, 4.0% of units, 3.3% of cut-off balance).

According to a third-party market research report, as of the second quarter of 2019, the Maine property is located in the Northeast Region within the New England Division, with average monthly rents of $123.61 and $154.72 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the second quarter of 2019, the New England Division region reported a vacancy rate of 10.7% for self storage properties.

According to third-party market reports, as of the second quarter of 2019, the Pennsylvania and New York properties are located in the Northeast region within the Middle Atlantic Division, with average monthly rents of $145.75 and $174.05 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the second quarter of 2019, the Middle Atlantic Division reported a vacancy rate of 9.1% for self storage properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

The following table presents certain information related to the MSAs for the PGH17 Self Storage Portfolio Properties:

PGH17 Self Storage Portfolio Properties per MSA
MSA	No. of Props	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Traffic Count Per Day(2)	2019 Population 5-Mile Radius(3)	Allocated Cut-off Date Balance(4)	Appraised Value(5)
Harrisburg-Carlisle, PA	5	328,584	$3,053,155	41.1%	14,015	139,030	$38,200,000	$48,370,000
York-Hanover, PA	4	273,815	1,948,157	26.2	14,335	104,093	24,400,000	31,100,000
Albany-Schenectady-Troy, NY	5	167,337	1,228,898	16.5	9,968	48,815	15,370,000	20,130,000
Portland-South Portland, ME	1	70,450	540,072	7.3	16,662	39,355	6,760,000	7,960,000
New York-Newark-Jersey City, NY-NJ-PA	1	37,170	416,393	5.6	19,766	173,065	5,220,000	7,570,000
Glen Falls, NY	1	47,600	243,469	3.3	22,421	67,402	3,050,000	3,840,000
Total / Wtd. Avg.	17	924,956	$7,430,144	100.0%	14,221	107,270	$93,000,000	$135,550,000
(1)	Net Rentable Area (SF) obtained from the underwritten rent roll dated June 30, 2020.
(2)	Traffic Count per day obtained from third party market research reports.
(3)	2019 Population 5-Mile Radius are weighted averages based on information obtained from appraisals.
(4)	Allocated Cut-off Date Balance is based on the PGH17 Self Storage Portfolio Whole Loan.
(5)	The aggregate Appraised Value for each MSA represents the total “as-is” appraised value on an individual basis. Total Appraised Value is based on the “As Portfolio” value of $135,550,000, which reflects a 13.9% premium over the sum of the “as-is” appraised values of the individual properties.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$8,433,964	$9,101,192	$9,527,227	$9,501,923	$9,832,881	$1,311.05	85.2%
Vacant Income	0	0	0	0	1,706,880	227.58	14.8
Gross Potential Rent	$8,433,964	$9,101,192	$9,527,227	$9,501,923	$11,539,761	$1,538.63	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,706,880)	(227.58)	(14.8)
Other Income(3)	559,546	749,099	963,976	1,044,132	1,044,132	139.22	9.0
Effective Gross Income	$8,993,509	$9,850,292	$10,491,203	$10,546,055	$10,877,012	$1,450.27	94.3%
Total Expenses	$2,994,280	$3,311,501	$3,323,465	$3,318,067	$3,348,439	$446.46	30.8%
Net Operating Income(4)	$5,999,229	$6,538,790	$7,167,737	$7,227,989	$7,528,573	$1,003.81	69.2%
Total TI/LC, Capex/RR	0	0	0	0	98,429	13.12	0.9
Net Cash Flow	$5,999,229	$6,538,790	$7,167,737	$7,227,989	$7,430,144	$990.69	68.3%
(1)	TTM reflects the trailing 12-month period ending June 30, 2020.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes insurance income, late fees, application fees, retail revenue and other miscellaneous income.
(4)	2019 Net Operating Income increased compared to 2017 Net Operating Income mainly due to increases in occupancy and rent charges of the PGH17 Self Storage Portfolio Properties.

The Borrowers. The borrowing entities for the PGH17 Self Storage Portfolio Whole Loan are 17 Delaware limited liability companies (each individually, a “PGH17 Self Storage Portfolio Borrower” and collectively, the “PGH17 Self Storage Portfolio Borrowers”), each a single purpose entity with two independent directors. Legal counsel to the PGH17 Self Storage Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the PGH17 Self Storage Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the PGH17 Self Storage Portfolio Whole Loan is Robert Moser. Robert Moser has over 20 years of experience as an owner, operator and developer of commercial real estate. Robert Moser is the owner and principal of Prime Group Holdings, LLC, overseeing all operations, strategic initiatives and investment activities of the company, and is a member of the firm’s investment committee. Over the past few years, Prime Group Holdings, LLC has grown to become the largest private owner-operator of self-storage in the United States. Mr. Moser was a party to prior foreclosure and other litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

Property Management. The PGH17 Self Storage Portfolio Properties are managed by Prime Group Holdings, LLC, an affiliate of the PGH17 Self Storage Portfolio Borrowers.

Escrows and Reserves. At origination, the PGH17 Self Storage Portfolio Borrowers deposited into escrow approximately $160,781 for real estate taxes, and approximately $82,148 for required repairs.

Tax Escrows – On a monthly basis, the PGH17 Self Storage Portfolio Borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $76,562.

Insurance Escrows – On a monthly basis, the PGH17 Self Storage Portfolio Borrowers are required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $4,147.

Replacement Reserves – On a monthly basis, the PGH17 Self Storage Portfolio Borrowers are required to escrow $8,202 for replacement reserves (approximately $0.11 per square foot annually).

Lockbox / Cash Management. The PGH17 Self Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a PGH17 Self Storage Portfolio Cash Management Trigger Event (as defined below), the PGH17 Self Storage Portfolio Borrowers are required (i) to establish a lender-controlled lockbox account and, within 10 calendar days of the PGH17 Self Storage Portfolio Cash Management Trigger Event, to instruct non-storage tenants and storage tenants under a Major Lease (as defined in the PGH17 Self Storage Portfolio Whole Loan documents) to deposit rents into such lockbox account, (ii) with respect to other self storage tenants, within five business days, to deliver credit card direction letters instructing the credit card companies to pay amounts directly into the lockbox account, and (iii) with respect to any other amounts collected, the PGH17 Self Storage Portfolio Borrowers or the property manager are required to deposit any such amounts received into the lockbox account within two business day of receipt. Pursuant to the PGH17 Self Storage Portfolio Whole Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the PGH17 Self Storage Portfolio Whole Loan documents) are required to be applied as follows (a) if a PGH17 Self Storage Portfolio Cash Sweep Event (as defined below) is not in effect, to the PGH17 Self Storage Portfolio Borrowers; and (b) if a PGH17 Self Storage Portfolio Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the PGH17 Self Storage Portfolio Whole Loan.

A “PGH17 Self Storage Portfolio Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the second late debt service payment within a 12-month period, (iii) a bankruptcy action of one or more of the PGH17 Self Storage Portfolio Borrowers, the guarantor or the property manager, (iv) any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the PGH17 Self Storage Portfolio Whole Loan, or (v) a mezzanine borrower entering into a subordinate mezzanine loan in accordance with the PGH17 Self Storage Portfolio Whole Loan documents. A PGH17 Self Storage Portfolio Cash Management Trigger Event will end (a) with respect to the matters describe in clause (i) above, when a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when debt service payments have been paid on time for 12 consecutive months, (c) with respect to matters described in clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions with respect to the PGH17 Self Storage Portfolio Borrowers or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the PGH17 Self Storage Portfolio Borrowers have replaced the property manager with a qualified manager acceptable to the lender, and (d) with respect to matters described in clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for the PGH17 Self Storage Portfolio Whole Loan for two consecutive quarters.

A “PGH17 Self Storage Portfolio Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of one or more of the PGH17 Self Storage Portfolio Borrowers, the guarantor or the property manager, or (iii) any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x for the PGH17 Self Storage Portfolio Whole Loan. A PGH17 Self Storage Portfolio Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, when the cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters describe in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 4 – PGH17 Self Storage Portfolio

among other conditions with respect to the PGH17 Self Storage Portfolio Borrowers or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the PGH17 Self Storage Portfolio Borrowers have replaced the property manager with a qualified manager acceptable to the lender, or (c) with respect to the matters describe in clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for the PGH17 Self Storage Portfolio Whole Loan for two consecutive quarters.

Subordinate and Mezzanine Debt. Provided no event of default has occurred and is continuing, the PGH17 Self Storage Portfolio Whole Loan documents permit an affiliate of the PGH17 Self Storage Portfolio Borrowers to incur future mezzanine debt subject to certain conditions, including, among other things, (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the PGH17 Self Storage Portfolio Whole Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 68.6% and (b) the debt service coverage ratio is not less than 1.27x; and (iii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BBCMS 2020-C8 certificates and receipt of similar rating agency confirmations from the rating agencies rating the WFCM 2020-C57 certificates.

Right of First Refusal. A cell tower tenant (“SBA Towers IV, LLC”) at the Capital Self Storage – East York property has a right of first refusal to purchase the Capital Self Storage – East York property under certain circumstances pursuant to the terms of its lease. The right of first refusal has been waived with respect to the transfer of the Capital Self Storage – East York property in connection with a foreclosure of the mortgage, deed-in-lieu of foreclosure, appointment of a receiver, or other exercise of the lender’s remedies.

Partial Release. At any time after the date that is two years from the closing date of the BBCMS 2020-C8 securitization trust, the PGH17 Self Storage Portfolio Borrowers may obtain the release of an individual property provided that, among other conditions: (i) the PGH17 Self Storage Portfolio Whole Loan is defeased in an amount equal to 115% of the allocated loan amount for the related PGH17 Self Storage Portfolio property being released; (ii) the debt service coverage ratio for the remaining PGH17 Self Storage Portfolio Properties after such release is not less than the greater of (a) 1.27x and (b) the debt service coverage ratio for the PGH17 Self Storage Portfolio Properties based on the trailing 12-month immediately before the release; and (iii) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 68.6% and (b) the loan-to-value ratio of the PGH17 Self Storage Portfolio Whole Loan immediately preceding the release of the property.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,608,000	Title:	Fee
Cut-off Date Principal Balance:	$29,608,000	Property Type – Subtype:	Retail – Freestanding
% of IPB:	4.2%	Net Rentable Area (SF):	192,083
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 38 DST	Year Built / Renovated:	Various / N/A
Borrower Sponsors:	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht, and Warren Thomas	Occupancy:	100.0%
Interest Rate:	4.05000%	Occupancy Date:	7/29/2020
Note Date:	7/29/2020	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	98.4%
Amortization Type:	Interest Only	UW Revenues:	$3,119,567
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$318,056
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,801,511
Additional Debt:	No	UW NCF:	$2,776,848
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$47,755,000 / $249
Additional Debt Type:	N/A	Appraisal Date(2):	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$59,011	$19,670	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.0%
Replacement Reserves:	$0	$826	N/A	Maturity Date LTV:	62.0%
TI/LC Reserve:	$300,000	Springing	N/A	UW NCF DSCR:	2.28x
Other:	$510,368	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,608,000	60.2%	Purchase Price(1)	$47,588,730	96.8%
Sponsor Equity	18,571,634	37.8	Upfront Reserves	869,378	1.8
Closing Credit(4)	978,568	2.0	Closing Costs	700,094	1.4
Total Sources	$49,158,202	100.0%	Total Uses	$49,158,202	100.0%
(1)	The ExchangeRight Net Leased Portfolio 38 Properties were acquired between March 2020 and July 2020. As such, no historical operating history is available.
(2)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 38 Properties range from February 16, 2020 to July 18, 2020.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The Closing Credit represents a credit relating to the interest rate buy-up by the borrower.

The Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio 38 Mortgage Loan”) is secured by the borrower’s fee interest in a 192,083 square foot, 13 property portfolio occupied by 13 sole retail tenants across Texas, Wisconsin, Mississippi, New Jersey, Pennsylvania, New Mexico, Indiana, and Ohio (collectively, the “ExchangeRight Net Leased Portfolio 38 Properties”). The ExchangeRight Net Leased Portfolio 38 Mortgage Loan has a 10-year term and is interest-only for the full term of the loan.

The Properties. The ExchangeRight Net Leased Portfolio 38 Properties are comprised of 13 single tenant retail properties totaling 192,083 square feet located across eight states. The geographical concentrations by Cut-off Date Balance include Texas (four properties, 28.0% of the allocated Cut-off Date Balance), Wisconsin (two properties, 27.3% of the allocated Cut-off Date Balance), Mississippi (two properties, 15.9% of the allocated Cut-off Date Balance), New Jersey (one property, 13.7% of the allocated Cut-off Date Balance), Pennsylvania (one property, 4.1% of the allocated Cut-off Date Balance),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

New Mexico (one property, 3.8% of the allocated Cut-off Date Balance), Indiana (one property, 3.6% of the allocated Cut-off Date Balance), and Ohio (one property, 3.6% of the allocated Cut-off Date Balance). Built between 1996 and 2020, the ExchangeRight Net Leased Portfolio 38 Properties range in size from 9,002 square feet to 47,000 square feet. As of July 29, 2020, the ExchangeRight Net Leased Portfolio 38 Properties were 100.0% occupied. Four tenants, or their parent entities, representing 78.3% of the aggregate NRA and 79.9% of UW base rent at the ExchangeRight Net Leased Portfolio 38 Properties, are investment grade. As of October 2020, the tenants at the ExchangeRight Net Leased Portfolio 38 Properties have a weighted average remaining lease term of approximately 12.9 years and a weighted average fully extended lease term of approximately 37.1 years.

COVID-19 Update. As of September 22, 2020, the ExchangeRight Net Leased Portfolio 38 Properties were open and operating, and all tenants remained current on all rent and lease obligations. The September debt service payment was made, and the ExchangeRight Net Leased Portfolio 38 Mortgage Loan has not been subject to any forbearance, modification, or debt service relief requests.

ExchangeRight Net Leased Portfolio 38 Properties Summary
Property Name	Property Type / Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Mortgage Loan Amount	% of ALA	Appraised Value	UW NCF(1)
Pick n Save - McFarland, WI	Retail/Freestanding	47,000	1996/N/A	$4,950,000	16.7%	$7,340,000	$452,053
CVS Pharmacy - Brownsville, TX	Retail/Freestanding	13,000	2009/N/A	$4,900,000	16.5%	$7,350,000	$414,267
Tractor Supply - Little Egg Harbor, NJ	Retail/Freestanding	19,097	2013/N/A	$4,045,000	13.7%	$6,450,000	$328,992
Walgreens - La Crosse, WI	Retail/Freestanding	14,550	2010/N/A	$3,125,000	10.6%	$6,100,000	$376,357
CVS Pharmacy - Hattiesburg, MS	Retail/Freestanding	12,739	2003/N/A	$2,440,000	8.2%	$5,350,000	$283,221
Tractor Supply - Horn Lake, MS	Retail/Freestanding	22,563	2004/N/A	$2,275,000	7.7%	$3,580,000	$187,056
Dollar General - Plum, PA	Retail/Freestanding	9,002	2016/N/A	$1,225,000	4.1%	$1,850,000	$102,060
Dollar General - Midland, TX	Retail/Freestanding	9,026	2020/N/A	$1,172,000	4.0%	$1,700,000	$108,088
Dollar General - Las Cruces, NM	Retail/Freestanding	9,026	2020/N/A	$1,116,000	3.8%	$1,650,000	$105,552
Dollar General - La Marque, TX	Retail/Freestanding	9,026	2020/N/A	$1,115,000	3.8%	$1,650,000	$98,917
Dollar General - Houston, TX	Retail/Freestanding	9,026	2019/N/A	$1,115,000	3.8%	$1,640,000	$97,859
Dollar General - South Bend, IN	Retail/Freestanding	9,002	2020/N/A	$1,070,000	3.6%	$1,570,000	$97,624
Dollar General - Hamilton, OH	Retail/Freestanding	9,026	2020/N/A	$1,060,000	3.6%	$1,525,000	$94,802
Total		192,083		$29,608,000	100.0%	$47,755,000	$2,746,848
(1)	Total UW NCF includes a $30,000 credit for the $300,000 upfront TI/LC holdback.

Largest Tenants.

Dollar General (63,134 square feet; 32.9% of the NRA; 25.1% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): Dollar General (NYSE: DG) is a chain of more than 16,000 discount stores in 46 states, primarily in the South, East, Midwest, and Southwest, offering basic household items, such as cleaning supplies, health, and beauty aids, apparel, and food. The stores tend to target low-, middle-, and fixed-income shoppers.

Pick n Save (47,000 square feet; 24.5% of the NRA; 16.1% of underwritten rent; Baa1/BBB/NR by Moody’s/S&P/Fitch): Pick n Save (NYSE: KR), is a premier supermarket chain in Wisconsin with over 100 stores. In 2015, Pick n Save became a wholly-owned subsidiary of Kroger, which operates over 2,700 retail food stores throughout the United States. Pick n Save has been located at the Pick n Save - McFarland, WI Property since 2005 and in 2020 extended their lease through July 2032.

Tractor Supply Company (41,660 square feet; 21.7% of the NRA; 20.1% of underwritten rent): Tractor Supply Company (“TSC”) (NASDAQ: TSCO) is the largest operator of rural lifestyle retail stores in the United States. Founded in 1938, TSC owns and operates over 1,800 stores in 49 states supplying basic maintenance products to home, land, pet and animal owners. TSC is based in Brentwood, Tennessee and is a publicly traded company.

CVS Pharmacy (25,739 square feet; 13.4% of the NRA; 25.5% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch): CVS Health Corporation (“CVS”), together with its subsidiaries, is the largest pharmacy healthcare provider in the United States. CVS is headquartered in Woonsocket, Rhode Island. CVS’ operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2019,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

CVS’ retail/long-term care (“LTC”) pharmacy segment operated approximately 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico, including 1,100 MinuteClinic® locations, of which 80 clinics are operated within Target stores, as well as, online retail pharmacy websites, LTC pharmacies and onsite pharmacies. The retail/LTC segment sells prescription drugs and an assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts LTC operations. During 2019, the retail/LTC segment filled 1.4 billion prescriptions, accounting for approximately 26.6% of the United States retail pharmacy market. On November 28, 2018, CVS acquired Aetna Inc. (“Aetna”) to help improve the consumer health care experience by combining Aetna’s health care benefits products and services with CVS Health’s retail locations, walk-in medical clinics and integrated pharmacy.

Environmental. According to Phase I environmental assessments dated between January 3, 2020 and July 22, 2020, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 38 Properties. However, there was an environmental issue noted at the Walgreens – La Crosse, WI property due to the potential release from the underground storage tanks. The Phase I states that it would likely be limited to soil impact and estimated the reasonable worst-case cost to address a potential release would range from $25,000 to $40,000. At origination, the borrower deposited $60,000, equal to 150.0% of the maximum estimated cost, into an Environmental Reserve for the related expenses. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2017	2018	2019	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and Current occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 38 Properties. Historical occupancies are as of December 31 of each respective year.
(2)	The Dollar General - Houston, TX property was constructed in 2019; the Dollar General - Midland, TX property, the Dollar General - Las Cruces, NM property, the Dollar General - La Marque, TX property, the Dollar General - South Bend, IN property, and the Dollar General - Hamilton, OH property were constructed in 2020. These tenants are excluded from occupancy figures for the year of, and years prior to, their respective build dates.
(3)	Current occupancy is as of July 29, 2020.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Weighted Average Remaining Lease Terms(3)(4)
Dollar General	Baa2 / BBB / NR	7	63,134	32.9%	$11.60	$732,638	25.1%	13.9
Pick n Save	Baa1 / BBB / NR	1	47,000	24.5	$10.00	$470,000	16.1	11.8
Tractor Supply Company	NA / NA / NA	2	41,660	21.7	$14.05	$585,500	20.1	12.1
CVS Pharmacy	Baa2 / BBB / NR	2	25,739	13.4	$28.86	$742,747	25.5	12.5
Walgreens	Baa2 / BBB / BBB	1	14,550	7.6	$26.40	$384,068	13.2	14.3
Occupied Tenants / Wtd. Avg.		13	192,083	100.0%	$15.18	$2,914,953	100.0%

Vacant Space			0	0.0%

Collateral Total			192,083	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Each tenant has at least two five-year renewal options.

(4)	Weighted Average Remaining Lease Terms are based on the October 2020 cut-off date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	1	19,097	9.9	370,700	12.7	19,097	9.9%	$370,700	12.7%
2030	0	0	0.0	0	0.0	19,097	9.9%	$370,700	12.7%
2031 & Beyond	12	172,986	90.1	2,544,253	87.3	192,083	100.0%	$2,914,953	100.0%
Total	13	192,083	100.0%	$2,914,953	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,914,953	$15.18	91.9%
Gross Potential Rent	$2,914,953	$15.18	91.9%
Total Reimbursements	255,665	1.33	8.1
Net Rental Income	$3,170,617	$16.51	100.0%
(Vacancy/Credit Loss)	(51,050)	(0.27)	(1.6)
Other Income	0	0.00	0.0
Effective Gross Income	$3,119,567	$16.24	98.4%

Total Expenses	$318,056	$1.66	10.2%

Net Operating Income	$2,801,511	$14.58	89.8%

Total TI/LC, Capex/RR	24,663	0.13	0.8

Net Cash Flow	$2,776,848	$14.46	89.0%
(1)	The ExchangeRight Net Leased Portfolio 38 Properties were acquired between March 2020 and July 2020. As such no historical operating data was provided.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

The Market. The ExchangeRight Net Leased Portfolio 38 Properties are geographically diverse with properties located in eight different states and 12 different markets.

ExchangeRight Net Leased Portfolio 38 Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Market Vacancy	UW Rental Rate PSF	Market Rent Rate PSF
Pick n Save - McFarland, WI	Madison	Southeast Madison	4.8%	$10.00	$10.00
CVS Pharmacy - Brownsville, TX	Brownsville-Harlingen-San Benito	Greater Brownsville	2.7%	$32.52	$32.50
Walgreens - La Crosse, WI	La Crosse-Onalaska	La Crosse	3.3%	$26.40	$27.00
Tractor Supply - Little Egg Harbor, NJ	Central New Jersey	Ocean County	11.0%	$19.41	$19.50
CVS Pharmacy - Hattiesburg, MS	Hattiesburg	East Hattiesburg	2.8%(2)	$25.12	$24.00(3)
Tractor Supply - Horn Lake, MS	Memphis	South Memphis/Airport/Southaven	14.8%	$9.52	$10.50
Dollar General - Plum, PA	Pittsburgh	Monroeville	6.9%	$12.83	$12.85
Dollar General - Midland, TX	Midland	Midland - TX	2.1%(2)	$12.25	$12.25
Dollar General - Las Cruces, NM	Las Cruces	City of Las Cruces	5.0%	$11.95	$12.00
Dollar General - La Marque, TX	Houston	NASA/Clear Lake	5.6%	$11.22	$11.25
Dollar General - Houston, TX	Houston	Near South	4.0%	$11.10	$11.10
Dollar General - South Bend, IN	South Bend	Outlying St. Joseph County	2.8%	$11.10	$11.25
Dollar General - Hamilton, OH	Cincinnati	Butler County	3.3%	$10.78	$11.00
Wtd. Avg.(4)			6.0%	$15.18	$15.29
(1)	Source: Appraisals.

(2)	Due to limited information on the submarket, the submarket vacancies for CVS Pharmacy – Hattiesburg, MS and Dollar General – Midland, TX reflect the overall market vacancy.

(3)	Reflects the appraisal’s market rent for properties with CVS Pharmacy as the tenant.

(4)	Wtd. Avg. is based on net rentable area.

The Borrower. The borrower is ExchangeRight Net Leased Portfolio 38 DST, a Delaware statutory trust with one trustee that is an independent director. The borrower has master leased the ExchangeRight Net Leased Portfolio 38 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 38 Mortgage Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 38 Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Loan Sponsors. The loan sponsors are ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $2.8 billion in assets under management that includes over 700 properties located across 38 states totaling over 14 million square feet as of August 31, 2020. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 with respect to a property that is unrelated to the ExchangeRight Net Leased Portfolio 38 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The ExchangeRight Net Leased Portfolio 38 Properties are managed by NLP Management, LLC, which is wholly owned by ExchangeRight.

Escrows and Reserves. At origination, the borrower deposited into escrow $300,000 for tenant improvement and leasing commissions, approximately $12,868 for deferred maintenance, $437,500 for a Fire Suppression Reserve relating to work required to remedy open fire code violations at Tractor Supply – Little Egg Harbor, NJ, $60,000 for an Environmental Reserve relating to the Walgreens – La Crosse, WI property, and approximately $59,011 for real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

Tax & Insurance Escrows – The borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially approximately $19,670). The borrower is not required to escrow for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $826 for replacement reserves.

TI/LC Reserve – During an event of default under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents, the borrower is required to escrow approximately $11,205 monthly (equal to approximately $0.70 per square foot annually) for tenant improvements and leasing commissions.

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio 38 Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account and within ten days thereof deliver letters to the tenants at the ExchangeRight Net Leased Portfolio 38 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of an ExchangeRight Cash Sweep Event (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio 38 Mortgage Loan.

An “ExchangeRight Cash Sweep Event” will commence upon any of the following: (i) an event of default under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule is less than 1.45x or (iii) 36 months prior to maturity (a “Qualified Transfer Trigger Event”). An ExchangeRight Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.50x for two consecutive calendar quarters, or with respect to clause (iii) above, a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” will occur upon a qualified transfer to an Approved Transferee (as defined below) provided that the Approved Transferee (as defined below) (i) at all times must maintain either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (b) a rating of “BBB-” (or equivalent) or better by two out of three rating agencies that include S&P, Fitch and Moody’s (an “Investment Grade Rating”), (ii) is required to, in lieu of executing a certain guaranty described under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents and prior to the release of any guarantor, execute and deliver to the lender a full recourse guaranty acceptable to the lender guaranteeing payment of the ExchangeRight Net Leased Portfolio 38 Mortgage Loan, (iii) is required at all times to own 100% of the legal and beneficial ownership interests in the borrower, (iv) is not permitted to be a Delaware statutory trust and (v) will be required to cause the borrower to convert to a Delaware limited liability company.

An “Approved Transferee” is (i) an eligible institution which is, or which is wholly owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing, (ii) any transferee that (a) is not the target of any sanctions and meets the requirements of a qualified transferee under the ExchangeRight Net Leased Portfolio 38 Mortgage Loan documents and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties which are similar to the ExchangeRight Net Leased Portfolio 38 Properties, (c) owns interest in or operates at least five properties with a minimum of 750,000 square feet and (d) has either (1) total assets of at least $100,000,000 or (2) an Investment Grade Rating, or (iii) an approved real estate investment trust.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 5 – ExchangeRight Net Leased Portfolio 38

Right of First Refusal. Three tenants at three of the ExchangeRight Net Leased Portfolio 38 Properties have rights of first refusal. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	3.7%	Net Rentable Area (SF):	170,812
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	234 9th, LLC	Year Built / Renovated:	2018 / N/A
Borrower Sponsors:	Scott B. Redman, Richard C. Redman	Occupancy:	98.6%
Interest Rate:	3.60000%	Occupancy Date(3):	8/28/2020
Note Date:	9/4/2020	4th Most Recent NOI(4):	N/A
Maturity Date:	10/1/2030	3rd Most Recent NOI(4):	N/A
Interest-only Period:	120 months	2nd Most Recent NOI(4):	N/A
Original Term:	120 months	Most Recent NOI:	$6,835,379 (12/31/2019)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$10,490,555
Call Protection:	L(24),Def(91),O(5)	UW Expenses:	$2,966,141
Lockbox / Cash Management:	Hard / In Place	UW NOI(3):	$7,524,414
Additional Debt(1):	Yes	UW NCF(3):	$7,464,791
Additional Debt Balance(1):	$70,000,000	Appraised Value / Per SF(3):	$159,400,000 / $933
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	7/16/2020

Escrows and Reserves(2)				Financial Information(1)(3)
	Initial	Monthly	Initial Cap			Whole Loan
Taxes:	$406,459	$81,292	N/A	Cut-off Date Loan / SF:		$562
Insurance:	$140,847	Springing	N/A	Maturity Date Loan / SF:		$562
Replacement Reserve:	$0	$712	N/A	Cut-off Date LTV:		60.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV:		60.2%
Other:	$0	$0	N/A	UW NCF DSCR:		2.13x
				UW NOI Debt Yield:		7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$96,000,000		99.2%	Payoff Existing Debt	$95,067,682	98.2%
Borrower Sponsor Equity	810,006		0.8	Closing Costs	1,195,018	1.2
				Reserves	547,306	0.6
Total Sources	$96,810,006		100.0%	Total Uses	$96,810,006	100.0%
(1)	The 9th & Thomas Mortgage Loan (as defined below) is part of a whole loan, evidenced by five pari passu notes with an aggregate original principal balance of $96.0 million (together, the “9th & Thomas Whole Loan”). Financial Information as presented is based on the 9th & Thomas Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	While the 9th & Thomas Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 9th & Thomas Whole Loan more severely than assumed in the underwriting of the 9th & Thomas Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	Further historical NOI is not available, as construction of the 9th & Thomas Property (as defined below) was completed in July 2018.

The Loan. The 9th & Thomas Mortgage Loan is secured by a first lien mortgage on the fee interest in a 170,812 square foot office building located in Seattle, Washington (the “9th & Thomas Property”). The 9th & Thomas Whole Loan is comprised of five pari passu notes with an aggregate principal balance of $96.0 million. The 9th & Thomas Whole Loan has a 10-year interest-only term. Note A-2, with an outstanding principal balance as of the Cut-off Date of $26.0 million, is being contributed to the BBCMS 2020-C8 securitization trust (the “9th & Thomas Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note A-1 will be the controlling noteholder. The 9th & Thomas Mortgage Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK28 securitization. See “Description of the Mortgage Pool—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$30,000,000	BANK 2020-BNK28	Yes
A-2	$26,000,000	BBCMS 2020-C8	No
A-3	$20,000,000	BANK 2020-BNK28	No
A-4	$10,000,000	BANK 2020-BNK28	No
A-5	$10,000,000	BANK 2020-BNK28	No
Total	$96,000,000

The Property. The 9th & Thomas Property is a 12-story, Class A, LEED Gold certified office building that includes a total of 170,812 square feet above three levels of subterranean parking for 134 vehicles. The improvements were completed in 2018 and are comprised of 9,018 square feet of ground floor retail space (6,559 square feet of which is currently leased to three restaurant tenants: Thomas Street Warehouse, Elm Coffee and Jack’s BBQ); 159,037 square feet of office space wholly leased to Amazon Fulfillment Services, Inc. (“Amazon”); and a 2,757 square foot penthouse residential unit plus rooftop garden, which is leased to Scott B. Redman, one of the borrower sponsors, and his wife. The 9th & Thomas Property was 98.6% occupied as of August 28, 2020, with the only vacancy being 2,459 square feet of “pop up” short term retail space.

The 9th & Thomas Property features views of Seattle’s Space Needle, open floorplates, terraces on nearly every floor, a fourth floor roof garden, large operable windows and other environmentally sustainable features, locker rooms and secure storage for 60 bicycles. The 9th & Thomas Property also features a double-height “living room” lobby designed for public gathering and used for entertainment and art installations sponsored by the borrower sponsors, Amazon, and other local groups.

COVID-19 Update.

As of September 8, 2020, the 9th & Thomas Property is open and operating. Amazon (93.1% of NRA and 94.1% of underwritten base rent) remains current on all rent and lease obligations. Rent relief was provided for the ground floor restaurant tenants due to operational limitations during the stay-at-home orders directed by Washington’s Governor. Thomas Street Warehouse (2.5% of NRA and 2.4% of underwritten base rent), a full service restaurant and bar, was provided with a base rent abatement for April, August and September 2020 and is currently under negotiations for a rent deferral strategy that would allow the tenant flexibility and time to implement a menu that could be supported by delivery and to-go sales. Jack’s BBQ (1.0% of NRA and 1.0% of underwritten base rent) was provided with two months of base rent abatement for April and August 2020 and resumed full rental payments in September 2020. Elm Coffee (0.4% of NRA and 0.4% of underwritten base rent) was provided with five months of base rent abatement (May through September 2020). The first debt service payment on the 9th & Thomas Mortgage Loan is due in November 2020 and, as of September 8, 2020, the 9th & Thomas Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

Major Tenant.

Amazon Fulfillment Services, Inc. (159,037 square feet; 93.1% of NRA; 94.1% of underwritten base rent). Amazon occupies floors two through 11, plus 2,249 square feet of ground floor area adjacent to its elevator bays at the 9th & Thomas Property, for use by its Fulfillment by Amazon (“FBA”) division and its tax accounting division. Amazon’s FBA division provides merchants, businesses and individual clients with a product sales platform, handling product listings, inventory management, product shipments and customer support.

Amazon’s 15-year lease expires July 31, 2033, with two seven-year renewal options at fair market rent upon 15-21 months’ notice. Amazon was provided with $11,927,775 ($75 per square foot) as a tenant improvement allowance and also reportedly invested approximately $15.0 million of its own capital for additional build-out. Amazon’s initial rent was $6,043,406 ($38.00 per square foot), with 2.5% annual rent steps increasing base rent to $53.69 per square foot by the last year of the lease term. Additionally, pursuant to its lease, Amazon has the right to use 124 parking spaces for which it pays monthly rent equal to 120% of prevailing market rates. The lease does not provide any termination or contraction options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

The Amazon lease is guaranteed by Amazon.com, Inc. (“Amazon.com”) (Nasdaq: AMZN) (Moody’s/S&P/Fitch: A2/AA-/A+) for all payment obligations under the lease, subject to an initial cap equal to $31,516,077, which reduces by $81,372 per month to a cap of $16,869,055 by the last month of the lease term.

Amazon has a 30-day right of first offer to purchase the 9th & Thomas Property should it be marketed for sale or if the borrower receives a bona fide offer from a third party. Such right of first offer does not apply to a foreclosure or refinancing. For additional details regarding the right of first offer, see “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus. Amazon’s lease prohibits the 9th & Thomas Property from being sold (or for any other space at the property to be leased) to any of 13 entities that currently include: Apple, Barnes & Noble, Best Buy, Dell, eBay, Facebook, Google, HP, Microsoft, Samsung, Sony, Walmart and Snapchat (which list of entities may be updated by Amazon).

Amazon.com is one of the largest companies in the world in terms of market cap and provides e-commerce services and marketing and promotional services. Amazon.com’s global corporate headquarters is located within 0.5 miles of the 9th & Thomas Property and it currently occupies approximately 12.0 million square feet in the South Lake Union neighborhood of Seattle, Washington, employing approximately 50,000 people across the submarket. Amazon.com is now the region’s second largest employer, with Boeing as the largest and Microsoft as the third largest.

Environmental. According to the Phase I environmental site assessment dated February 25, 2020, there was no evidence of any recognized environmental conditions at the 9th & Thomas Property.

Historical and Current Occupancy(1)
2017(2)	2018	2019	Current(3)
NAV	98.8%	100.0%	98.6%
(1)	Historical Occupancy is provided by the borrower.
(2)	Further historical occupancy is not available, as the construction of the 9th & Thomas Property was completed in July 2018.
(3)	Current Occupancy is as of August 28, 2020.

Tenant Summary(1)
Tenant	Ratings (Moody’s/ S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Amazon	A2/AA-/A+	159,037	93.1%	$45.01	$7,157,882(3)	94.1%	7/31/2033
Residential Penthouse(4)		2,757	1.6	$57.07	$157,353	2.1	3/31/2030
Retail Tenants		6,559	3.8	$44.06	$288,977	3.8	Various

Occupied Collateral Total		168,353	98.6%	$45.17	$7,604,212	100.0%
Vacant Space (Retail)		2,459	1.4
Collateral Total		170,812	100.0%
(1)	Based on the underwritten rent roll dated August 28, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field. Amazon.com has provided a limited guaranty. See “Major Tenant” for further information.
(3)	Base Rent for Amazon is the straight-lined average rent over the 9th & Thomas Whole Loan term.
(4)	The Residential Penthouse is leased by Scott B. Redman, one of the borrower sponsors, and his wife, on a 12-year lease that commenced in March 2018. The starting rental rate was $11,500/month, with 3.0% annual escalations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

Lease Rollover Schedule (1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Base Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,459	1.4%	NAP	NAP	2,459	1.4%	NAP	NAP
2020	0	0	0.0	$0	0.0%	2,459	1.4%	$0	0.0%
2021	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2022	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2023	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2024	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2025	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2026	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2027	0	0	0.0	0	0.0	2,459	1.4%	$0	0.0%
2028	3	6,559	3.8	288,977	3.8	9,018	5.3%	$288,977	3.8%
2029	0	0	0.0	0	0.0	9,018	5.3%	$288,977	3.8%
2030	1	2,757	1.6	157,353	2.1	11,775	6.9%	$446,330	5.9%
2031 & Beyond	1	159,037	93.1	7,157,882	94.1	170,812	100.0%	$7,604,212	100.0%
Total	5	170,812	100.0%	$7,604,212	100.0%
(1)	Based on underwritten rent roll dated August 28, 2020. Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2019	Underwritten	Per SF	%(2)
Gross Potential Rent(3)	$6,513,314	$7,709,949	$45.14	70.0%
Total Recoveries	2,217,675	2,731,905	$15.99	24.8%
Parking Income(4)	561,858	570,794	$3.34	5.2%
Other Income	2,879	0	$0.00	0.0%
Net Rental Income	$9,295,726	$11,012,648	$64.47	100.0%
(Vacancy/Credit Loss)	0	(522,093)	($3.06)	(5.0%)
Effective Gross Income	$9,295,726	$10,490,555	$61.42	95.3%
Total Expenses	$2,460,347	$2,966,141	$17.36	28.3%
Net Operating Income	$6,835,379	$7,524,414	$44.05	71.7%
Total TI/LC, Capex/RR	0	59,623	$0.35	0.6%
Net Cash Flow	$6,835,379	$7,464,791	$43.70	71.2%
(1)	Further historical information is not available, as construction of the 9th & Thomas Property was completed in July 2018.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated August 28, 2020 plus contractual rent steps through September 2021 and vacant space underwritten at market rent. Rent for Amazon is the straight-lined average rent over the 9th & Thomas Whole Loan term.
(4)	Underwritten Parking Income is based on trailing 12-month actual income.

The Market. The 9th & Thomas Property is located at 234 9th Avenue North, at the southeast corner of 9th Avenue and Thomas Street in the heart of the South Lake Union neighborhood of downtown Seattle, Washington. Seattle has seen its population increase 18.6% since 2010, the fastest growth rate among the 50 largest U.S. cities. Seattle benefits from its large port with connections to emerging Asian markets, highly-trained and well-educated labor force, and a concentration of cloud computing and software development employers, particularly in the South Lake Union area. Notable technology tenants occupying Seattle central business district towers include Amazon, DocuSign, Zillow, F5, Qualtrics, and Dropbox. Other technology tenants with significant office space in the region include Microsoft, Google, Facebook, Oculus, and Tableau.

Access to the 9th & Thomas Property is via local roads to Interstate 5, which runs through the Seattle metropolitan area and across Highway 99. The local area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail, and two streetcar lines (South Lake Union and First Hill).

According to the appraisal, the 9th & Thomas Property is part of the Downtown Seattle office market and the Lake Union office submarket. For the trailing four quarters ended the second quarter of 2020, with respect to Class A office space, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

Downtown Seattle office market had total office inventory of approximately 52.9 million square feet, with a vacancy rate of 5.9%, an average asking rent of $45.99 per square foot, and net absorption of approximately 4.0 million square feet. The Lake Union office submarket had total office inventory of approximately 10.4 million square feet, with a vacancy rate of 1.8%, an average asking rent of $51.46 per square foot, and net absorption of approximately 1.0 million square feet.

The biggest lease of the second quarter 2020 in the Seattle market was Amazon.com’s lease of 111,368 square feet at a former Macy’s department store in Redmond Town Center. Amazon.com’s office footprint in the region now exceeds 18.0 million square feet, including future space commitments.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 9th & Thomas Property was 76,692, 252,312, 478,675, respectively. The 2019 average household income within the same radii was $116,395, $126,893, and $132,777, respectively.

See below for charts of comparable office sales and rentals for the 9th & Thomas Property:

Comparable Office Sales(1)
Property / Address	Year Built/ Renov.	Distance from Subject	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	NOI PSF	Cap Rate
9th & Thomas(2) 234 9th Avenue North Seattle, WA	2018/N/A	N/A	170,812(3)	98.6%(3)	N/A	N/A	N/A	$40.02(4)	4.29%(5)
Tower 333(2) 333 108th Avenue Bellevue, WA	2008/2020	10.4 miles	435,091	100%	Mar-20	$401,460,000	$922.70	$38.75	4.20%
Amazon Phase VIII(2) 325 9th Ave. N. Seattle, WA	2015/N/A	0.0 miles	317,804	100%	Dec-19	$270,100,000	$849.89	$38.25	4.50%
Arbor Blocks(6) 300 8th Ave N Seattle, WA	2019/N/A	0.1 miles	388,072	100%	Nov-19	$415,000,000	$1,069.39	$45.45	4.25%
Troy Block(2) 300 Boren Avenue N. Seattle, WA	2017/N/A	0.3 miles	811,463	100%	Mar-19	$740,000,000	$911.93	$40.58	4.45%
400 Fairview 400 Fairview Ave. N. Seattle, WA	2015/N/A	0.3 miles	349,152	99%	Jul-18	$338,425,250	$969.28	$40.71	4.20%
202 Westlake(2) 202 Westlake Ave. N. Seattle, WA	2013/N/A	0.1 miles	130,710	100%	May-18	$129,500,000	$990.74	$43.59	4.40%
(1)	Source: Appraisal.
(2)	100% of office space leased by Amazon.
(3)	Based on underwritten rent roll dated August 28, 2020.
(4)	NOI PSF based on 2019 financial information.
(5)	Cap Rate based on 2019 NOI and the appraised value.
(6)	100% of office space leased by Facebook.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

Comparable Office Rentals(1)
Property / Address	Year Built/ Renov.	Distance from Subject	Total GLA (SF) / # Stories	Tenant Name	Lease Date/ Term (Mos)	Lease Area (SF)	Annual Base Rent PSF (NNN)	Rent Escalation
9th & Thomas 234 9th Avenue North Seattle, WA	2018/N/A	N/A	170,812 / 12	Amazon	Jul-18 / 180	159,037	$38.00	2.5%/yr
2+U (Qualtrics Tower) 1201 2nd Avenue Seattle, WA	2019/N/A	1.1 miles	686,908 / 38	Dropbox, Inc. Spaces	Oct-20 / 147 Jul-19 / 150	120,886 90,848	$45.50 $42.50	2.75%/yr 2.75%/yr
8th + Olive 720 Olive Way Seattle, WA	1981/2014	0.6 miles	300,710 / 20	AirBNB	Jul-20 / 61	15,631	$39.00	3.0%/yr
Watershed Building 900 N 34th St Seattle, WA	2020/N/A	2.3 miles	66,542 / 7	Schultz Family Foundation	Apr-20 / 144	21,806	$52.00	2.5%/yr
Rainier Square 1301 5th Ave, Seattle, WA	2020/N/A	0.9 miles	994,567 / 58	Amazon	Jan-20 / 180	722,000	$39.00	2.5%/yr
450 Alaskan 450 Alaskan Way S. Seattle, WA	2017/N/A	2.2 miles	166,772 / 7	Nestle	Jun-19 / 120	57,610	$40.00	2.75%/yr
503 Westlake 503 Westlake Seattle, WA	1919/2017	0.3 miles	38,640 / 6	Compass Realty	Apr-19 / 132	18,936	$40.00	2.75%/yr
(1)	Source: Appraisal.

The Borrower. The borrowing entity for the 9th & Thomas Mortgage Loan is 234 9th, LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. Legal counsel for the 9th & Thomas Whole Loan delivered a non-consolidation opinion in connection with the 9th & Thomas Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Scott B. Redman and Richard C. Redman. Scott B. Redman is the current CEO of Sellen Construction and the son of Richard C. Redman, the former CEO of Sellen Construction. Sellen Construction is a family-owned general contractor that has owned the 9th & Thomas Property site since 1944. In its 76-year history, Sellen Construction has completed over 700 projects in the Pacific Northwest, including over 50 LEED certified projects. Sellen Construction’s clients have included Microsoft, Amazon, AT&T, Vulcan and The Bill and Melinda Gates Foundation, and some of their most well-known Seattle developments include the WaMu Tower, Seattle Children’s Hospital, Watermark Tower and Fairmont Olympic Hotel. Sellen Construction has developed three Seattle office properties for Amazon, including the 9th & Thomas Property, and was recently engaged to build a fourth: the Bellevue 600 Tower.

Property Management. The 9th & Thomas Property is managed by B/T Washington, LLC, d/b/a Blanton Turner, which is headquartered in Seattle, Washington and manages a portfolio of 70 locations in the Seattle market including six properties in the South Lake Union/Eastlake submarket (inclusive of the 9th & Thomas Property). The subterranean parking garage is managed by SP Plus Corporation, a Delaware corporation, pursuant to a separate parking garage management agreement.

Escrows and Reserves.

Real Estate Taxes – The borrower deposited $406,459 into a real estate tax reserve at origination and is required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes, which currently equates to $81,292.

Insurance – The borrower deposited $140,847 into an insurance reserve at origination and is required to escrow an ongoing monthly insurance payment in an amount equal to 1/12th of the annual estimated insurance premiums if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserve – The borrower is required to escrow monthly $712 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 6 – 9th & Thomas

Lockbox / Cash Management. The 9th & Thomas Whole Loan is structured with a hard lockbox and in-place cash management. Revenues from the 9th & Thomas Property are required to be deposited directly into the lockbox account and transferred on each business day into the cash management account controlled by the lender to be applied and disbursed in accordance with the 9th & Thomas Whole Loan documents. During the occurrence and continuance of a Cash Sweep Period (as defined below), all excess cash is required to be held by the lender as additional collateral for the 9th & Thomas Whole Loan. In the event a Cash Sweep Period occurs more than once during the 9th & Thomas Whole Loan term, the Cash Sweep Period will not be cured and all excess cash will continue to be collected and held by the lender until the full repayment of the 9th & Thomas Whole Loan.

A “Cash Sweep Period” means the earliest of the period:

(i)	commencing when the amortizing debt service coverage ratio is less than 1.10x (tested quarterly) and ending when the amortizing debt service coverage ratio is at least 1.10x (tested quarterly for two consecutive quarters);

(ii)	during an Amazon Bankruptcy Event (as defined below) until cured;

(iii)	during an Amazon Credit Event (as defined below) until cured;

(iv)	during an Amazon Renewal Event (as defined below) until cured; and

(v)	during an Amazon Rent Event (as defined below) until cured.

An “Amazon Bankruptcy Event” will commence if Amazon (or Amazon.com) avails itself of any bankruptcy laws and will be cured when (x) Amazon (and Amazon.com) has assumed the Amazon lease without any material alterations and the bankruptcy court has affirmed such assumption of the lease, (y) Amazon continuously operates at the 9th & Thomas Property for no less than 60 consecutive business days, and (z) Amazon is paying full rent as is required under its lease.

An “Amazon Credit Event” will commence when Amazon (or Amazon.com) experiences a downgrade in its long-term unsecured debt rating below BBB- by S&P (or the equivalent by any rating agency) and will be cured when such long-term unsecured debt rating is not less than at least BBB- by S&P (or the equivalent by any rating agency).

An “Amazon Renewal Event” will commence upon the earlier of (x) Amazon giving notice of non-renewal, or (y) Amazon failing to renew its lease on or before the date required under the lease, and will be cured when, as applicable, (x) Amazon renews its lease pursuant to the terms thereof, or (y) a Replacement Tenant (as defined below) has entered into a replacement lease and is open for business and paying full, unabated rent.

An “Amazon Rent Event” will commence when Amazon is in rent default and will be cured when Amazon has cured all monetary defaults to the reasonable satisfaction of the lender.

A “Replacement Tenant” means a tenant (or a lease guarantor) with a long-term unsecured debt rating of not less than BBB- by S&P (or the equivalent by any rating agency), and otherwise reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,800,000	Title:	Fee
Cut-off Date Principal Balance:	$25,800,000	Property Type - Subtype:	Office – Flex
% of IPB:	3.7%	Net Rentable Area (SF):	301,230
Loan Purpose:	Refinance	Location:	Bridgeville, PA
Borrower:	Laurel Abele, L.P.	Year Built / Renovated:	1989-2009 / 2015-2019
Borrower Sponsors:	James D. Scalo, John F. Scalo	Occupancy:	93.8%
Interest Rate:	4.00000%	Occupancy Date:	9/2/2020
Note Date:	9/3/2020	4th Most Recent NOI (As of):	$2,177,419 (12/31/2017)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$2,284,945 (12/31/2018)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,711,833 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$2,928,101 (TTM 7/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.5%
Amortization Type:	IO-Balloon	UW Revenues:	$4,738,830
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,814,965
Lockbox / Cash Management:	Springing	UW NOI:	$2,923,865
Additional Debt:	No	UW NCF:	$2,592,151
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,500,000 / $138
Additional Debt Type:	N/A	Appraisal Date:	8/13/2020

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$86
Taxes:	$192,387	$65,984	N/A	Maturity Date Loan / SF:	$74
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.2%
Replacement Reserves:	$0	$5,523	N/A	Maturity Date LTV:	53.8%
TI/LC:	$300,000	$25,103	$600,000	UW NCF DSCR:	1.75x
Other:	$45,050	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,800,000	100.0%	Payoff Existing Debt	$23,070,558	89.4%
			Return of Equity	1,845,949	7.2
			Upfront Reserves	537,437	2.1
			Closing Costs	346,056	1.3
Total Sources	$25,800,000	100.0%	Total Uses	$25,800,000	100.0%

(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Abele Business Park mortgage loan has an outstanding principal balance as of the Cut-off Date of $25,800,000 (the “Abele Business Park Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 301,230 square foot, office flex property located in Bridgeville, Pennsylvania (the “Abele Business Park Property”). The Abele Business Park Mortgage Loan has a 10-year term and, following a three-year interest-only period, amortizes on a 30-year schedule.

The Property. The Abele Business Park Property is a 17 building office flex property that is approximately 82% office space and 18% warehouse space. The Abele Business Park Property is 93.8% occupied by 72 tenants as of September 2, 2020. The Abele Business Park Property was built between 1989 and 2009. The Abele Business Park Property was renovated between 2015 and 2019. The Abele Business Park Property is situated on approximately 49.58 acres and is located approximately 12 miles southwest of Pittsburgh, Pennsylvania. The borrower sponsors acquired the Abele Business Park Property in 2015 out of receivership as part of a distressed sale. Since acquiring the Abele Business Park Property, the borrower sponsors have invested approximately $830,000 in capital improvements, including new HVAC, parking lots, park signage, landscaping, site poles, walking trail and painting. The borrower sponsors have also spent approximately $2.4

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

million in tenant improvement costs since acquisition. Including closing costs, the borrower sponsors’ total cost basis in the Abele Business Park Property is approximately $30.6 million.

The Abele Business Park Property contains 975 parking spaces which equates to a parking ratio of approximately 3.2 spaces per 1,000 square feet of net rentable area.

COVID-19 Update. As of September 3, 2020, approximately 100.0% of the occupied square footage at the Abele Business Park property and approximately 97.9% of the underwritten base rent made their September 2020 payments. Three tenants totaling approximately 5.6% of NRA entered into rent deferment agreements for rents payable in May, June and July, of which deferred rents still owed were reserved for at origination.

Major Tenants.

Junior Achievement (17,762 square feet; 5.9% of NRA; 5.4% of underwritten base rent). Junior Achievement is a volunteer-delivered non-profit organization that works with kindergarten through 12th grade students focusing on workforce development, entrepreneurship and financial literacy. Junior Achievement has been a tenant at the Abele Business Park Property since June 2018, has a current lease expiration date in May 2028 and has no renewal options remaining. Junior Achievement has no termination options. Junior Achievement uses its space as its office headquarters.

Dr. Gertrude A. Barber Center, Inc. (17,750 square feet; 5.9% of NRA; 6.5% of underwritten base rent). Dr. Gertrude A. Barber Center, Inc. is a non-profit that organization that provides services to children, adults and families who are faced with autism, intellectual disabilities and behavioral health challenges. Dr. Gertrude A. Barber Center, Inc. has been a tenant at the Abele Business Park Property since July 2014, has a current lease expiration date in June 2026 and has no renewal options remaining. Dr. Gertrude A. Barber Center, Inc. has no termination options. Dr. Gertrude A. Barber Center, Inc. uses its space as its Pittsburgh office.

Sizewise (15,300 square feet; 5.1% of NRA; 4.3% of underwritten base rent). Sizewise is a privately owned, global medical equipment and consumer sleep systems manufacturer. Sizewise has been a tenant at the Abele Business Park Property since December 2002, has a current lease expiration date in September 2024 and has no renewal options remaining. Sizewise has no termination options.

Environmental. According to the Phase I environmental assessment dated August 25, 2020, there was no evidence of any recognized environmental conditions at the Abele Business Park Property.

Historical and Current Occupancy(1)

	2017	2018	2019	Current(2)
Abele Business Park	84.5%	90.9%	97.3%	93.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 2, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Junior Achievement	NR / NR / NR	17,762	5.9%	$13.92	$247,247	5.4%	5/31/2028
Dr. Gertrude A. Barber Center, Inc.	NR / NR / NR	17,750	5.9	$16.91	300,197	6.5	6/30/2026
Sizewise	NR / NR / NR	15,300	5.1	$12.87	196,987	4.3	9/30/2024
RX Partners	NR / NR / NR	13,104	4.4	$17.74	232,481	5.1	12/31/2023
Wesley Spectrum	NR / NR / NR	12,859	4.3	$17.12	220,200	4.8	12/31/2027
Careform(2)	NR / NR / NR	12,124	4.0	$20.09	243,571	5.3	5/31/2029
The Management Service Group(3)	NR / NR / NR	9,536	3.2	$17.05	162,555	3.5	12/31/2022
T3 Global Strategies, Inc.	NR / NR / NR	9,355	3.1	$18.57	173,731	3.8	4/30/2023
Advacare Home Services, Inc.	NR / NR / NR	9,060	3.0	$13.75	124,568	2.7	9/30/2022
Applied Control Engineering, Inc.	NR / NR / NR	7,384	2.5	$15.02	110,944	2.4	9/30/2024
Top Ten Tenants		124,234	41.2%	$16.20	$2,012,481	43.8%

Non Top Ten Tenants		158,247	52.5%	$16.34	$2,585,606	56.2%

Occupied Collateral Total / Wtd. Avg.		282,481	93.8%	$16.28	$4,598,087	100.0%

Vacant Space		18,749	6.2%

Collateral Total		301,230	100.0%

(1)	Based on the underwritten rent roll dated September 2, 2020 with rent steps through June 2021.

(2)	Careform has a one-time right to terminate its lease after May 31, 2026 with 180 days’ notice and payment of a termination fee equal to one month’s rent plus unamortized tenant improvements.

(3)	The Management Service Group has a one-time right to terminate its lease after December 31, 2021 with six months’ notice and payment of a termination fee equal to unamortized tenant improvements.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,749	6.2%	NAP	NAP	18,749	6.2%	NAP	NAP
2020 & MTM	8	18,443	6.1	$315,598	6.9%	37,192	12.3%	$315,598	6.9%
2021	15	30,125	10.0	492,358	10.7	67,317	22.3%	$807,956	17.6%
2022	14	53,433	17.7	846,897	18.4	120,750	40.1%	$1,654,853	36.0%
2023	16	60,464	20.1	1,014,577	22.1	181,214	60.2%	$2,669,430	58.1%
2024	7	35,362	11.7	534,382	11.6	216,576	71.9%	$3,203,812	69.7%
2025	5	10,688	3.5	171,976	3.7	227,264	75.4%	$3,375,788	73.4%
2026	2	23,637	7.8	382,144	8.3	250,901	83.3%	$3,757,932	81.7%
2027	3	20,443	6.8	349,337	7.6	271,344	90.1%	$4,107,269	89.3%
2028	1	17,762	5.9	247,247	5.4	289,106	96.0%	$4,354,516	94.7%
2029	1	12,124	4.0	243,571	5.3	301,230	100.0%	$4,598,087	100.0%
2030	0	0	0.0	0	0.0	301,230	100.0%	$4,598,087	100.0%
2031 & Beyond	0	0	0.0	0	0.0	301,230	100.0%	$4,598,087	100.0%
Total	72	301,230	100.0%	$4,598,087	100.0%
(1)	Based on the underwritten rent roll dated September 2, 2020 with rent steps through June 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,804,109	$3,966,957	$4,374,835	$4,569,666	$4,458,728	$14.80	87.9%
Rent Steps(3)	0	0	0	0	139,359	0.46	2.7
Vacant Income	0	0	0	0	330,978	1.10	6.5
Gross Potential Rent	$3,804,109	$3,966,957	$4,374,835	$4,569,666	$4,929,065	$16.36	97.2%
Total Reimbursements	168,180	98,285	134,764	151,445	140,743	0.47	2.8
Net Rental Income	$3,972,289	$4,065,242	$4,509,599	$4,721,111	$5,069,808	$16.83	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(330,978)	(1.10)	(6.5)
Effective Gross Income	$3,972,289	$4,065,242	$4,509,599	$4,721,111	$4,738,830	$15.73	93.5%

Total Expenses	$1,794,870	$1,780,297	$1,797,766	$1,793,010	$1,814,965	$6.03	38.3%

Net Operating Income	$2,177,419	$2,284,945	$2,711,833	$2,928,101	$2,923,865	$9.71	61.7%

Total TI/LC, Capex/RR	0	0	0	0	331,715	1.10	7.0

Net Cash Flow	$2,177,419	$2,284,945	$2,711,833	$2,928,101	$2,592,151	$8.61	54.7%
(1)	TTM represents the trailing 12-month period ending July 31, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten rent steps through June 2021.

The Market. The Abele Business Park Property is located in Bridgeville, Allegheny County, Pennsylvania. The Abele Business Park Property is situated approximately 12 miles southwest of Pittsburgh in the Pittsburgh office market. As of the first quarter of 2020, the Pittsburgh office market contains 138,076,224 square feet, a vacancy rate of 8.3% and asking rent of $19.05 per square foot. The Abele Business Park Property is located within the South Pittsburgh/I-79 office submarket. As of the first quarter of 2020, the South Pittsburgh/I-79 office submarket contains 1,347,421 square feet, a vacancy rate of 6.0% and asking rent of $17.62 per square foot. The appraisal determined market rent of $12.50 per square foot for flex space, $17.50 per square foot for office space, $22.00 per square foot for office suite space and $10.00 per square foot for warehouse space. The estimated 2020 population within a one-, three- and five-mile radius of the Abele Business Park Property is 6,153, 41,286 and 142,801, respectively. The estimated 2020 median household income within Allegheny County is $60,719.

The following table presents office rental data with respect to comparable office property leases with respect to the Abele Business Park Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Months)
Abele Business Park Various Bridgeville, PA	1989-2009	93.8%	301,230	-	-	$17.01	-	-
44 Abele Road 44 Abele Road Bridgeville, PA	2017	N/A	80,000	ConnectiveRX	12,940	$23.00	Oct-19	60
1100 Washington Avenue 1100 Washington Avenue Carnegie, PA	1940	N/A	50,000	First Title and Review	1,259	$15.00	Aug-19	12
800 North Bell Avenue Building VI 800 North Bell Avenue Building Carnegie, PA	1991	N/A	28,000	CBX	6,240	$21.50	Oct-18	120
600 North Bell Avenue Building 1 600 North Bell Avenue Carnegie, PA	1979	N/A	32,000	Saira America, Inc.	2,600	$20.00	Sep-18	60
Dormont Village 2961-2973 West Liberty Avenue Pittsburgh, PA	1955	N/A	51,500	Beer Town LLC	3,600	$11.50	Aug-19	120
(1)	Source: Appraisal, except for Abele Business Park, which information is based on the underwritten rent roll dated September 2, 2020.

(2)	For the Abele Business Park Property, Rent PSF represents weighted average underwritten office rent per occupied square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

The following table presents flex rental data with respect to comparable flex property leases with respect to the Abele Business Park Property as identified in the appraisal:

Comparable Flex Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Months)
Abele Business Park Various Bridgeville, CA	1989-2009	93.8%	301,230	-	-	$15.59	-	-
1909 New Texas Road 1909 New Texas Road Plum, PA	2001	N/A	25,600	American Made Nutrition	8,600	$6.70	Jun-18	60
125 51st Street 125 51st Street Pittsburgh, PA	2002	N/A	52,965	Moments Climbing	23,592	$11.00	May-20	122
202 West Bridge Drive 202 West Bridge Drive Morgan, PA	1980	N/A	10,710	WKW Industrial Services	1,500	$9.50	Oct-18	60
100 Business Center Drive - PA 100 Business Center Drive Pittsburgh, PA	1987	N/A	23,573	Sherwood Values	6,000	$11.50	May-18	60
(1)	Source: Appraisal, except for Abele Business Park, which information is based on the underwritten rent roll dated September 2, 2020.

(2)	For the Abele Business Park Property, Rent PSF represents weighted average underwritten flex rent per occupied square foot.

The Borrower. The borrower is Laurel Abele, L.P., a Pennsylvania limited partnership and special purpose entity with no independent directors. James D. Scalo and John F. Scalo are the guarantors of certain nonrecourse carve-outs under the Abele Business Park Mortgage Loan. No non-consolidation opinion was provided in connection with the origination of the Abele Business Park Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are James D. Scalo and John F. Scalo. James D. Scalo is the president of Burns & Scalo Real Estate Services (“BSRES”), which has developed and manages over 5.0 million square feet of office, warehouse, flex and retail property in western Pennsylvania. BSRES, founded in 1956, has expanded its investment and services portfolio to include commercial office structures, flex and warehouse buildings, apartments, storage facilities and built-to-suit opportunities. The company owns and manages several million SF of commercial real estate for both private investment and third-party owners. John F. Scalo is the president and CEO of Burns Scalo Roofing.

In addition to liability for the standard non-recourse carve-outs, the borrower and the loan sponsors have personal liability for the repayment of a portion of the Abele Business Park Mortgage Loan in the amount equal to 25% of the unpaid principal balance of the Abele Business Park Mortgage Loan, to the extent of any deficiency.

Property Management. The Abele Business Park Property is managed by Burns Scalo Management LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $192,387 for real estate taxes, $300,000 for future tenant improvements and leasing commissions and $45,050 for future rent concessions.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $65,984.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no Abele Business Park Sweep Event Period (as defined below) is ongoing. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,523 for replacement reserves (approximately $0.22 per square foot annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 7 – Abele Business Park

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $25,103 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $600,000.

Lockbox / Cash Management. The Abele Business Park Mortgage Loan is structured with a springing lockbox and springing cash management. The Abele Business Park Mortgage Loan requires that during the continuance of an Abele Business Park Sweep Event Period (as defined below), the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of an Abele Business Park Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Abele Business Park Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Abele Business Park Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Abele Business Park Mortgage Loan. To the extent that no Abele Business Park Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

An “Abele Business Park Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Abele Business Park Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months; or (iii) the occupancy, as calculated by the lender, at the Abele Business Park Property falls below 78%.

An Abele Business Park Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; and with regard to clause (iii) above, the occupancy (as calculated by the lender) is equal to or greater than 78% for at least one calendar quarter.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	150,730
Loan Purpose:	Refinance	Location:	Long Beach, CA
Borrower:	4900 Long Beach Office, LLC	Year Built / Renovated:	1986 / 2018
Borrower Sponsor(1):	SPT LNR Property Sub, LLC	Occupancy:	91.2%
Interest Rate:	3.98800%	Occupancy Date:	9/18/2020
Note Date:	9/25/2020	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(3):	$179,356 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI (As of)(3):	$428,996 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(3):	$731,972 (TTM 8/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.3%
Amortization Type:	Balloon	UW Revenues:	$4,075,006
Call Protection:	L(24),DeforGrtr1%orYM(90),O(6)	UW Expenses:	$1,545,242
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,529,764
Additional Debt:	No	UW NCF:	$2,273,523
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$34,500,000 / $229
Additional Debt Type:	N/A	Appraisal Date:	8/21/2020

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$146
Taxes:	$179,221	$25,603	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	$2,512	$150,000	Maturity Date LTV:	50.6%
TI/LC:	$0	$18,841	$1,500,000	UW NCF DSCR:	1.81x
Other Reserve:	$1,083,513	$0	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000		100.0%	Payoff Existing Debt	$18,129,149	82.4%
				Upfront Reserves	1,262,735	5.7
				Closing Costs	171,070	0.8
				Return of Equity	2,437,047	11.1
Total Sources	$22,000,000		100.0%	Total Uses	$22,000,000	100.0%

(1)	The borrower sponsor for the Airport Plaza Mortgage Loan (as defined below) is an affiliate of SMC, the mortgage loan seller of such mortgage loan.

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	The Airport Plaza Property (as defined below) previously served as collateral to a $12,900,000 mortgage loan securitized in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100.0% of the NRA, vacated at the expiration of its lease in 2012. The borrower acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was approximately 29.3% occupied; therefore, full year financials are not available prior to 2018. Historical collections and occupancy have trended positively following the borrower sponsor’s acquisition, as the borrower sponsor has invested more than $9,000,000 to retrofit the buildings from a single tenant layout to a multitenant floorplan.

The Loan. The Airport Plaza mortgage loan has an outstanding principal balance as of the Cut-off Date of $22,000,000 (the “Airport Plaza Mortgage Loan”) and is secured by a first lien mortgage on the borrower’s leasehold interest in a 150,730 square foot, suburban office property located in Long Beach, California (the “Airport Plaza Property”). The Airport Plaza Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Airport Plaza Property is a Class A, multi-tenant office building located in Long Beach, California. The collateral consists of two adjoining three-story multi-tenant buildings totaling 150,730 square feet and a two-story parking structure containing 785 parking spaces (approximately 5.2 spaces per 1,000 square feet). The Airport Plaza Property previously served as collateral to a $12,900,000 mortgage loan securitized in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100.0% of the NRA, vacated at the expiration of its lease in 2012. The borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was approximately 29.3% occupied. The Airport Plaza Property was originally developed as a single-tenant building in 1986 and was recently renovated and converted into a multi-tenant building in 2018. Since 2018, the borrower sponsor has invested approximately $9,000,000 in capital and tenant improvements, including elevator upgrades, new restroom finishes, signage improvements, lobby/corridor upgrades and suite renovations.

The Airport Plaza Property is subject to a ground lease as further described under “Ground Lease” below.

COVID-19 Update. As of September 10, 2020, tenants accounting for 100.0% of the occupied square footage at the Airport Plaza Property and 100.0% of the underwritten base rent made their September payments.

Major Tenants.

Traffic Management Inc (50,850 square feet; 33.7% of NRA; 38.8% of underwritten rent). Traffic Management Inc is the largest privately-owned minority business based in the United States. Traffic Management Inc provides products and services that include traffic control services, engineering, equipment rentals, product sales, sign manufacturing and installation and 24/7 emergency dispatch response. Traffic Management Inc signed an approximately seven-year lease and relocated the company’s headquarters to the Airport Plaza Property. Additionally, Traffic Management Inc invested $2.2 million into the buildout of its suite. Traffic Management Inc has been at the Airport Plaza Property since February 2020, has a current lease expiration date in September 2027 and has two five-year renewal options remaining. Traffic Management Inc has no termination options.

Healthcare Partners (32,255 square feet; 21.4% of NRA; 20.9% of underwritten rent). Healthcare Partners aims to develop innovative models of healthcare delivery that improve its patients' quality of life while containing healthcare costs by delivering coordinated care to more than 575,000 managed care patients in California. Healthcare Partners has been at the Airport Plaza Property since August 2015, has a current lease expiration date in October 2026 and has two five-year renewal options remaining. Healthcare Partners has no termination options.

Redfin (25,470 square feet; 16.9% of NRA; 18.9% of underwritten rent). Redfin is a real estate brokerage that combines an online model, in which consumers can browse homes and take virtual tours, and an offline model, in which real estate agents whom the company employs meet with the home shoppers and take them to tour properties. Redfin signed an approximately seven-year lease and subsequently expanded into an additional 9,352 square feet shortly after taking occupancy in 2018. Redfin has been at the Airport Plaza Property since May 2018, has a current lease expiration date in December 2024 and has one five-year renewal option remaining. Redfin has no termination options.

Environmental. According to the Phase I environmental assessment dated August 28, 2020, there was no evidence of any recognized environmental conditions at the Airport Plaza Property.

Historical and Current Occupancy(1)(2)
	2017	2018	2019	Current(3)
Airport Plaza	29.3%	47.1%	53.3%	91.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The Airport Plaza Property previously served as collateral to a $12,900,000 mortgage loan in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100% of the NRA, vacated at the expiration of its lease in 2012. The borrower acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was approximately 29.3% occupied. The borrower sponsor has since invested more than $9.0 million to convert the Airport Plaza Property to a multitenant building and has leased it up to the current occupancy of 91.2%.

(3)	Current Occupancy is as of September 18, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Traffic Management Inc(2)	NR / NR / NR	50,850	33.7%	$30.28	$1,539,840	38.8%	9/30/2027
Healthcare Partners(3)	NR / NR / NR	32,255	21.4	$25.74	830,111	20.9	10/31/2026
Redfin(4)	NR / NR / NR	25,470	16.9	$29.42	749,245	18.9	12/17/2024
Children’s Home Society(5)	NR / NR / NR	11,948	7.9	$28.74	343,361	8.6	1/10/2023
ADP(6)	NR / NR / NR	10,621	7.0	$28.92	307,192	7.7	2/29/2024
Forensic Analytical Consulting(7)	NR / NR / NR	6,361	4.2	$31.80	202,280	5.1	1/31/2031

Occupied Collateral Total/Wtd. Avg.		137,505	91.2%	$28.89	$3,972,029	100.0%

Vacant Space		13,225	8.8%

Collateral Total		150,730	100.0%

(1)	Based on the underwritten rent roll dated September 18, 2020 with rent steps through March 2021.

(2)	Traffic Management Inc has two five-year renewal options remaining.

(3)	Healthcare Partners has two five-year renewal options remaining.

(4)	Redfin has one five-year renewal option remaining.

(5)	Children’s Home Society has two three-year renewal options remaining.

(6)	ADP has a one-time right to terminate its lease after October 2021 with notice by January 2021 and payment of a termination fee equal to unamortized tenant improvements, leasing commissions and abated rent. ADP has one five-year renewal option remaining.

(7)	Forensic Analytical Consulting has two five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	13,225	8.8%	NAP	NAP	13,225	8.8%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	13,225	8.8%	$0	0.0%
2021	0	0	0.0	0	0.0	13,225	8.8%	$0	0.0%
2022	0	0	0.0	0	0.0	13,225	8.8%	$0	0.0%
2023	1	11,948	7.9	343,361	8.6	25,173	16.7%	$343,361	8.6%
2024	2	36,091	23.9	1,056,437	26.6	61,264	40.6%	$1,399,798	35.2%
2025	0	0	0.0	0	0.0	61,264	40.6%	$1,399,798	35.2%
2026	1	32,255	21.4	830,111	20.9	93,519	62.0%	$2,229,909	56.1%
2027	1	50,850	33.7	1,539,840	38.8	144,369	95.8%	$3,769,749	94.9%
2028	0	0	0.0	0	0.0	144,369	95.8%	$3,769,749	94.9%
2029	0	0	0.0	0	0.0	144,369	95.8%	$3,769,749	94.9%
2030	0	0	0.0	0	0.0	144,369	95.8%	$3,769,749	94.9%
2031 & Beyond	1	6,361	4.2	202,280	5.1	150,730	100.0%	$3,972,029	100.0%
Total	6	150,730	100.0%	$3,972,029	100.0%
(1)	Based on the underwritten rent roll dated September 18, 2020 with rent steps through March 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

Operating History and Underwritten Net Cash Flow(1)
	2018	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,497,937	$1,846,862	$2,215,115	$3,903,001	$25.89	86.5%
Rent Steps(4)	0	0	0	69,028	0.46	1.5
Vacant Income	0	0	0	436,425	2.90	9.7
Gross Potential Rent	$1,497,937	$1,846,862	$2,215,115	$4,408,454	$29.25	97.7%
Total Reimbursements	41,258	12,421	12,421	97,450	0.65	2.2
Other Income	0	0	5,527	5,527	0.04	0.1
Net Rental Income	$1,539,195	$1,859,283	$2,233,064	$4,511,431	$29.93	100.0%
(Vacancy/Credit Loss)	0	0	0	(436,425)	(2.90)	(9.7)
Effective Gross Income	$1,539,195	$1,859,283	$2,233,064	$4,075,006	$27.04	90.3%
Total Expenses	$1,359,839	$1,430,287	$1,501,091	$1,545,242	$10.25	37.9%
Net Operating Income	$179,356	$428,996	$731,972	$2,529,764	$16.78	62.1%
Total TI/LC, Capex/RR	0	0	0	256,241	1.70	6.3
Net Cash Flow	$179,356	$428,996	$731,972	$2,273,523	$15.08	55.8%
(1)	The Airport Plaza Property previously served as collateral to a $12,900,000 mortgage loan in MSC 2007-HQ12. The previous mortgage loan defaulted after Boeing, which occupied 100.0% of the NRA, vacated at the expiration of its lease in 2012. The borrower acquired the Airport Plaza Property in an REO sale in October 2017, at which time the Airport Plaza Property was approximately 29.3% occupied, therefore full year financials are not available prior to 2018.

(2)	TTM represents the trailing 12-month period ending August 31, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Rent steps taken through March 2021.

The Market. The Airport Plaza Property is located in Long Beach, Los Angeles County, California. The Airport Plaza Property is situated between Los Angeles and Orange County, within the Los Angeles office market. As of the second quarter of 2020, the Los Angeles office market contained 448,576,070 square feet, a vacancy rate of 10.3% and asking rent of $39.30 per square foot. The Airport Plaza Property is located within the Long Beach Suburban office submarket. As of the second quarter of 2020, the Long Beach Suburban office submarket contains 9,982,250 square feet, a vacancy rate of 8.3% and asking rent of $29.19 per square foot. The appraisal determined market rent of $31.80 per square foot for office space. The estimated 2019 population within a one-, three- and five-mile radius of the Airport Plaza Property was 12,108, 217,408 and 659,845, respectively. The estimated 2019 median household income within the same radii are $93,004, $75,551 and $66,715, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

The following table presents office rental data with respect to comparable office properties with respect to the Airport Plaza Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Commencement	Lease Term (Yrs.)
Airport Plaza 4900-4910 Airport Plaza Drive Long Beach, CA	1986	91.2%	150,730	-	-	$28.89	-	-
Park Tower 5150 East Pacific Coast Highway Long Beach, CA	1982	98%	119,517	Alpha Star Corporation	4,268	$30.60	Nov-20	1.0
Airport Plaza – Building B 5001 Airport Plaza Drive Long Beach, CA	1984	87%	52,401	AST	3,210	$30.00	Jul-20	5.4
Kilroy Airport Center 3900 Kilroy Airport Way Long Beach, CA	1987	91%	129,893	Ameriprise Financial	4,890	$35.16	Nov-19	5.4
Airport Plaza – Building A 5000 Airport Plaza Drive Long Beach, CA	1983	100%	73,818	Advanced Medical Management	18,601	$27.60	Jul-19	5.4
Freeway Business Center 1501 Hughes Way Long Beach, CA	1982	97%	78,404	First Bank	2,117	$30.00	Jun-19	5.0
Long Beach Airport Business Park – Building H 5000 East Spring Street Long Beach, CA	1989	97%	166,246	PMA Consultants, L.L.C.	2,289	$27.60	Apr-19	5.9
(1)	Source: Appraisal.

(2)	For the Airport Plaza Property, represents average underwritten rent per occupied square foot based on the underwritten rent roll dated September 18, 2020.

The Borrower. The borrowing entity for the Airport Plaza Mortgage Loan is 4900 Long Beach Office, LLC, a Delaware limited liability company and special purpose entity with no independent director. SPT LNR Property Sub, LLC (“SPT”) is the guarantor of certain nonrecourse carve-outs under the Airport Plaza Mortgage Loan.

The Loan Sponsor. The Airport Plaza Mortgage Loan borrower sponsors is SPT. SPT is the largest commercial mortgage REIT in the United States, having deployed over $51 billion in capital since inception. SPT has over 350 employees worldwide. SMC is an affiliate of SPT and LNR Partners, LLC, which was the special servicer of the prior CMBS loan on the Airport Plaza Property and is the special servicer of the BBCMS 2020-C8 transaction (except with respect to the Airport Plaza Mortgage Loan). The borrower sponsor acquired the Airport Plaza Property in 2017 through the exercise of the special servicer’s purchase option under the pooling and servicing agreement for the prior securitization trust.

Property Management. The Airport Plaza Property is managed by G & E Real Estate Management Services, Inc. d/b/a Newmark Grubb Knight Frank.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $179,221 for real estate taxes, $1,000,000 for a ground lease extension reserve and approximately $83,513 for rent concessions.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $25,603.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as (i) the Airport Plaza Property is covered by a blanket policy, (ii) the borrower provides evidence of payment and (iii) no Airport Plaza Sweep Event Period (as defined below) is then occurring. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,512 for replacement reserves (approximately $0.20 per square foot annually). The replacement reserve is capped at $150,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

TI/LC Reserves – The borrower is required to escrow $18,841 (approximately $1.50 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The TI/LC reserve is capped at $1,500,000.

Ground Lease Extension Reserve – The $1,000,000 reserve was funded at origination in connection with the borrower’s effort to obtain an extension to the Ground Lease expiration date in 2050. Provided that no event of default then exists, at any time after the date that is 12 months after the Airport Plaza Mortgage Loan origination, the lender will release the funds on deposit in the ground lease extension reserve upon the lender’s receipt of satisfactory evidence of an executed extension to the ground lease that extends the term by no less than 10 years to December 31, 2060 or later and that the Airport Plaza Property satisfies a minimum 10% debt yield as calculated by the lender.

Major Tenant TI/LC Reserve – In the event that by October 1, 2026, the lender has not received satisfactory evidence that either (i) the expiration date of the lease with the Major Tenant (as defined below) has been extended for at least five years to September 30, 2032 or (ii) if the current Major Tenant has been replaced at the Airport Plaza Property, such replacement tenant’s lease has an expiration date that is no earlier than September 30, 2032, then beginning with the payment date in October 2026 and ending with the earlier of (i) the payment date in September 2027 and (ii) the date on which the Major Tenant renewal conditions have been satisfied, the borrower will be required to deposit $75,000 per month into a Major Tenant TI/LC reserve. Upon the lender’s receipt of evidence that either (x) the Major Tenant’s lease has been extended by at least five years to September 30, 2032 or (y) if the current Major Tenant has been replaced at the Airport Plaza Property, such replacement tenant’s lease has an expiration date that is no earlier than September 30, 2032, and that all tenant improvement and leasing commissions in connection therewith have been paid, which expenses may be paid from the funds on deposit in the Major Tenant TI/LC reserve, and provided that no event of default then exists, the funds in the Major Tenant TI/LC reserve will be released to the borrower.

Lockbox / Cash Management. The Airport Plaza Mortgage Loan is structured with a springing lockbox and springing cash management. The Airport Plaza Mortgage Loan provides that during the continuance of an Airport Plaza Sweep Event Period (as defined below), the borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of an Airport Plaza Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Airport Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Airport Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Airport Plaza Mortgage Loan. To the extent that no Airport Plaza Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

An “Airport Plaza Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Airport Plaza Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.20x; or (iii) a Major Tenant Trigger Event (as defined below).

An Airport Plaza Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; and with regard to clause (iii), the Major Tenant Trigger Event is cured in accordance with the Airport Plaza Mortgage Loan documents.

A “Major Tenant Trigger Event” means Traffic Management Inc or any other tenant that leases more than 37,500 square feet or constitutes more than 25% of the total annual rents (either, a “Major Tenant”): (i) defaults under its lease; (ii) goes dark, vacates or otherwise fails to occupy at least 75% of its leased space at the Airport Plaza Property; (iii) becomes a debtor in any bankruptcy or other insolvency proceeding; (iv) terminates its lease; (v) sublets more than 40% of its space or gives notice of its intention to do the foregoing; or (vi) fails to renew its lease at least nine months prior to the lease expiration date.

Such Major Tenant Trigger Event will terminate: with regard to clause (i), upon the related Major Tenant curing such default; with regard to clauses (ii) and (iv), upon the related Major Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least nine months; with regard to clause (iii), the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (v), the related Major Tenant is no longer subletting more than 40% of its respective space; and with regard to clause (vi), the related Major Tenant has extended its lease on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 8 – Airport Plaza

terms acceptable to the lender. Further, with regard to clause (vi) above, the lender has received a certain related estoppel certificate. In addition, a Major Tenant Trigger Event will terminate in the event that a Major Tenant Re-Tenanting Event has occurred.

A "Major Tenant Re-Tenanting Event" means that: (i) the Major Tenant space is leased pursuant to a replacement lease for at least 75% of the related space; (ii) such lease has commenced; (iii) a replacement tenant has taken occupancy of the described leased premises and is paying full unabated rent and all tenant improvements costs and leasing commissions have been paid by the borrower; and (iv) such replacement tenant certifies that the borrower has paid in full any outstanding landlord obligations for tenant improvements and leasing commissions.

Future Mezzanine Debt. The borrower may incur debt (the “Mezzanine Financing”) during the Airport Plaza Mortgage Loan term from a mezzanine lender acceptable to the Airport Plaza Mortgage Loan lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by mezzanine borrower in the Airport Plaza Mortgage Loan borrower, provided the following conditions are met: (i) the aggregate loan-to-value (based on the Airport Plaza Mortgage Loan amount and the Mezzanine Financing) cannot exceed 75%, (ii) the actual combined debt service coverage ratio (calculated using the actual amortizing debt service payments due under the Airport Plaza Mortgage Loan and the Mezzanine Financing) must be not less than 1.25x, (iii) the actual combined debt yield (based on the Airport Plaza Mortgage Loan amount and the Mezzanine Financing) cannot be less than 9.00%, (iv) the actual debt yield (based on the Airport Plaza Mortgage Loan amount) cannot be less than 11.75%, (v) the Airport Plaza Mortgage Loan and the Mezzanine Financing must be co-terminus, (vi) the Qualified Mezzanine Lender must execute an intercreditor agreement acceptable to the Airport Plaza Mortgage Loan lender, (vii) hard cash management must be in place and (viii) the terms and documentation of the Mezzanine Financing must be acceptable to Airport Plaza Mortgage Loan lender.

Partial Release. Not permitted.

Ground Lease. The Airport Plaza Property is subject to a ground lease with the City of Long Beach. The original lease term is scheduled to expire on July 7, 2031 with an extension option through December 31, 2050. The current annual ground rent payment is approximately $186,029 with consumer price index adjustments every five years. The most recent adjustment was in January 2017 and the next adjustment will be in January 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,750,000	Title:	Fee
Cut-off Date Principal Balance:	$21,750,000	Property Type – Subtype:	Mixed Use - Office/Retail
% of IPB:	3.1%	Net Rentable Area (SF):	122,211
Loan Purpose:	Refinance	Location:	Park City, UT
Borrower:	Newpark Retail, LLC	Year Built / Renovated:	2008 / N/A
Borrower Sponsor:	Gary Crandall	Occupancy(2):	86.6%
Interest Rate:	3.17000%	Occupancy Date:	9/15/2020
Note Date:	9/30/2020	4th Most Recent NOI:	$1,688,386 (12/31/2017)
Maturity Date:	10/1/2030	3rd Most Recent NOI:	$1,839,587 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI:	$2,234,370 (12/31/2019)
Original Term:	120 months	Most Recent NOI:	$2,088,777 (TTM 6/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.2%
Amortization Type:	IO-Balloon	UW Revenues:	$3,285,373
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$670,188
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,615,185
Additional Debt:	No	UW NCF(2):	$2,460,207
Additional Debt Balance:	N/A	Appraised Value / Per SF(2)(3):	$39,900,000 / $326
Additional Debt Type:	N/A	Appraisal Date(2)(3):	6/1/2021

Escrows and Reserves(1)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$123,845	$11,259	N/A	Maturity Date Loan / SF:	$159
Insurance:	$12,554	Springing	N/A	Cut-off Date LTV(3):	54.5%
Replacement Reserve:	$0	$2,036	N/A	Maturity Date LTV(3):	48.7%
TI/LC Reserve:	$1,292,849	$10,185	$488,880	UW NCF DSCR:	2.19x
Kiln Reserve:	$353,649	Springing	$600,000	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan		$21,750,000	100.0%	Payoff Existing Debt	$19,501,970	89.7%
				Reserves	1,782,977	8.2
				Closing Costs	395,388	1.8
				Return of Equity	69,665	0.3
Total Sources		$21,750,000	100.0%	Total Uses	$21,750,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	While the Newpark Town Center Mortgage Loan (as defined below) was originated after the emergence of the COVID-19 pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Newpark Town Center Mortgage Loan more severely than assumed in the underwriting of the Newpark Town Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	The appraised value represents the alternative prospective market value as of June 1, 2021, which assumes all tenant improvements and leasing commissions have been paid and rent has commenced in connection with the second largest tenant, Kiln Park City. The lender has reserved 100% of the tenant improvements and leasing commissions owed to Kiln Park City ($1,205,878.) Additionally, the lender has reserved $353,649 for rent on Kiln Park City’s leased space (the “Kiln Reserve”) between the loan origination date and Kiln Park City’s contractual rent commencement date of June 1, 2021, and if Kiln Park City (or a replacement tenant) has not taken full occupancy and has not commenced paying full unabated rent by June 1, 2021, the borrower is required to escrow monthly $100,000, commencing June 1, 2021, until the Kiln Reserve balance reaches $600,000. The appraisal also provided a “Prospective Upon Stabilization” value of $41,200,000 as of November 30, 2021, which value assumes the Newpark Town Center Property achieving a stabilized occupancy level of 95%, and which value when used results in an Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV of $337, 52.8% and 47.2%, respectively. The “As Is” appraised value as of August 30, 2020 is $38,100,000 which value when used results in an Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV of $312, 57.1% and 51.0%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

The Loan. The Newpark Town Center mortgage loan (the “Newpark Town Center Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 122,211 square foot mixed-use property located in Park City, Utah (the “Newpark Town Center Property”), and evidenced by a promissory note with a principal balance of $21.75 million. The Newpark Town Center Mortgage Loan has a 10-year loan term with five years interest-only followed by 30-year amortization.

The Property. The Newpark Town Center Property is comprised of four single story buildings and the ground floors of three buildings (which have non-collateral residential units built above) totaling 122,211 square feet of Class A rentable area. The buildings face each other along Center Drive creating a walkable outdoor shopping experience. There are 565 parking spaces located between two garages and store-front surface parking that are a part of the collateral. The Newpark Town Center Property was acquired by the borrower sponsor in 2013 out of a foreclosure sale when the Newpark Town Center Property was only approximately 40% occupied with the available space in shell condition, and since acquisition, the borrower sponsor has increased occupancy to 86.6% as of September 15, 2020. There are 23 individual office and retail tenants, with Best Buy (“Best Buy”) as the anchor and the remainder of the retail space represented by a diverse mix of industries including restaurants, fitness centers, apparel, sporting goods, health and beauty, and home goods. Six leases totaling 31,126 square feet at the Newpark Town Center Property have been signed or renewed in 2020, including the main office tenant, Kiln Park City (“Kiln”), and two medical office tenants (totaling 5,294 square feet) which help to provide additional demand for existing retailers.

The Newpark Town Center Property is located at the intersection of Highway 224 and Interstate 80 and is part of a larger mixed-use development known as Newpark, which is the newest large-scale development in the area and consists of approximately 820,000 square feet of mixed-use development including office, retail, hotel and medium-density residential. The development includes the Rossignol corporate headquarters, a nature museum and an indoor recreation center. A new 43-unit multifamily project was completed in 2018 in the southern portion of Newpark with an additional boutique project under construction immediately north of the Newpark Town Center Property. The immediate area includes a 2017-built 40,000 square foot Whole Foods grocery store as well as several build-to-suit office buildings and retail outparcels.

COVID-19 Update.

As of September 25, 2020, the Newpark Town Center Property is open and operating with all tenants having paid full August and September rent. As a result of the pandemic, the borrower provided partial rent abatements to nine tenants (23.7% of NRA and 25.2% of underwritten base rent). Additionally, rent deferment was provided (i) to Best Buy (24.4% of NRA and 28.0% of underwritten base rent), which provided for a deferral of 50% of May and June 2020 rent, which amounts are required to be repaid in two installments in November and December 2020, and (ii) to seven other tenants (17.2% of NRA and 17.4% of underwritten base rent), which provided for up to one and a half months of rent deferral, which amounts have been repaid as of July 2020. All tenants have paid rent for August and September 2020.The first debt service payment on the Newpark Town Center Mortgage Loan is due in November 2020, and as of the date of this term sheet, the Newpark Town Center Mortgage Loan is not subject to any forbearance, modification or debt service relief request. The borrower accepted a loan in the amount of $48,725.81 pursuant to the Paycheck Protection Program through the U.S. Small Business Administration from Utah First Federal Credit Union under the Coronavirus Aid, Relief, and Economic Security Act, provided that the related loan agreement provides for the related guarantor to have a non-recourse liability carveout with respect to the borrower’s failure to repay, if required, or any breach of the conditions to borrowing under, such loan.

Major Tenants.

Best Buy (29,795 square feet; 24.4% of NRA; 28.0% of underwritten base rent). Best Buy (NYSE: BBY) (Moody’s/S&P: Baa1/BBB) is an American multinational consumer electronics retailer. Best Buy is an original tenant at the Newpark Town Center Property with a lease that commenced in June 2009 and expires January 31, 2025 with three five-year renewal options at fixed rents each requiring a minimum 240 days’ notice. The lease requires current annual base rent of $740,108. Pursuant to a letter agreement dated May 29, 2020, 50% of base rent for the period of May 1, 2020 through June 30, 2020 was deferred and is payable in two equal monthly installments on November 1, 2020 and December 1, 2020. There are 142 parking spaces located in a garage beneath the Best Buy occupied building. Best Buy is not obligated to provide sales pursuant to its lease.

Kiln Park City (21,570 square feet; 17.6% of NRA; 18.7% of underwritten base rent). Kiln recently executed a lease that commenced in March 2020 and expires May 31, 2031 with two five-year extension options each requiring a minimum 270 day notice. Kiln has taken occupancy of its space and is completing interior tenant finishes, which are expected to be completed in January 2021. Kiln is entitled up to $1,078,500 ($50.00 PSF) for reimbursement of tenant improvements from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

the borrower upon completion of its first generation space, and is reportedly spending an additional $1,500,000 of its own capital on its buildout. The lender has reserved $1,205,878 for Kiln’s owed tenant improvements (see “Escrows and Reserves”.) Pursuant to the lease, Kiln will commence rental payments on June 1, 2021. The initial annual base rent is $496,110 with 3% annual increases. The lender has escrowed $353,649 for rent and reimbursements on Kiln’s leased space between the loan origination date and Kiln’s contractual rent commencement date and pursuant to the mortgage loan documents, a springing reserve for $100,000 will commence on June 1, 2021 if Kiln has not taken occupancy and begun rental payments (see “Escrows and Reserves”). Additionally, if Kiln does not pay its monthly rent when due for each of the 12 months following the rent commencement date, Kiln is required to pay to the borrower rent for the period from March 1, 2021 to June 1, 2021, and if Kiln’s occupancy at the Newpark Town Center Property during the period between March 1, 2021 and June 1, 2021 exceeds 60% during a given month, Kiln is required to pay monthly rent for that calendar month.

Kiln Holdings, Inc. guarantees all payments due under the lease. Kiln is a regional (Utah and Colorado) office coworking operator for small and early-stage technology companies with three locations: Lehi (48,000 square feet), Salt Lake City (32,000 square feet) and Boulder (21,000 square feet), and three additional locations in development, including the Newpark Town Center Property, Louisville (8,000 square feet) and a second location in Lehi (30,000 square feet). Kiln’s locations have been updated with new HVAC systems to handle airborne and surface bacteria, and have implemented common space sanitation and provided complimentary cleaning supplies to its customers. Kiln’s current membership is comprised of approximately 257 companies (over 1,100 individuals).

Environmental. According to the Phase I environmental site assessment dated February 24, 2020, there was no evidence of any recognized environmental conditions at the Newpark Town Center Property.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
74.0%	78.1%	88.6%	86.6%
(1)	Year-end Historical Occupancy is provided by the borrower.

(2)	Current Occupancy is as of September 15, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

Tenant Summary(1)
Tenant	Ratings (Moody’s/ S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Retail Tenants
Best Buy	Baa1/BBB/NR	29,795	24.4%	$24.84	$740,108	28.0%	1/31/2025(3)
ColdWell Banker	NR/NR/NR	6,117	5.0	$24.76	151,440	5.7	8/1/2021(4)
Storm Cycle	NR/NR/NR	5,615	4.6	$22.89	128,521	4.9	12/1/2028(5)
Other Retail Tenants(6)		26,221	21.5	$27.65	724,980	27.4	Various
Subtotal Retail Tenants		67,748	55.4%	$25.76	$1,745,049	66.0%

Office Tenants
Kiln Park City	NR/NR/NR	21,570	17.6%	$23.00	$496,110	18.7%	5/31/2031(7)
Event Network	NR/NR/NR	7,436	6.1	$24.56	182,611	6.9	7/1/2024
Davidson Orthopedics	NR/NR/NR	3,739	3.1	$27.82	104,020	3.9	9/1/2027(8)
Sports Neurological Clinic	NR/NR/NR	2,994	2.4	$21.27	63,679	2.4	1/1/2030(9)
Dr. Kim Nicol, DMD	NR/NR/NR	2,300	1.9	$23.69	54,487	2.1	4/1/2030(10)
Subtotal Office Tenants		38,039	31.1%	$23.68	$900,907	34.0%

Occupied Collateral Total/Wtd Avg		105,787	86.6%	$25.01	$2,645,956	100.0%
Vacant Space		16,424	13.4
Collateral Total		122,211	100.0%
(1)	Based on the underwritten rent roll dated September 15, 2020.

(2)	Ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Best Buy has three five-year extension options at fixed rent, upon 240 days prior written notice.

(4)	ColdWell Banker has the right to terminate its lease upon 180 days prior written notice and payment of a termination fee equal to $97,864 (the unamortized portion of the tenant improvement allowance) plus $49,013.54 (equal to four monthly installments of UW Base Rent).

(5)	Storm Cycle has two two-year extension options at annual consumer price index increases with a minimum of 3% per annum, upon 180 - 365 days prior written notice.

(6)	Other Retail Tenants is comprised of 15 individual tenants and includes Chop Shop Park City (1,797 square feet) with a signed lease and rent commencing November 1, 2020, two cell phone tower leases (to one tenant) which pay $12,989 of UW Base Rent but for which no square footage is counted and an elevator foyer lease (243 square feet).

(7)	Kiln Park City has two five-year extension options at annual consumer price index increases, upon 270 - 365 days prior written notice.

(8)	Davidson Orthopedics occupies 3,039 square feet under its initial leases, which has two five-year extension options at fair market value, upon 180-365 days prior written notice. Davidson Orthopedics also occupies 700 square feet under an expansion lease, which during the continuance of the initial lease has annual renewal options and thereafter has one four-year extension option at fixed rent, upon 180-365 days prior written notice.

(9)	Sports Neurological Clinic has two five-year extension options at annual consumer price index increases with a minimum of 3% per annum, upon 180-365 days prior written notice.

(10)	Dr. Kim Nicol, DMD has two five-year extension options at annual consumer price index increases with a minimum of 3% per annum, upon 180-365 days prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

Lease Rollover Schedule (1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	16,424	13.4%	NAP	NAP	16,424	13.4%	NAP	NAP
2020	0	0	0.0	$0	0.0%	16,424	13.4%	$0	0.0%
2021	3	8,577	7.0	215,447	8.1	25,001	20.5%	$215,447	8.1%
2022(3)	3	1,585	1.3	55,803	2.1	26,586	21.8%	$271,250	10.3%
2023	2	3,891	3.2	85,272	3.2	30,477	24.9%	$356,522	13.5%
2024	4	13,611	11.1	361,824	13.7	44,088	36.1%	$718,346	27.1%
2025	4	34,057	27.9	859,927	32.5	78,145	63.9%	$1,578,274	59.6%
2026	1	2,400	2.0	86,892	3.3	80,545	65.9%	$1,665,166	62.9%
2027	1	3,739	3.1	104,020	3.9	84,284	69.0%	$1,769,186	66.9%
2028	2	10,820	8.9	256,405	9.7	95,104	77.8%	$2,025,591	76.6%
2029	0	0	0.0	0	0.0	95,104	77.8%	$2,025,591	76.6%
2030	2	5,294	4.3	118,166	4.5	100,398	82.2%	$2,143,757	81.0%
2031 & Beyond	2	21,813	17.8	502,199	19.0	122,211	100.0%	$2,645,956	100.0%
Total	24	122,211	100.0%	$2,645,956	100.0%
(1)	Based on underwritten rent roll dated September 15, 2020.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	Includes two cell phone tower leases which pay $12,989 of UW Base Rent but for which no square footage is counted.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per SF	%(2)
Gross Potential Rent(3)	$1,728,700	$1,958,120	$2,208,217	$2,085,231	$3,037,050	$24.85	80.6%
Total Recoveries	363,480	417,200	517,960	474,953	731,474	5.99	19.4
Other Income	0	0	4,401	0	0	0.00	0.0
Net Rental Income	$2,092,180	$2,375,320	$2,730,578	$2,560,184	$3,768,524	$30.84	100.0%
(Vacancy/Credit Loss)	0	0	0	0	483,151	3.95	12.8
Effective Gross Income	$2,092,180	$2,375,320	$2,730,578	$2,560,184	$3,285,373	$26.88	87.2%
Total Expenses	403,794	535,733	496,208	471,407	670,188	5.48	20.4
Net Operating Income	$1,688,386	$1,839,587	$2,234,370	$2,088,777	$2,615,185	$21.40	79.6%
Total TI/LC, Capex/RR	352,389	143,138	395,881	0	154,978	1.27	4.7
Net Cash Flow	$1,335,997	$1,696,449	$1,838,489	$2,088,777	$2,460,207	$20.13	74.9%
(1)	TTM reflects the trailing 12-month period ending June 30, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated September 15, 2020 plus contractual rent steps through October 1, 2021 and vacant space underwritten at market rent.

The Market. The Newpark Town Center Property is located at 1177-1209 Center Drive, Park City, Summit County, Utah. The primary economic driver for Summit County is tourism, driven by the diverse year-round recreational opportunities around Park City Mountain Resort and Deer Valley Resort (both within eight miles of the Newpark Town Center Property) and the Jordanelle and Deer Creek reservoirs. Park City is located about 30 miles east of the Salt Lake central business district and approximately 30 miles southeast of Salt Lake International Airport. Access to and from Park City is via Interstate 80 and Highways 224 and 40. Park City and Summit County have increasingly become a bedroom community for Salt Lake City commuters.

The Newpark Town Center Property is located in the Park City submarket, a high-barriers-to-entry market with household incomes and home values above the state and national averages with limited amounts of land available for new development. The Newpark Town Center Property is located in the Summit Park, Utah micropolitan statistical area, which has a population of 42,465 with an average household income of $156,218 and 2.0% unemployment rate. More specifically, the Newpark Town Center Property is located in a neighborhood known as Kimball Junction and Snyderville Basin, which is approximately five miles north of the historic downtown Park City. According to the appraisal, the neighborhood is in a growth phase with new office, retail and residential development occurring over the past several years. The neighborhood serves as the commercial center for Park City and includes several large-format shopping centers and mixed-use

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

developments in addition to the Newpark Town Center Property, including the Tanger Outlet Center, a Walmart-anchored community center, Redstone Plaza, Kimball Plaza and Village at Kimball Junction, which are all between 99% and 100% occupied. The most significant new development in Kimball Junction is known as Olympic View, a 51-acre mixed-use development that when complete will include the Park City Visitor Center, office space including the Skullcandy corporate headquarters, multifamily, hotels, civic space for arts and culture and a regional transit center. According to a third party research report, in the Kimball Junction/Pinebrook areas, there are 70 buildings (1.7 million square feet) of retail space with a vacancy rate of 3.6% and market rent of $28.51 PSF.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Newpark Town Center Property was 2,765, 14,319 and 27,732, respectively. The estimated 2020 average household income within the same radii was $162,726, $175,261 and $176,391, respectively.

See below for charts of comparable retail and office rentals for the Newpark Town Center Property:

Comparable Retail Rentals(1)
Property / Address	Year Built	Tenant Name	Lease Date/Term (Yrs)	Lease Area (SF)	Annual Base Rent PSF (NNN)	Rent Escalation
Newpark Town Center(2) 1177-1209 Center Drive	2008	Great Clips PC Yoga Collective, LLC F-45 EXERCISE Storm Cycle Giro/Bell Sports	Sep-20 / 5.0 Mar-20 / 5.0 Sep-19 / 5.0 Dec-18 / 10.0 Feb-18 / 5.3	988 1,477 2,275 5,615 2,617	$37.03 $24.72 $28.26 $22.89 $21.22	12.5% Yr 5 3%/yr N/A N/A N/A
Redstone 1678-1748 Redstone Center Drive	2003	PC Massage Confidential	Jan-20 / 5.0 Dec-16 / 5.0	2,000 1,075	$26 $25	3%/yr 3%/yr

Kimball Plaza 1615 West Ute Boulevard	1989	Quoted	---	---	$28	3%/yr

Sagewood Plaza 6300 Sagewood Drive	1998	Park City Vapor	May-17 / 3.1	1,573	$25	3%/yr

Village at Kimball Junction Pad Building 1673 Ute Boulevard	2018	Sport Clips	Aug-18 / 5.0	1,202	$41	3%/yr
Village at Kimball Junction - Inline 1763 Uinta Way	1997	Sammy’s Bistro Robert Kelly Home Thai So Good	Jun-19 / 6.0 Jun-19 / 6.0 Nov-18 / 5.0	1,500 4,965 3,880	$30 $28 $27	3%/yr 3%/yr 2.5%/yr
Canyon Corners 6622 Landmark Drive	2017	European Marble Polish Nail Bar STEM SlapFish	Jun-20 / 10.0 May-20 / 10.0 Mar-20 / 5.0 Mar-18 / 10.0	1,477 1,476 730 2,400	$41 $45 $42 $40	2%/yr 3%/yr 2.5%/yr 10% Yr 6
Former Cafe Trio 6585 Landmark Drive	1997	Quoted	---	---	$24	Negot.
(1)	Source: Appraisal unless otherwise indicated.

(2)	Based on underwritten rent roll dated September 15, 2020 and tenant leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

Comparable Office Rentals(1)
Property / Address	Year Built	Tenant Name	Lease Date/Term (Yrs)	Lease Area (SF)	Annual Base Rent PSF (NNN)	Rent Escalation
Newpark Town Center(2) 1177-1209 Center Drive	2008	Dr. Kim Nicol, DMD Sports Neurological Clinic	Apr-20 / 10.0 Jan-20 / 10.0	2,300 2,994	$23.69 $21.27	N/A N/A
Summit Center Rasmussen Road	2007	Antea USA Magic Space Entertainment Pillpack, Inc	Feb-18 / 3.0 Feb-18 / 5.0 Sep-17 / 3.6	1,395 4,925 6,194	$20.19 $20.00 $17.44	3%/yr 3%/yr 2%/yr
Bellemarc-Belleaire 1912 & 1960 Sidwinder Dr	1994	Confidential Confidential Confidential	Jun-18 / 3.0 May-18 / 5.0 Apr-18 / 5.0	535 4,641 3,894	$18.00 $22.00 $20.00	3%/yr 3%/yr 3%/yr
Kilby Center 6531-6546 Landmark Drive	1997	Jing Zhang	Sep-17 / 3.0	2,261	$18.00	None
Silver Mountain Building 1526 West Ute Boulevard	2007	Dermatology House	Jul-17 / 7.0	4,075	$17.67(3)	3%/yr
(1)	Source: Appraisal unless otherwise indicated.

(2)	Based on underwritten rent roll dated September 15, 2020 and tenant leases.

(3)	Annual Base Rent PSF is modified gross.

The Borrower. The borrowing entity for the Newpark Town Center Mortgage Loan is Newpark Retail, LLC, a Utah limited liability company that is structured to be bankruptcy-remote.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gary Crandall. Gary Crandall is the principal partner of Crandall Capital, a family-owned real estate development firm headquartered in Park City, Utah that targets assets in the Mountain West and West Coast regions. In addition to the Newpark Town Center Property, Crandall Capital’s current portfolio includes two other properties in Park City: The Terrace, a 60-unit condominium development, and Utah Film Studios, an approximately 100,000 square foot development including production offices, a mill, and three 15,000 square foot sound stages. Additionally, Crandall Capital has three properties under development: The Commons, a mixed-use residential and retail development overlooking the Newpark Amphitheater; the 110-room Park City Residence Inn and 146,000 square feet of mixed use office/retail space known as Quinn’s Junction, both located adjacent to the Utah Film Studios.

Property Management. The Newpark Town Center Property is managed by Burley Management L.L.C.

Escrows and Reserves.

Real Estate Taxes – The borrower deposited approximately $123,845 into a real estate tax reserve at origination and is required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes, which currently equates to approximately $11,259.

Insurance – The borrower deposited approximately $12,554 into an insurance reserve at origination and is required to escrow an ongoing monthly insurance payment in an amount equal to 1/12th of the annual estimated insurance premiums, unless the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – The borrower is required to escrow monthly $2,036 for replacement reserves.

TI/LC Reserve – The borrower deposited $1,292,849 into a TI/LC reserve for (x) tenant improvements and leasing commissions owed to Kiln ($1,205,878), (y) tenant improvements, leasing commissions and one month of rent (for the period between the loan origination and the contractual rent commencement date) for the tenant Chop Shop Park City ($84,089), and (z) leasing commissions owed to the tenant PC Yoga Collective, LLC ($2,882). The borrower is also required to escrow monthly $10,185 for future tenant improvements and leasing commissions until the balance in the reserve is $488,880.

Kiln Reserve – The borrower deposited $353,649 into a reserve for rent and reimbursements on Kiln’s leased space between the loan origination date and Kiln’s contractual rent commencement date of June 1, 2021. Additionally, if Kiln (or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 9 – Newpark Town Center

a replacement tenant) has not taken full occupancy and has not commenced paying full unabated rent by June 1, 2021, the borrower is required to escrow monthly $100,000, commencing June 1, 2021, until the Kiln Reserve balance (plus any remaining amounts reserved for Kiln under the TI/LC Reserve) reaches $600,000. The borrower will be entitled to the disbursement of the upfront Kiln reserve upon Kiln taking full occupancy, operating during normal business hours, and having paid full unabated rent for six consecutive months. The borrower will be entitled to disbursement of the remaining Kiln Reserve funds provided no event of default either (x) upon Kiln taking full occupancy and commencing full unabated rent as confirmed by an estoppel, or (y) for tenant improvements and leasing commissions incurred with respect to re-leasing the Kiln leased space.

Lockbox / Cash Management. The Newpark Town Center Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower is required upon the commencement of a Cash Sweep Period to establish a lockbox account into which revenues from the Newpark Town Center Property are required to be deposited directly and transferred on each business day into the cash management account controlled by the lender to be applied and disbursed in accordance with the Newpark Town Center Mortgage Loan documents. During the occurrence and continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Newpark Town Center Mortgage Loan.

A “Cash Sweep Period” means the period commencing when the amortizing debt service coverage ratio is less than 1.25x on a trailing six month basis (tested quarterly) and ending when the amortizing debt service coverage ratio is at least 1.25x on a trailing six month basis (tested quarterly) for two consecutive quarters (or for one quarter if the Cash Sweep Period is caused in whole or in part because, due to an emergency law, tenants are not in physical occupancy or not open for business and therefore their rental income is not being counted as part of operating Income).

Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Mixed Use - Office/Retail
% of IPB:	2.9%	Net Rentable Area (SF):	340,024
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	711 Fifth Ave Principal Owner LLC	Year Built / Renovated:	1927 / 2013-2019
Borrower Sponsors:	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund	Occupancy:	76.5%
Interest Rate:	3.16000%	Occupancy Date(5):	1/31/2020
Note Date:	3/6/2020	4th Most Recent NOI:	$45,365,518 (12/31/2017)
Maturity Date:	3/6/2030	3rd Most Recent NOI:	$44,088,566 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI:	$48,596,349 (12/31/2019)
Original Term:	120 months	Most Recent NOI:	$47,288,255 (TTM 3/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	90.6%
Amortization Type:	Interest Only	UW Revenues:	$74,193,553
Call Protection(2):	L(31),Def(82),O(7)	UW Expenses:	$22,888,769
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$51,304,783
Additional Debt(1):	Yes	UW NCF(5):	$50,675,427
Additional Debt Balance(1):	$525,000,000	Appraised Value / Per SF(5)(6):	$1,000,000,000 / $2,941
Additional Debt Type(1)(3):	Pari Passu	Appraisal Date(5)(6):	1/23/2020

Escrows and Reserves(4)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap			Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:		$1,603
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:		$1,603
Replacement Reserve:	$0	Springing	$170,012	Cut-off Date LTV(6):		54.5%
TI/LC Reserve:	$0	Springing	$1,020,027	Maturity Date LTV (6):		54.5%
Unfunded Obligations				UW NCF DSCR:		2.90x
Reserve:	$1,048,024	$0	N/A	UW NOI Debt Yield:		9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$545,000,000		90.0%	Payoff Existing Debt(7)	$598,153,683	98.8%
Borrower Sponsor Equity	60,294,721		10.0	Closing Costs	4,093,014	0.7
				Reserves(8)	3,048,024	0.5
Total Sources	$605,294,721		100.0%	Total Uses	$605,294,721	100.0%

(1)	The 711 Fifth Avenue Mortgage Loan (as defined below) is part of a whole loan, evidenced by 21 pari passu notes with an aggregate original principal balance of $545.0 million (together, the “711 Fifth Avenue Whole Loan”). Financial Information as presented is based on the 711 Fifth Avenue Whole Loan.
(2)	Defeasance of the 711 Fifth Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the 711 Fifth Avenue Whole Loan to be securitized and (b) March 6, 2023. The assumed prepayment lockout period of 31 payments is based on the closing date of the BBCMS 2020-C8 transaction in October 2020.
(3)	See “Subordinate and Mezzanine Debt” below for a further discussion of future mezzanine debt.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	All NOI, NCF and occupancy information, as well as the Appraised Value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 711 Fifth Avenue Whole Loan was underwritten, based on such prior information. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(6)	The Appraised Value represents the “As-Is” Value, which includes the appraisal’s extraordinary assumption that the 711 Fifth Avenue Whole Loan borrower sponsors have invested approximately $13.5 million in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the 711 Fifth Avenue Property (as defined below). The renovations have not been completed and are not required under the loan documents.
(7)	The 711 Fifth Avenue Property was purchased by the 711 Fifth Avenue Whole Loan borrower sponsors in September 2019 for approximately $955 million.
(8)	Reserves include a $2,000,000 reserve that was taken at origination pending the issuance of the 711 Fifth Avenue Property’s temporary certificate of occupancy. The borrower obtained a new temporary certificate of occupancy in April 2020, and the $2,000,000 has been disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

The Loan. The 711 Fifth Avenue Mortgage Loan (as defined below) is secured by a first lien mortgage on the borrower’s fee interest in a 340,024 square foot mixed use office and retail building located in New York, New York (the “711 Fifth Avenue Property”). The whole loan was co-originated by Bank of America, N.A. and Goldman Sachs Bank USA and is comprised of 21 pari passu notes with an aggregate principal balance of $545.0 million. The 711 Fifth Avenue Whole Loan has a 10-year interest-only term. Note A-2-4, with an outstanding principal balance as of the Cut-off Date of $20.0 million, is being contributed to the BBCMS 2020-C8 securitization trust (the “711 Fifth Avenue Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note A-1-1 will be the controlling noteholder. The 711 Fifth Avenue Mortgage Loan is serviced pursuant to the pooling and servicing agreement for the GSMS 2020-GC47 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	GSMS 2020-GC47	Yes
A-1-2	$50,000,000	Goldman Sachs Bank USA	No
A-1-3	$50,000,000	Goldman Sachs Bank USA	No
A-1-4	$50,000,000	Goldman Sachs Bank USA	No
A-1-5	$45,000,000	Goldman Sachs Bank USA	No
A-1-6	$20,000,000	JPMDB 2020-COR7	No
A-1-7	$20,000,000	JPMDB 2020-COR7	No
A-1-8	$20,000,000	Benchmark 2020-B18	No
A-1-9	$20,000,000	Benchmark 2020-B18	No
A-1-10	$12,500,000	GSMS 2020-GC47	No
A-1-11	$10,000,000	DBJPM 2020-C9	No
A-1-12	$10,000,000	DBJPM 2020-C9	No
A-1-13	$5,000,000	Benchmark 2020-B18	No
A-1-14	$5,000,000	DBJPM 2020-C9	No
A-1-15	$10,000,000	Benchmark 2020-B19	No
A-1-16	$2,500,000	Goldman Sachs Bank USA	No
A-1-17	$1,500,000	Goldman Sachs Bank USA	No
A-2-1	$60,000,000	BANK 2020-BNK28	No
A-2-2	$43,000,000	BANK 2020-BNK27	No
A-2-3	$40,500,000	Bank of America, N.A.	No
A-2-4	$20,000,000	BBCMS 2020-C8	No
Total	$545,000,000

The Property. The 711 Fifth Avenue Property is an 18-story, 340,024 square foot mixed use building with an office component (levels 4 – 18; 286,226 square feet) and a retail component (levels B – 3; 53,798 square feet) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone approximately $26.6 million of various capital improvements from 2013 through mid-2019. Major capital improvements include a 6th floor corridor upgrade, 14th floor roof replacement, main roof replacement, 4th and 9th floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”) and The Swatch Group (U.S.) Inc. (“The Swatch Group”), luxury goods (Loro Piana USA) and finance (Allen & Company).

COVID-19 Update.

The 711 Fifth Avenue Whole Loan is current as of the September debt service payment, and as of September 22, 2020, is not subject to any forbearance, modification or debt service relief request. As of September 22, 2020, the 711 Fifth Avenue Property is open and operating. The lender approved a lease amendment for The Swatch Group, which provided for a 50% base rent reduction for the months of April, May and June 2020, which half of deferred rent is required to be repaid by December 31, 2020 and the other half by March 31, 2021. The Swatch Group has paid the reduced rent due through June 2020 in accordance with the lease amendment and is current with full rental payments for July and August 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

Office (84.4% of NRA; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent. The three largest office tenants are SunTrust Banks, Allen & Company and Loro Piana USA.

SunTrust Banks (84,516 square feet, 24.9% of NRA, 8.9% of underwritten base rent). SunTrust Banks’ (A+/A3 by Fitch/Moody’s) primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the bank provides corporate and investment banking, capital market services, mortgage banking, and wealth management. SunTrust Banks has been a tenant at the 711 Fifth Avenue Property since 2004 and has expanded several times. The lease requires annual rent of $5,923,390, expires on April 30, 2024 and includes one five-year renewal option.

Allen & Company (70,972 square feet, 20.9% of NRA, 7.4% of underwritten base rent). The 711 Fifth Avenue Property serves as Allen & Company LLC’s headquarters. Allen & Company LLC is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment. Allen & Company has been a tenant at the 711 Fifth Avenue Property since 1985 and has expanded several times. The lease requires annual rent of $4,948,540, expires on September 30, 2033 and includes one five-year renewal option.

Loro Piana USA (24,388 square feet, 7.2% of NRA, 2.6% of underwritten base rent). Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products. Loro Piana has been a tenant the 711 Fifth Avenue Property since 2005. The lease requires annual rent of $1,740,900, expires on August 31, 2025 and includes one five-year renewal option. Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the origination date, which has been fully reserved by the lender.

Retail (15.6% of NRA; 78.5% of underwritten base rent)

The 52,912 square feet of multi-level retail space at the 711 Fifth Avenue Property is currently leased by Ralph Lauren and The Swatch Group that collectively contribute 78.5% of underwritten base rent. The 711 Fifth Avenue Whole Loan is structured with a cash flow sweep if either Ralph Lauren or The Swatch Group terminates its lease, vacates or provides notice of its intent to vacate, fails to renew its lease at least 36 months prior to its lease expiration date, if Ralph Lauren Corporation fails to maintain its investment grade rating, or if The Swatch Group goes dark. See “Lockbox / Cash Management” below.

Ralph Lauren (38,638 square feet, 11.4% of NRA, 41.1% of underwritten base rent). The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship; however, since April 2017 the majority of its space has been dark and is available for sublease. Ralph Lauren continues to operate the Polo Bar restaurant (7,436 square feet of the total Ralph Lauren 38,638 square feet) at this location and continues to be obligated to pay rent for its entire leased space. The lease requires annual rent of $27,500,000 plus a rent increase to $30,000,000 in April 2024, expires on June 30, 2029 and includes two five-year renewal options. The lease is guaranteed by Ralph Lauren Corporation (A3/A- by Moody’s/S&P).

The Swatch Group (U.S.) Inc. (14,274 square feet, 4.2% of NRA, 37.3% of underwritten base rent). The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, Watches and Jewelry, and Electronic Systems. The Watches and Jewelry segment designs, produces, and markets watches and jewelry. The Electronic Systems segment develops, manufactures, and sells electronic components and sports timing activities. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Jaquet Droz. The lease requires annual rent of $23,342,746, and expires on December 31, 2029 and includes one five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

Environmental. According to a Phase I environmental assessment dated February 3, 2020, there is no evidence of any recognized environmental conditions at the 711 Fifth Avenue Property.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
73.7%	67.4%	66.9%	76.5%
(1)	Historical Occupancy is provided by the borrower.
(2)	Current Occupancy is as of January 31, 2020

Tenant Summary(1)
Tenant	Ratings (Moody’s/ S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
SunTrust Banks	A3/NR/A+	84,516	24.9%	$70.09	$5,923,390	8.9%	4/30/2024
Allen & Company	NR/NR/NR	70,972	20.9	$69.73	4,948,540	7.4	9/30/2033
Loro Piana USA(3)	NR/NR/NR	24,388	7.2	$71.38	1,740,900	2.6	8/31/2025
Major Office Tenants		179,876	52.9%	$70.12	$12,612,830	18.9%

Other Office Tenants(4)		27,169	8.0%	$65.63	$1,783,202	2.7%

Ralph Lauren(5)	A3/A-/NR	38,638	11.4%	$712.36	$27,523,994	41.1%	6/30/2029
The Swatch Group	NR/NR/NR	14,274	4.2	$1,749.81	24,976,738	37.3	12/31/2029
Retail Tenants		52,912	15.6%	$992.23	$52,500,732	78.5%

Occupied Collateral Total		259,957	76.5%	$257.34	$66,896,764	100.0%
Vacant Space		80,067	23.5
Collateral Total		340,024	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the origination date, which has been fully reserved by the lender.
(4)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet, attributable to the building security office and 563 square feet attributable to the porter locker room.
(5)	Currently, the Ralph Lauren spaces totaling 31,202 square feet are dark and available for sublease. The tenant continues to be obligated to pay rent on its entire leased space (38,638 square feet) and continues to operate the Polo Bar space of 7,436 square feet at the 711 Fifth Avenue Property.

Lease Rollover Schedule (1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	80,067	23.5%	NAP	NAP	80,067	23.5%	NAP	NAP
2020	0	0	0.0	0	0.0	80,067	23.5%	$0	0.0%
2021	0	0	0.0	0	0.0	80,067	23.5%	$0	0.0%
2022	0	0	0.0	0	0.0	80,067	23.5%	$0	0.0%
2023	1	6,034	1.8	404,278	0.6	86,101	25.3%	$404,278	0.6%
2024	6	84,516	24.9	5,923,390	8.9	170,617	50.2%	$6,327,668	9.5%
2025	2	24,388	7.2	1,740,900	2.6	195,005	57.4%	$8,068,568	12.1%
2026	0	0	0.0	0	0.0	195,005	57.4%	$8,068,568	12.1%
2027	1	17,200	5.1	1,378,924	2.1	212,205	62.4%	$9,447,492	14.1%
2028	0	0	0.0	0	0.0	212,205	62.4%	$9,447,492	14.1%
2029	12	52,912	15.6	52,500,732	78.5	265,117	78.0%	$61,948,224	92.6%
2030	0	0	0.0	0	0.0	265,117	78.0%	$61,948,224	92.6%
2031 & Beyond(2)	8	74,907	22.0	4,948,540	7.4	340,024	100.0%	$66,896,764	100.0%
Total	30	340,024	100.0%	$66,896,764	100.0%

(1)	Based on underwritten rent roll dated January 31, 2020. Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(2)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet attributable to the building security office and 563 square feet attributable to the porter locker room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per SF	%(3)
Gross Potential Rent(2)	$62,203,861	$62,674,468	$69,173,907	$68,676,500	$81,502,159	$239.70	99.5%
Other Income	519,693	364,227	389,683	383,754	371,484	1.09	0.5
Net Rental Income	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$81,873,643	$240.79	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(7,680,090)	(22.59)	(9.4)
Effective Gross Income	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$74,193,553	$218.20	90.6%
Total Expenses	$17,358,037	$18,950,129	$20,967,241	$21,771,999	$22,888,769	$67.32	30.9%
Net Operating Income	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$51,304,783	$150.89	69.1%
Total TI/LC, Capex/RR	0	0	0	0	629,356	1.85	0.8
Net Cash Flow	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$50,675,427	$149.03	68.3%
(1)	TTM reflects the trailing 12-month period ending March 31, 2020.
(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated January 31, 2020 plus contractual rent steps of $1,962,475 underwritten for various tenants through January 31, 2021. For investment grade tenants, the present value of the incremental rent steps over the lease term is applied using a discount rate of 7.0%. For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender’s underwriting.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 711 Fifth Avenue Property is located along the northeast corner of West 55th Street within the Plaza District office submarket of Midtown and the Upper Fifth Avenue retail submarket. The Plaza District office submarket is bounded by 65th Street to the north, the East River to the east, 47th Street to the south, and Avenue of the Americas to the west. The Plaza District is proximate to Central Park and has access to the country’s premier shopping along Fifth and Madison Avenues. The Plaza District office submarket is home to numerous national and multinational corporations and is dominated by financial (with hedge funds clustered along Madison Avenue) and legal tenants, and media and fashion firms. According to the appraisal, as of the fourth quarter of 2019, the Plaza District office submarket has an inventory of 26.7 million square feet with a vacancy rate of 8.7% and an average asking rent of $114.07 per square foot. The Upper Fifth Avenue retail submarket is located between 42nd and 57th Streets, and this portion of Fifth Avenue is the most expensive area for retail space rents in Manhattan. The Upper Fifth Avenue retail submarket draws international travelers and occupants of nearby luxury hotels and condos. According to the appraisal, as of the fourth quarter of 2019, the Upper Fifth Avenue retail submarket has an average asking rent of $1,775.00 per square foot with an availability rate of 24.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

See below for charts of comparable office and retail rentals for the 711 Fifth Avenue Property:

Comparable Office Rentals(1)
Property	Year Built/ Renovated	Stories	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue	1927	18	SunTrust Banks	Mar. 2016 / 8.2 Yrs(2)	22,832(2)	$75.50(2)
623 Fifth Avenue	1989	36	NWI Management	Nov. 2019 / 3.3 Yrs	8,400	$80.00
510 Madison Avenue	2009/2012	30	Castlelake, L.P.	Nov. 2019 / 7.3 Yrs	6,903	$124.00
745 Fifth Avenue	1929/1989	35	Fremont Macanta	Jun. 2019 / 6.8 Yrs	7,067	$103.00
640 Fifth Avenue	1940/2003	31	Hamlin Capital Management	Mar. 2019 / 10.0 Yrs	23,616	$75.17
640 Fifth Avenue	1940/2003	31	Avolon Aerospace	Jan. 2019 / 10.0 Yrs	10,295	$92.99
645 Madison Avenue	1971/2005	22	Rothman Orthopaedic Institute	Jan. 2019 / 10.9 Yrs	21,461	$88.00
725 Fifth Avenue	1983	58	S.S. Steiner, Inc.	Jan. 2019 / 7.5 Yrs	6,875	$82.00
510 Madison Avenue	2009/2012	30	Christian Dior, Inc. and Christian Dior Perfumes, LLC	Jan. 2019 / 5.0 Yrs	70,055	$74.50
712 Fifth Avenue	1990	52	Wargo & Co.	Oct. 2018 / 7.7 Yrs	2,074	$105.00
725 Fifth Avenue	1983	58	Marc Fisher	Jul. 2018 / 10.0 Yrs	9,924	$89.00
640 Fifth Avenue	1940/2003	31	Klein Group	Jul. 2018 / 10.0 Yrs	9,458	$92.00
535 Madison Avenue	1982	37	Walker & Dunlop, LLC	Jul. 2018 / 3.0 Yrs	5,450	$80.00
535 Madison Avenue	1982	37	Melvin Capital	May 2018 / 10.6 Yrs	14,765	$104.00
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll as of January 31, 2020 for Suite 1200 for SunTrust Banks.

Comparable Retail Rentals(1)
Property	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue	The Swatch Group	May 2011 / 18.7 Yrs(2)	14,274(2)	$1,749.81(2)
767 Fifth Avenue	Christian Dior	April. 2019 / 4.0 Yrs	11,847	$666.84
730 Fifth Avenue	Mikimoto	Feb. 2019 / 10.0 Yrs	4,505	$1,109.88
760 Madison Avenue	Giorgio Armani	Jan. 2019 / 15.0 Yrs	19,780	$1,066.23
706 Madison Avenue	Hermès	Jan. 2019 / 10.0 Yrs	47,000	$329.79
609 Fifth Avenue	Puma	Feb. 2018 / 16.0 Yrs	23,917	$372.12
650 Fifth Avenue	Nike	Mar. 2017 / 15.5 Yrs	69,214	$479.53
640 Fifth Avenue	Dyson	Mar. 2017 / 10.0 Yrs	3,097	$2,660.64
640 Fifth Avenue	Victoria's Secret	Apr. 2016 / 16.0 Yrs	63,779	$516.90
645 Fifth Avenue	Longchamp	Feb. 2016 / 10.0 Yrs	2,000	$2,850.00
767 Fifth Avenue	Under Armour	Feb. 2016 / 15.0 Yrs	53,500	$560.75
685 Fifth Avenue	Stuart Weitzman	Feb. 2016 / 15.0 Yrs	3,481	$1,436.37
685 Fifth Avenue	Coach	Jan. 2016 / 15.0 Yrs	24,541	$814.96
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll as of January 31, 2020 for The Swatch Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

The Borrower. The borrowing entity for the loan is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least two independent directors. Legal counsel for the 711 Fifth Avenue Whole Loan delivered a non-consolidation opinion in connection with the 711 Fifth Avenue Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

The Borrower Sponsors. As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

Property Management. The 711 Fifth Avenue Property is managed by SHVO Property Management, LLC, an affiliate of the borrower sponsors, and Jones Lang LaSalle Americas, Inc.

Escrows and Reserves.

Tax Escrows – During a Trigger Period (as defined below), on a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows - During a Trigger Period, on a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – During a Trigger Period, the borrower is required to escrow monthly $7,084, capped at $170,012.

TI/LC Reserve – During a Trigger Period, the borrower is required to escrow monthly $42,503, capped at $1,020,027.

Additionally, during a Tenant Rollover Sweep (as defined below) until cured, all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) is required to be reserved in a Tenant Rollover Reserve, provided that to avoid such sweep, the borrower may deposit with the lender the greater of (x) $7,500,000 and (y) all excess cash flow estimated by the lender that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”).

Additionally, during a Downgraded Tenant Sweep (as defined below) and so long as no deposits are required to be deposited into the Tenant Rollover Reserve (described above), all excess cash is required to be reserved in a Tenant Downgrade Reserve.

Unfunded Obligations Reserve – The borrower deposited at origination $1,048,024. As of the origination date, $541,071 was owed to Loro Piana USA for the return of an unused tenant improvement allowance and $506,953 was owed to Sandler Capital Management for free rent through December 2020.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under 711 Fifth Avenue Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and end when the event of default has been cured; or
(ii)	the debt yield being less than 7.0% for any fiscal quarter, and end when the debt yield is at least 7.0% for two consecutive fiscal quarters, provided that at any time after the lockout expiration date, the borrower may (x) make voluntary prepayments (with yield maintenance) or effectuate a partial defeasance, in amounts necessary to achieve the required debt yield or (y) deposit cash or a letter of credit in a reserve in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10.0% of the principal indebtedness); or
(iii)	a Downgraded Tenant Sweep until a Downgraded Tenant Sweep Cure; or
(iv)	a Tenant Rollover Sweep until a Tenant Rollover Sweep Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 10 – 711 Fifth Avenue

A “Major Tenant” means any of (i) Ralph Lauren, (ii) The Swatch Group, (iii) any tenant whose lease(s) (including leases with an affiliated tenant and assuming the exercise of all expansion rights) represents more than 30% of the rentable square footage or at least 20% of the total rental income or whose lease includes any purchase option, or (iv) any tenant whose lease is with a borrower affiliate or entered into during an event of default.

A “Downgraded Tenant Sweep” will commence when any Major Tenant (or with regard to Ralph Lauren, its highest rated parent entity) that was rated investment grade as of the origination date is downgraded below investment grade (as determined by S&P or Moody’s).

A “Downgraded Tenant Sweep Cure” means, as applicable: (a) the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), (b) the borrower enters into one or more qualifying leases for substantially all of the leased space of any such downgraded tenant, or (c) with respect to any such downgraded tenant, an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease has been deposited in the downgraded tenant reserve.

A “Tenant Rollover Sweep” will commence when any Major Tenant (i) terminates its lease, (ii) goes “dark” (except for Ralph Lauren (so long as Ralph Lauren has an investment grade rating)), unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of its intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable (a) a Major Tenant renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is re-let in accordance with the terms of the 711 Fifth Avenue Whole Loan documents

Lockbox / Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the 711 Fifth Avenue Property are required to be deposited directly into the lockbox account. During the occurrence and continuance of a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the 711 Fifth Avenue Whole Loan documents with excess cash held as additional security for the 711 Fifth Avenue Whole Loan, except that if there (a) exists no event of default, (b) the only Trigger Period then in existence is as a result of a Tenant Rollover Sweep, and (c) the applicable Tenant Rollover Sweep Equity Amount was deposited with the lender, then the excess cash flow is required to be released to the borrower.

Subordinate and Mezzanine Debt. The direct or indirect equity owners of the borrower are permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the borrower), provided that among other conditions: (i) the principal amount of the mezzanine loan may not exceed the lesser of (A) $35,000,000 and (B) an amount when combined with the 711 Fifth Avenue Whole Loan results in (a) the loan-to-value ratio is no greater than 54.5%, (b) the debt service coverage ratio is at least 2.80x, and (c) the debt yield is at least 8.98%; (ii) the mezzanine loan is coterminous with, or has a loan maturity later than the 711 Fifth Avenue Whole Loan, and has either a fixed rate or a hedged floating rate, (iii) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (iv) rating agency confirmation is delivered.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 11 – Museo Vault Storage

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Self Storage – Self Storage
% of IPB:	2.9%	Net Rentable Area (Units):	437
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	346 N.W. 29th Street, LLC	Year Built / Renovated:	2008 / N/A
Borrower Sponsors:	Todd A. Ruderman, Todd Ruderman 2002 Revocable Trust	Occupancy:	78.5%
Interest Rate:	3.71300%	Occupancy Date:	9/11/2020
Note Date:	9/15/2020	4th Most Recent NOI:	$1,859,209 (12/31/2017)
Maturity Date:	10/6/2030	3rd Most Recent NOI:	$1,845,790 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI(1):	$1,680,233 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of)(1):	$2,052,105 (TTM 7/31/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	87.5%
Amortization Type:	IO-Balloon	UW Revenues:	$3,088,484
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$1,053,232
Lockbox / Cash Management:	Springing	UW NOI:	$2,035,253
Additional Debt:	No	UW NCF:	$2,029,388
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$36,600,000 / $83,753
Additional Debt Type:	N/A	Appraisal Date:	8/25/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$45,767
Taxes:	$283,669	$23,639	N/A	Maturity Date Loan / Unit:	$41,328
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.6%
Replacement Reserve:	$0	$489	N/A	Maturity Date LTV:	49.3%
Debt Service Reserve:	$1,042,451	$0	N/A	UW NCF DSCR:	1.83x
				UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000		100.0%	Payoff Existing Debt	$14,193,734	71.0%
				Return of Equity	4,131,825	20.7
				Reserves	1,326,120	6.6
				Closing Costs	348,321	1.7
Total Sources	$20,000,000		100.0%	Total Uses	$20,000,000	100.0%
(1)	See “Operating History and Underwritten Net Cash Flow” below for more information.

The Loan. The Museo Vault Storage mortgage loan (the “Museo Vault Storage Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20.0 million and is secured by a first lien mortgage on the borrower’s fee interest in a self storage property located in Miami, Florida (the “Museo Vault Storage Property”). The Museo Vault Storage Mortgage Loan has a 10-year term and, following a five-year interest-only period, will amortize on a 30-year schedule.

The Property. The Museo Vault Storage Property is a five-story storage facility located in the Wynwood Art District of Miami, Florida, approximately half a mile east of Interstate 95. The Museo Vault Storage Property was developed in 2008 and is designed to accommodate the storage needs of museums, art galleries, private collections and family estates. The Museo Vault Storage Property consists of 437 storage units and nine parking spaces, with the climate controlled storage units totaling approximately 58,648 square feet.

The average unit is approximately 148 square feet and all units are fully climate controlled and humidity controlled. As of September 11, 2020, the Museo Vault Storage Property was 78.5% occupied by unit count and 86.4% occupied by NRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 11 – Museo Vault Storage

The Museo Vault Storage Property was built at the highest elevation in Miami-Dade County at approximately 18 feet above sea level and was constructed to withstand a Category 5 hurricane. Furthermore, the Museo Vault Storage Property includes UV filtration on all interior lighting, 24/7 security, fire detection, dry-pipe suppression systems, is backed by redundant mechanical systems, has a natural gas powered generator and is an approved storage facility for collections insured by AIG, Chubb, and AXA. The Museo Vault Storage Property offers additional storage related services, including local transport and installation, museum quality in-house packing and crating, domestic and international shipping, collection management, storage, transport insurance, and gallery services.

Historical and Current Occupancy
2017(1)	2018(1)	2019(1)	Current(2)
95.0%	94.0%	93.0%	86.4%
(1)	Historical occupancy is as of December 31 of each respective year and represents occupied square footage.

(2)	Current Occupancy is as of September 11, 2020 and reflects occupancy by square footage. On a per unit basis, the Museo Vault Storage Property is 78.5% occupied.

COVID-19 Update. As of September 17, 2020, approximately 95.2% of tenants by NRA and 85.3% by underwritten base rent had made their September rental payments. Rent at the storage facility is collected on a rolling basis throughout the month and dictated by each individual tenant's occupancy date and payment method. As such, the collected base rent is based on a partial month's collections and does not accurately reflect the total monthly collections that will be received by the end of the month.

The Market. The Museo Vault Storage Property is situated in the Wynwood Art District with accessibility from I-95 to the west. The area immediately surrounding the Museo Vault Storage Property is comprised of a mix of converted warehouse buildings, newly developed multifamily and retail and dense residential neighborhoods spreading outward. Additionally, Wynwood is home to more than 70 galleries and museums, including the Perez Art Museum, Museum of Art & Design and the Institute of Contemporary Art, as well as dozens of restaurants and bars. The Museo Vault Storage Property is located within close proximity to many of Miami's primary business and employment demand drivers, including the Miami Financial District, the Miami Dade Government Center, American Airlines Arena, Bayside Marketplace & Bayfront Park and Brickell City Center. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Museo Vault Storage Property was 37,066, 290,180 and 589,022, respectively. The estimated 2019 median household income within the same radii was $39,599, $32,312 and $38,313, respectively.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,430,222	$2,649,507	$2,663,587	$2,777,045	$3,171,984	$7,259	100.0%
Gross Potential Rent	$2,430,222	$2,649,507	$2,663,587	$2,777,045	$3,171,984	$7,259	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(394,939)	(904)	(12.5)
Other Income(3)	556,918	355,004	164,177	311,439	311,439	713	9.8
Effective Gross Income	$2,987,140	$3,004,512	$2,827,764	$3,088,484	$3,088,484	$7,067	97.4%
Total Expenses	$1,127,931	$1,158,722	$1,147,531	$1,036,379	$1,053,232	$2,410	34.1%
Net Operating Income	$1,859,209	$1,845,790	$1,680,233	$2,052,105	$2,035,253	$4,657	65.9%
Total TI/LC, Capex/RR	0	0	0	0	5,865	13	0.2
Net Cash Flow	$1,859,209	$1,845,790	$1,680,233	$2,052,105	$2,029,388	$4,644	65.7%
(1)	TTM represents the trailing 12-month period ending July 31, 2020.

(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income is comprised of packing and shipping materials and services, transportation and installation services. Other Income decreased in 2019 following the borrower sponsor's opening of a new service facility approximately 70 miles north in the fourth quarter of 2018 to serve customers in Palm Beach County. The increase in other income during the trailing 12 months is the result of the borrower sponsor refocusing its capacity at the Museo Vault Storage Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 12 – Southeast Texas Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,750,000	Title:	Fee
Cut-off Date Principal Balance:	$19,699,358	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.8%	Net Rentable Area (Units):	393
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	APTIB, LLC, APTTF, LLC and APTHZ, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	97.5%
Interest Rate:	4.40000%	Occupancy Date:	7/29/2020
Note Date:	8/3/2020	4th Most Recent NOI(2):	$1,247,967 (12/31/2017)
Maturity Date:	8/6/2030	3rd Most Recent NOI:	$1,711,190 (12/31/2018)
Interest-only Period:	None	2nd Most Recent NOI:	$1,863,355 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,909,854 (TTM 6/30/2020)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.2%
Amortization Type:	Balloon	UW Revenues:	$3,543,969
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$1,756,233
Lockbox / Cash Management:	Springing	UW NOI:	$1,787,735
Additional Debt:	No	UW NCF:	$1,689,481
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$29,800,000 / $75,827
Additional Debt Type:	N/A	Appraisal Date(3):	7/14/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$50,126
Taxes:	$238,637	$29,830	N/A	Maturity Date Loan / Unit:	$40,487
Insurance:	$40,160	$7,478	N/A	Cut-off Date LTV(3)(4):	64.3%
Replacement Reserve:	$0	$8,188	N/A	Maturity Date LTV(3)(4):	51.5%
Other(1):	$582,938	$0	N/A	UW NCF DSCR:	1.42x
				UW NOI Debt Yield(4):	9.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,750,000		100.0%	Payoff Existing Debt	$16,019,596	81.1%
				Return of Equity	2,624,198	13.3
				Reserves	861,734	4.4
				Closing Costs	244,471	1.2
Total Sources	$19,750,000		100.0%	Total Uses	$19,750,000	100.0%
(1)	The Other reserve represents a $550,000 economic holdback reserve and $32,938 for deferred maintenance.

(2)	The Timberline Forest Apartments property was acquired in October 2017 and therefore 4th Most Recent NOI only includes two months of history for the Timberline Forest Apartments property.

(3)	The “As Portfolio” Appraised Value of $29.8 million for the Southeast Texas Multifamily Portfolio Properties (as defined below) as a whole reflects a 2.8% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties, exclusive of such premium, as of July 6, 2020, July 14, 2020 and July 17, 2020 was $29.0 million, which results in a Cut-off Date LTV Ratio of 66.0% and a Maturity Date LTV Ratio of 53.0%.

(4)	At origination of the Southeast Texas Multifamily Portfolio Mortgage Loan, the borrowers deposited $550,000 into an Economic Holdback reserve, to be released to the borrowers upon the net operating income debt yield at the Southeast Texas Multifamily Portfolio Properties of at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in September 2021. Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are based on the Southeast Texas Multifamily Portfolio Mortgage Loan Cut-off Date Balance of approximately $19,149,358. Assuming the gross Southeast Texas Multifamily Portfolio Mortgage Loan Cut-off Date Balance of approximately $19,699,358, Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 66.1%, 53.4% and 9.1%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 12 – Southeast Texas Multifamily Portfolio

The Loan. The Southeast Texas Multifamily Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of approximately $19.7 million (the “Southeast Texas Multifamily Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interests in three multifamily properties located in Houston and Baytown, Texas (the “Southeast Texas Multifamily Portfolio Properties”). The Southeast Texas Multifamily Portfolio Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Properties. The Southeast Texas Multifamily Portfolio Properties contain 393 units and are located in Houston and Baytown, Texas.

The following table presents certain information relating to the Southeast Texas Multifamily Portfolio Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	Units	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised(1) Value	% of Appraised Value	UW NOI	% of UW NOI
Innsbruck Apartments	Houston	1970 / 2020	248	$11,275,298	57.2%	$18,900,000	65.2%	$1,100,688	61.6%
Horizon Apartments	Baytown	1970 / 2017	80	4,329,586	22.0	4,700,000	16.2	323,765	18.1
Timberline Forest Apartments	Houston	1973 / N/A	65	4,094,474	20.8	5,400,000	18.6	363,282	20.3
Total			393	$19,699,358	100.0%	$29,000,000	100.0%	$1,787,735	100.0%
Total Including Portfolio Premium						$29,800,000
(1)	The “As Portfolio” Appraised Value of $29.8 million for the Southeast Texas Multifamily Portfolio Properties as a whole reflects a 2.8% premium attributable to the aggregate appraised value of the individual properties. The aggregate “as-is” appraised value for the individual properties as of July 6, 2020 (Innsbruck Apartments property), July 14, 2020 (Timberline Forest Apartments property) and July 17, 2020 (Horizon Apartments property) was $29.0 million.

Innsbruck Apartments. The Innsbruck Apartments property is a 248-unit garden-style multifamily property built in 1970 and renovated in 2020. As of July 29, 2020, the Innsbruck Apartments property was 96.8% occupied. The Innsbruck Apartments property is located at 4603 Sherwood Lane, approximately 10 miles northwest of downtown Houston. The 7.57-acre parcel is improved with 18 two-story apartment buildings. The improvements are of wood frame construction. The Innsbruck Apartments property features efficiency, one and two-bedroom layouts ranging in size from 600 to 1,300 square feet. Asking rents range from $675 to $1,010 per month, with an average asking rent of $799 and an average unit size of 864 square feet. Community amenities include laundry facilities, surface parking lot, clubhouse, and pool. Unit features include, among other items, high-speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher, trash, disposal and balcony. The borrower sponsor acquired the Innsbruck Apartments property in June 2014 for a purchase price of $6,140,000. Since acquisition, the borrower sponsor has spent $3,703,567 on capital improvements which included significant unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances, and ceramic tile.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 12 – Southeast Texas Multifamily Portfolio

Innsbruck Apartments Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Average Rent Per Unit
Efficiency	16	6.5%	16	100.0%	9,600	600	$675	$668
1 BR / 1 BA	80	32.3%	79	98.8%	58,000	725	$725	$709
1 BR / 1 BA	36	14.5%	36	100.0%	30,600	850	$770	$750
1 BR / 1 BA	16	6.5%	14	87.5%	13,600	850	$795	$773
1 BR / 1 BA	16	6.5%	15	93.8%	14,400	900	$825	$810
1 BR / 1 BA	28	11.3%	26	92.9%	25,200	900	$865	$848
2 BR / 2 BA	12	4.8%	12	100.0%	12,000	1,000	$875	$865
2 BR / 2 BA	8	3.2%	6	75.0%	8,800	1,100	$890	$883
2 BR / 2 BA	24	9.7%	24	100.0%	26,400	1,100	$910	$867
2 BR / 2 BA	12	4.8%	12	100.0%	15,600	1,300	$1,010	$982
Collateral Total/Wtd. Avg.	248	100.0%	240	96.8%	214,200	864	$799	$780
(1)	As provided by the borrowers and as of July 29, 2020.

Horizon Apartments. The Horizon Apartments property is an 80-unit garden-style multifamily property built in 1970 and renovated in 2017. As of July 29, 2020, the Horizon Apartments property was 98.8% occupied. The Horizon Apartments property is located at 1311 Beaumont Road, approximately 27 miles east of downtown Houston. The 4.08-acre parcel is improved with 11 two-story apartment buildings. The improvements are of wood-frame construction. The Horizon Apartments property features studio, one-, two- and three-bedroom layouts ranging in size from 410 to 1,489 square feet. Asking rents range from $535 to $825 per month with an average asking rent of $611 and an average unit size of 763 square feet. Community amenities include a recently renovated common area laundry rooms, on site leasing office and surface parking lot. Unit features include air conditioning/heating, water & sewer, trash removal and a full kitchen. The borrower sponsor acquired the Horizon Apartments property in November 2012 for a purchase price of $725,000. Since acquisition, the borrower sponsor has spent $1,058,144 on capital improvements, which included significant unit upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances, and ceramic tile.

Horizon Apartments Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Average Rent Per Unit
Studio	1	1.3%	0	0.0%	410	410	$535	$0
1 BR / 1 BA	6	7.5%	6	100.0%	4,080	680	$570	$560
1 BR / 1 BA	52	65.0%	52	100.0%	35,100	675	$570	$565
2 BR / 1 BA	6	7.5%	6	100.0%	5,340	890	$655	$648
2 BR / 1.5 BA	6	7.5%	6	100.0%	6,030	1,005	$745	$742
2 BR / 1.5 BA (TH)	8	10.0%	8	100.0%	8,560	1,070	$760	$741
3 BR / 1.5 BA	1	1.3%	1	100.0%	1,489	1,489	$825	$688
Collateral Total/Wtd. Avg.	80	100.0%	79	98.8%	61,009	763	$611	$596
(1)	As provided by the borrowers and as of July 29, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 12 – Southeast Texas Multifamily Portfolio

Timberline Forest Apartments. The Timberline Forest Apartments property is a 65-unit garden-style multifamily property built in 1973. As of July 29, 2020, the Timberline Forest Apartments property was 98.5% occupied. The Timberline Forest Apartments property is located at 1503 and 1431 Sherwood Forest Street, approximately 16 miles west of downtown Houston. The 4.93-acre parcel is improved with 12 two-story apartment buildings. The improvements are of wood frame construction. The Timberline Forest Apartments property features two- and three-bedroom layouts ranging in size from 923 to 1,408 square feet. Asking rents range from $980 to $1,255 per month with an average asking rent of $1,104 and an average unit size of 1,167 square feet. Community amenities include on site leasing office and covered parking lot. Unit features include high-speed internet access, dishwasher, electric range, and refrigerator. The borrower sponsor acquired the Timberline Forest Apartments property in October 2017 for a purchase price of $4,800,000. Since acquisition, the borrower sponsor has spent $387,377 on capital improvements which included significant unit upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances, and ceramic tile.

Timberline Forest Apartments Unit Mix(1)
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Average Rent Per Unit
2 BR / 1 BA	12	18.5%	12	100.0%	11,076	923	$980	$952
2 BR / 1 BA	5	7.7%	5	100.0%	5,320	1,064	$1,030	$1,005
2 BR / 1.5 BA (TH)	12	18.5%	11	91.7%	12,780	1,065	$1,055	$1,037
2 BR / 1.5 BA (TH)	12	18.5%	12	100.0%	14,664	1,222	$1,105	$1,086
3 BR / 1.5 BA (TH)	12	18.5%	12	100.0%	15,120	1,260	$1,155	$1,133
3 BR / 1.5 BA (TH)	12	18.5%	12	100.0%	16,896	1,408	$1,255	$1,230
Collateral Total/Wtd. Avg.	65	100.0%	64	98.5%	75,856	1,167	$1,104	$1,081
(1)	As provided by the borrowers and as of July 29, 2020.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
95.7%	93.6%	96.7%	97.5%
(1)	Historical occupancy is as of December 31 of each respective year.

(2)	Current Occupancy is as of July 29, 2020.

Operating History and Underwritten Net Cash Flow
	2017(1)	2018	2019	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$2,622,807	$3,343,394	$3,412,184	$3,479,327	$3,731,520	$9,495	100.0%
Gross Potential Rent	$2,622,807	$3,343,394	$3,412,184	$3,479,327	$3,731,520	$9,495	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(252,194)	(642)	(6.8)
Other Income	85,393	65,995	62,799	64,643	64,643	164	1.7
Effective Gross Income	$2,708,200	$3,409,390	$3,474,984	$3,543,969	$3,543,969	$9,018	95.0%
Total Expenses	$1,460,233	$1,698,200	$1,611,628	$1,634,115	$1,756,233	$4,469	49.6%
Net Operating Income	$1,247,967	$1,711,190	$1,863,355	$1,909,854	$1,787,735	$4,549	50.4%
Total TI/LC, Capex/RR	0	0	0	0	98,254	250	2.8
Net Cash Flow	$1,247,967	$1,711,190	$1,863,355	$1,909,854	$1,689,481	$4,299	47.7%
(1)	The Timberline Forest Apartments property was acquired in October 2017 and therefore 2017 financials only include two months of operating history for the Timberline Forest Apartments property.

(2)	TTM reflects the trailing 12 month period ending June 30, 2020.

(3)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 12 – Southeast Texas Multifamily Portfolio

COVID-19 Update. As of September 16, 2020, approximately 97.5% of tenants by unit and 96.9% by underwritten base rent had made their August rental payments.

The Markets.

Innsbruck Apartments. According to the appraisal, the Innsbruck Apartments property is located in the Houston Area multifamily market. As of June 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,045, average monthly asking rent per square foot was $1.18 and vacancy was 11.2%. According to the appraisal, the Innsbruck Apartments property is located in the Brookhollow/Northwest Crossing multifamily submarket. As of June 2020, the Brookhollow/Northwest Crossing multifamily submarket average monthly asking rent per unit was $882, average monthly asking rent per square foot was $1.07 and vacancy was 10.6%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Innsbruck Apartments property is 14,518, 140,842 and 395,485, respectively. The estimated 2020 median household income within the same radii is $39,916, $59,965 and $63,225, respectively.

Horizon Apartments. According to the appraisal, the Horizon Apartments property is located in the Houston Area multifamily market. As of June 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,045, average monthly asking rent per square foot was $1.18 and vacancy was 11.2%. According to the appraisal, the Horizon Apartments property is located in the Baytown multifamily submarket. As of June 2020, the Baytown multifamily submarket average monthly asking rent per unit was $906, average monthly asking rent per square foot was $1.05 and vacancy was 14.0%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Horizon Apartments property is 14,836, 58,038 and 83,956, respectively. The estimated 2020 median household income within the same radii is $44,267, $50,247 and $52,203, respectively.

Timberline Forest Apartments. According to the appraisal, the Timberline Forest Apartments property is located in the Houston Area multifamily market. As of July 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,045, average monthly asking rent per square foot was $1.18 and vacancy was 11.2%. According to the appraisal, the Timberline Forest Apartments property is located in the Memorial/Spring Branch multifamily submarket. As of July 2020, the Memorial/Spring Branch multifamily submarket average monthly asking rent per unit was $988, average monthly asking rent per square foot was $1.08 and vacancy was 10.6%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Timberline Forest Apartments property is 10,384, 104,755 and 315,150, respectively. The estimated 2020 median household income within the same radii is $68,197, $76,191 and $65,611, respectively.

Partial Release. Upon the expiration of the lockout period, the lender will permit the individual release of the Timberline Forest Apartments and the Horizon Apartments properties (each, a “Release Property”) as collateral for the Southeast Texas Multifamily Portfolio Mortgage Loan (a “Release”), provided that the following conditions, among others, are satisfied: (a) no event of default or other sweep event (as defined in the Southeast Texas Multifamily Portfolio Mortgage Loan documents) then exists; (b) the borrowers partially defease the Southeast Texas Multifamily Portfolio Mortgage Loan in amount equal to the greatest of (i) 130% of the allocated loan amount for such Release Property, (ii) an amount that would result in the debt service coverage ratio on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Properties remaining after giving effect to the Release being not less than 1.50x, (iii) an amount that would result in the loan-to-value on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Properties remaining after giving effect to the Release being not greater than 65.0%, and (iv) an amount that would result in the debt yield on the then remaining balance of the Southeast Texas Multifamily Portfolio Mortgage Loan for the Southeast Texas Multifamily Portfolio Properties remaining after giving effect to the Release being not less than 9.5%. Additionally, the borrowers are required to pay any amount necessary to ensure such that the Release will not cause the related securitization trust to fail to qualify as a REMIC after giving effect to such Release, as evidenced by an opinion of counsel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 13 – ExchangeRight Net Leased Portfolio 32

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$19,270,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,270,000	Property Type – Subtype(9):	Various – Various
% of IPB:	2.8%	Net Rentable Area (SF):	422,042
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 32 DST	Year Built / Renovated:	Various / Various
Borrower Sponsors:	David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC	Occupancy(1):	100.0%
Interest Rate:	3.45400%	Occupancy Date(1):	5/1/2020
Note Date:	2/11/2020	4th Most Recent NOI (As of)(10):	NAV
Maturity Date:	3/1/2030	3rd Most Recent NOI (As of)(10):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(10):	NAV
Original Term:	120 months	Most Recent NOI (As of)(10):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,540,963
Call Protection:	L(31),Def(86),O(3)	UW Expenses:	$601,689
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$5,939,274
Additional Debt(1):	Yes	UW NCF(1):	$5,698,069
Additional Debt Balance(1):	$45,000,000	Appraised Value / Per SF(1):	$103,655,000 / $246
Additional Debt Type(1):	Pari Passu	Appraisal Date(1)(11):	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes(2)(3)(4):	$532,327	Springing	N/A	Maturity Date Loan / SF:	$152
Insurance(4)(5):	$0	Springing	N/A	Cut-off Date LTV:	62.0%
Replacement Reserves(6):	$0	$4,369	N/A	Maturity Date LTV:	62.0%
TI/LC(7):	$500,000	Springing	N/A	UW NCF DSCR:	2.53x
Deferred Maintenance:	$376,947	$0	N/A	UW NOI Debt Yield:	9.2%
Other(8):	$1,746,018	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$64,270,000		60.1%	Purchase Price	$102,407,588	95.7%
Borrower Sponsor Equity	42,694,552		39.9	Upfront Reserves	3,155,291	2.9
				Closing Costs	1,401,672	1.3
Total Sources	$106,964,552		100.0%	Total Uses	$106,964,552	100.0%
(1)	The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The financial information presented in the chart above reflects the Cut-off Date balance of the ExchangeRight Net Leased Portfolio 32 Whole Loan (as defined below). All NOI, NCF, occupancy information and the appraised value were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic. All DSCR, LTV and Debt Yield metrics were calculated, and the ExchangeRight Net Leased Portfolio 32 Whole Loan was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(2)	On April 1, 2021 and on a monthly basis thereafter, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $31,388 for tenants that do not pay real estate taxes directly.
(3)	The Fresenius – Greensburg, PA mortgaged property is currently part of a tax lot with certain non-collateral property. Until a Reparcelization Event (as defined within) occurs, the monthly deposit into the tax and insurance reserve for real estate taxes for the Fresenius – Greensburg, PA mortgaged property will be equal to 1/12th of the annual real estate taxes that the lender estimates will be paid based upon the entirety of the shared tax parcel. Following the occurrence of a Reparcelization Event, the lender will return to the borrower the portion of funds in the tax and insurance reserve solely attributable to real estate taxes for the non-collateral portion of the tax parcel that the Fresenius – Greensburg, PA mortgaged property was previously a part of. A “Reparcelization Event” means the separation of the Fresenius – Greensburg, PA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 13 – ExchangeRight Net Leased Portfolio 32

mortgaged property from any non-collateral property such that (i) the Fresenius – Greensburg, PA mortgaged property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full.
(4)	Collection of monthly real estate taxes and insurance reserves will be waived for certain tenants who have the right or obligation pursuant to their related leases to directly pay such expenses so long as, among other conditions, (i) no event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents has occurred and is continuing, (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority or the applicable insurance company, as applicable, to the lender, (iii) the lease(s) with the applicable tenant(s) is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant and (iv) no material adverse change has occurred with respect to the applicable tenant such that the tenant is no longer able to timely pay the taxes or insurance premiums.
(5)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments for certain tenants; however, monthly deposits to the insurance escrow are waived as long as (i) no event of default has occurred or is continuing and (ii) the borrower maintains a blanket insurance policy acceptable to the lender.
(6)	On a monthly basis, the borrower is required to escrow 1/12th of $0.12 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $4,369) for replacement reserves; provided however, monthly deposits will be waived in respect of the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio 32 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises in accordance with the terms of the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, for so long as (i) no event of default has occurred and is continuing, (ii) proof of payment of all such capital expenses is provided to the lender, (iii) the leases with the applicable tenants are in full force and effect and are not subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses has, in the lender's reasonable determination, been materially jeopardized.
(7)	During an event of default under the ExchangeRight Net Leased Portfolio 32 Whole Loan documents, the borrower is required to escrow approximately 1/12th of $0.70 multiplied by the aggregate rentable square feet of the ExchangeRight Net Leased Portfolio 32 Properties (initially $24,582) on a monthly basis for leasing expenses.
(8)	Other Escrows and Reserves consist of approximately $1,746,018 for a free rent reserve for each lease year from February 2027 through January 2030 for the CVS – Vestavia Hills, AL property ($582,728), the CVS – South Lyon, MI property ($572,615) and the CVS – Eagan, MN property ($590,675).
(9)	The ExchangeRight Net Leased Portfolio 32 Properties (as defined below) consist of 24 single tenant freestanding retail properties and three medical office properties.
(10)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination of the ExchangeRight Net Leased Portfolio 32 Whole Loan. As such, no historical operating history is available.
(11)	Appraisal Dates for the ExchangeRight Net Leased Portfolio 32 Properties range from January 5, 2020 to January 25, 2020.

The Loan. The ExchangeRight Net Leased Portfolio 32 mortgage loan is part of a whole loan (the “ExchangeRight Net Leased Portfolio 32 Whole Loan”) evidenced by two senior pari passu notes with an aggregate original principal balance of $64,270,000. The ExchangeRight Net Leased Portfolio 32 Whole Loan is secured by the borrower’s fee interest in a 422,042 square foot, 27 property portfolio occupied by 24 single-tenant freestanding retail properties and three medical offices located across 12 states (collectively, the “ExchangeRight Net Leased Portfolio 32 Properties”). The controlling Note A-1 had an original principal balance of $45,000,000 and was included in the BBCMS 2020-C7 securitization trust. The non-controlling Note A-2, with an original principal balance of $19,270,000, will be included in the BBCMS 2020-C8 securitization trust (the “ExchangeRight Net Leased Portfolio 32 Mortgage Loan”). The ExchangeRight Net Leased Portfolio 32 Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio 32 Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$45,000,000	BBCMS 2020-C7	Yes
A-2	$19,270,000	BBCMS 2020-C8	No
Total	$64,270,000

The Properties. The ExchangeRight Net Leased Portfolio 32 Properties consist of 24 single-tenant freestanding retail properties and three medical office properties totaling 422,042 square feet located in 12 states. The geographical concentrations by Cut-off Date Balance include Wisconsin (three properties, 16.9% of the allocated Cut-off Date Balance), Pennsylvania (four properties, 14.9% of the allocated Cut-off Date Balance), Texas (four properties, 12.6% of the allocated Cut-off Date Balance), Georgia (two properties, 11.1% of the allocated Cut-off Date Balance), Michigan (four properties, 10.8% of the allocated Cut-off Date Balance), North Carolina (three properties, 9.3% of the allocated Cut-off Date Balance), Arizona (one property, 7.1% of the allocated Cut-off Date Balance), Kansas (one property, 6.9% of the allocated Cut-off Date Balance), Indiana (two properties, 2.9% of the allocated Cut-off Date Balance), Minnesota (one property, 2.6% of the allocated Cut-off Date Balance), Alabama (one property, 2.6% of the allocated Cut-off Date Balance) and Florida (one property, 2.2% of the allocated Cut-off Date Balance). Built between 1994 and 2019, the ExchangeRight Net Leased Portfolio 32 Properties range in size from 7,000 square feet to 63,919 square feet. As of May 1, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were 100.0% occupied. Six tenants, or their parent entities, representing 53.1% of the aggregate NRA and 68.6% of the UW base rent at the ExchangeRight Net Leased Portfolio 32 Properties, are investment grade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 13 – ExchangeRight Net Leased Portfolio 32

ExchangeRight Net Leased Portfolio 32 Properties Summary
Property Name - Location	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Hobby Lobby – Onalaska, WI	Retail - Freestanding	63,919	1994 / N/A	$4,770,000	7.4%	$7,700,000	$378,037
BioLife Plasma Services L.P. – Phoenix, AZ	Office - Medical	13,969	2008 / 2019	$4,590,000	7.1%	$7,400,000	$425,224
Hobby Lobby – Olathe, KS	Retail - Freestanding	55,000	2018 / N/A	$4,420,000	6.9%	$7,125,000	$355,917
CVS Pharmacy – Atlanta, GA	Retail - Freestanding	11,800	2008 / N/A	$4,150,000	6.5%	$6,700,000	$339,899
Walgreens – Midland, MI	Retail - Freestanding	14,820	2006 / N/A	$3,470,000	5.4%	$5,590,000	$334,781
Walgreens – Racine, WI	Retail - Freestanding	15,120	2003 / N/A	$3,350,000	5.2%	$5,400,000	$306,412
Tractor Supply – Oakdale, PA	Retail - Freestanding	19,097	2014 / N/A	$3,260,000	5.1%	$5,250,000	$262,581
Tractor Supply – Burleson, TX	Retail - Freestanding	19,097	2019 / N/A	$3,190,000	5.0%	$5,150,000	$274,404
CVS Pharmacy – Marietta, GA	Retail - Freestanding	10,880	2005 / N/A	$2,990,000	4.7%	$4,825,000	$278,219
Tractor Supply – Oak Ridge, NC	Retail - Freestanding	21,677	2005 / N/A	$2,900,000	4.5%	$4,675,000	$258,004
Walgreens – Delafield, WI	Retail - Freestanding	13,905	2000 / N/A	$2,760,000	4.3%	$4,450,000	$233,845
CVS Pharmacy – Channelview, TX	Retail - Freestanding	10,908	1998 / N/A	$2,730,000	4.2%	$4,400,000	$233,818
Fresenius Medical Care – Greensburg, PA	Office - Medical	8,353	2019 / N/A	$2,420,000	3.8%	$3,900,000	$232,040
Tractor Supply – Beaver Falls, PA	Retail - Freestanding	19,097	2008 / N/A	$2,260,000	3.5%	$3,650,000	$177,720
Fresenius Medical Care – Goldsboro, NC	Office - Medical	9,813	2018 / N/A	$1,800,000	2.8%	$2,900,000	$176,578
CVS Pharmacy – Eagan, MN	Retail - Freestanding	10,880	2004 / N/A	$1,690,000	2.6%	$2,725,000	$173,820
CVS Pharmacy – Vestavia Hills, AL	Retail - Freestanding	10,880	2004 / N/A	$1,670,000	2.6%	$2,700,000	$171,379
CVS Pharmacy – Yeadon, PA	Retail - Freestanding	10,125	1998 / N/A	$1,640,000	2.6%	$2,650,000	$138,666
CVS Pharmacy – South Lyon, MI	Retail - Freestanding	10,880	2004 / N/A	$1,600,000	2.5%	$2,580,000	$168,272
Advance Auto Parts – Ocoee, FL	Retail - Freestanding	7,000	2007 / N/A	$1,430,000	2.2%	$2,300,000	$119,936
Dollar General – Asheville, NC	Retail - Freestanding	9,002	2019 / N/A	$1,260,000	2.0%	$2,040,000	$115,940
Dollar General – Midland (Front), TX	Retail - Freestanding	10,640	2018 / N/A	$1,210,000	1.9%	$1,950,000	$108,115
Dollar General – Goshen, IN	Retail - Freestanding	9,002	2019 / N/A	$980,000	1.5%	$1,575,000	$89,632
Dollar General – Port Huron, MI	Retail - Freestanding	9,026	2019 / N/A	$980,000	1.5%	$1,575,000	$89,979
Dollar General – Midland (349 Hwy), TX	Retail - Freestanding	9,026	2018 / N/A	$960,000	1.5%	$1,550,000	$85,978
Dollar General – Jackson, MI	Retail - Freestanding	9,026	2019 / N/A	$910,000	1.4%	$1,470,000	$84,007
Dollar General – Mishawaka, IN	Retail - Freestanding	9,100	2018 / N/A	$880,000	1.4%	$1,425,000	$84,866
Total		422,042		$64,270,000	100.0%	$103,655,000	$5,698,069

Largest Tenants.

Hobby Lobby (118,919 square feet; 28.2% of NRA; 14.1% of underwritten rent). Hobby Lobby is a privately-owned arts and crafts retailer with over 43,000 employees in more than 900 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City.

Tractor Supply Company (78,968 square feet; 18.7% of NRA; 17.3% of underwritten rent). Tractor Supply Company (“TSC”) is the largest rural lifestyle retailer in the United States. TSC is focused on supplying the needs of recreational farmers, ranchers, tradesmen, small businesses and individuals who live a rural lifestyle. TSC offers a mix of products to care for the home, land, pets and animals with product localization and brands that are exclusively found at TSC. TSC operates retail stores under the names Tractor Supply Company, Del’s Feed & Farm Supply and Petsense. TSC’s stores are located primarily in towns outlying major metropolitan markets and in rural communities. As of December 28, 2019, the company

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 13 – ExchangeRight Net Leased Portfolio 32

operated 2,025 retail stores in 49 states (1,844 Tractor Supply Company and Del’s Feed & Farm Supply retail stores and 180 Petsense retail stores) with over 32,000 employees and sales of $8,351,931,000.

CVS Pharmacy (76,353 square feet; 18.1% of NRA; 26.0% of underwritten rent; Baa2/BBB/NR by Moody’s/S&P/Fitch). CVS Health Corporations (“CVS”), together with its subsidiaries, is the nation’s premier health innovation company helping people on their path to better health. CVS is the largest pharmacy healthcare provider in the United States and is headquartered in Woonsocket, Rhode Island. CVS’ operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2019, CVS’ retail/long-term care (“LTC”) pharmacy segment operated approximately 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico, including 1,100 MinuteClinic® locations, of which 80 clinics operated within Target stores, as well as, online retail pharmacy websites, LTC pharmacies and onsite pharmacies. The retail/LTC segment sells prescription drugs and an assortment of general merchandise, including over-the-counter drugs, beauty products, cosmetics and personal care products, provides health care services through its MinuteClinic® walk-in medical clinics and conducts LTC operations. During 2019, the retail/LTC segment filled 1.4 billion prescriptions, accounting for approximately 26.6% of the Unites States retail pharmacy market. On November 28, 2018, CVS Health Corporation acquired Aetna Inc. (“Aetna”) to help improve the consumer health care experience by combining Aetna’s health care benefits products and services with CVS Health’s retail locations, walk-in medical clinics and integrated pharmacy.

COVID-19 Update. As of September 22, 2020, the ExchangeRight Net Leased Portfolio 32 Properties were all open for business. As of the May 1, 2020 rent roll, the ExchangeRight Net Leased Portfolio 32 Properties remained 100.0% occupied. The borrower has made all debt service payments through September 2020, and as of the date of this term sheet, the ExchangeRight Net Leased Portfolio 32 Whole Loan was not subject to any modification or forbearance request. Tenants who paid rent for September 2020 represent approximately 100.0% of the square footage and 100.0% of the underwritten base rent.

Environmental. According to Phase I environmental assessments dated between October 1, 2019 and January 30, 2020, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio 32 Properties. However, the environmental assessments noted controlled recognized environmental conditions at the following ExchangeRight Net Leased Portfolio 32 Properties: (i) CVS Pharmacy – Atlanta, GA mortgaged property; (ii) Walgreens – Midland, MI mortgaged property; (iii) Dollar General – Jackson, MI mortgaged property; (iv) CVS Pharmacy – Marietta, GA mortgaged property and (v) Walgreens – Racine, WI mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2017	2018	2019	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical and Current Occupancies are based on single tenant leases for the ExchangeRight Net Leased Portfolio 32 Properties.
(2)	The Hobby Lobby – Olathe, KS property, the Fresenius Medical Care – Goldsboro, NC property, the Dollar General – Midland (Front), TX property, the Dollar General - Midland (349 Hwy), TX property and the Dollar General – Mishawaka, IN property were constructed in 2018; and the Tractor Supply – Burleson, TX property, the Fresenius Medical Care – Greensburg, PA property, the Dollar General – Asheville, NC property, the Dollar General – Goshen, IN property, the Dollar General – Port Huron, MI property, and the Dollar General – Jackson, MI property were constructed in 2019. The tenants at these properties are excluded from occupancy figures for the years prior to when each respective property was built.
(3)	Current Occupancy is as of the May 1, 2020 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 13 – ExchangeRight Net Leased Portfolio 32

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Weighted Average Remaining Lease Terms
Hobby Lobby	NA / NA / NA	118,919	28.2%	$7.68	$913,892	14.1%	11.5
Tractor Supply	NA / NA / NA	78,968	18.7	$14.13	$1,115,500	17.3	11.3
CVS Pharmacy	Baa2 / BBB / NR	76,353	18.1	$22.04	$1,683,042	26.0	11.0
Dollar General	Baa2 / BBB / NR	64,822	15.4	$11.20	$726,200	11.2	14.3
Walgreens(4)	Baa2 / BBB / BBB	43,845	10.4	$22.47	$985,400	15.2	9.8
Fresenius Medical Care	Baa3 / BBB / BBB-	18,166	4.3	$24.28	$441,029	6.8	12.2
BioLife Plasma Services L.P.	Baa2 / NR / NR	13,969	3.3	$33.04	$461,480	7.1	14.2
Advance Auto Parts	Baa2 / BBB- / NR	7,000	1.7	$19.75	$138,250	2.1	12.6

Occupied Tenants / Wtd. Avg.		422,042	100.0%	$15.32	$6,464,794	100.0%

Vacant Space		0	0.0%

Collateral Total		422,042	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2020.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent includes rent steps of $46,700 through February 2021 and straight-line rent of $49,824.
(4)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The Weighted Average Remaining Lease Terms reflect the earliest termination option dates to be the lease expiration dates for Walgreens.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	4	103,069	24.4	1,261,492	19.5	103,069	24.4%	$1,261,492	19.5%
2030	8	117,144	27.8	1,939,355	30.0	220,213	52.2%	$3,200,848	49.5%
2031 & Beyond	15	201,829	47.8	3,263,946	50.5	422,042	100.0%	$6,464,794	100.0%
Total	27	422,042	100.0%	$6,464,794	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2020.
(2)	Walgreens has the right to terminate its lease at (i) the Walgreens – Racine, IL property effective as of November 30, 2029, (ii) the Walgreens – Midland, MI property effective as of July 31, 2030, and (iii) the Walgreens – Delafield, WI property effective as of September 30, 2029 and for each such lease every five years thereafter until the respective lease expires. The lease expiration dates reflect the earliest termination option dates for Walgreens.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of $46,700 through February 2021 and straight-line rent of $49,824.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 13 – ExchangeRight Net Leased Portfolio 32

The Market. The ExchangeRight Net Leased Portfolio 32 Properties are geographically diverse with properties located in 12 different states and 24 different markets.

ExchangeRight Net Leased Portfolio 32 Properties Market Summary(1)
Property Name - Location	Market	Submarket	Submarket Vacancy		UW Rental Rate PSF(2)	Market Rent Rate PSF
Hobby Lobby – Onalaska, WI	Onalaska	N/A	2.6	%(3)	$7.50	$7.50
BioLife Plasma Services L.P. – Phoenix, AZ	Phoenix	N/A	13.6	%(3)	$33.04	$31.38
Hobby Lobby – Olathe, KS	Kansas City	Johnson County	10.9%		$7.90	$8.00
CVS Pharmacy – Atlanta, GA	Atlanta	West Atlanta/Austell/Fulton Indust.	16.7%		$32.64	$32.50
Walgreens – Midland, MI	Midland	N/A	6.4	%(3)	$24.51	$12.00
Walgreens – Racine, WI	Racine	N/A	5.4	%(3)	$22.75	$22.50
Tractor Supply – Oakdale, PA	Pittsburgh	Oakdale	3.0%		$15.84	$16.00
Tractor Supply – Burleson, TX	Dallas-Fort Worth	Southwest Outlying	3.5%		$16.49	$14.50
CVS Pharmacy – Marietta, GA	Atlanta	Cumberland/East Cobb	12.8%		$27.75	$17.50
Tractor Supply – Oak Ridge, NC	Greensboro-Winston-Salem	North Guilford	10.9%		$13.29	$12.40
Walgreens – Delafield, WI	Waukesha County	N/A	5.1	%(3)	$20.00	$25.00
CVS Pharmacy – Channelview, TX	Houston	East/Woodforest/Baytown	9.9%		$23.28	$23.00
Fresenius Medical Care – Greensburg, PA	Greensburg	Westmoreland County	3.4%		$29.63	$28.00
Tractor Supply – Beaver Falls, PA	Beaver Falls	Beaver County	6.0%		$11.00	$11.00
Fresenius Medical Care – Goldsboro, NC	Wayne County	N/A	1.5	%(3)	$19.72	$18.50
CVS Pharmacy – Eagan, MN	Twin Cities	Dakota County	8.7%		$18.10	$18.00
CVS Pharmacy – Vestavia Hills, AL	Birmingham	Central/East	10.7%		$17.85	$17.85
CVS Pharmacy – Yeadon, PA	Yeadon	N/A	5.5	%(3)	$15.80	$16.00
CVS Pharmacy – South Lyon, MI	Detroit	South Oakland	8.0%		$17.54	$18.00
Advance Auto Parts – Ocoee, FL	Orlando	Northwest	9.5%		$19.75	$20.00
Dollar General – Asheville, NC	Buncombe County	N/A	4.4	%(3)	$14.04	$13.00
Dollar General – Midland (Front), TX	Midland	N/A	1.9	%(3)	$11.22	$11.50
Dollar General – Goshen, IN	Goshen	N/A	3.8	%(3)	$11.10	$10.75
Dollar General – Port Huron, MI	St. Clair	N/A	9.7	%(3)	$11.06	$11.00
Dollar General – Midland (349 Hwy), TX	Midland	N/A	1.9	%(3)	$10.49	$10.50
Dollar General – Jackson, MI	Jackson	N/A	1.9	%(3)	$10.32	$10.00
Dollar General – Mishawaka, IN	Mishawaka	N/A	4.4	%(3)	$10.21	$10.25
(1)	Source: Appraisals.
(2)	UW Rental Rate PSF includes rents steps of $46,700 through February 2021 and straight-line rent of $49,824.
(3)	Submarket Vacancy represents the Market Vacancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 13 – ExchangeRight Net Leased Portfolio 32

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,464,794	$15.32	93.9%
Gross Potential Rent	$6,464,794	$15.32	93.9%
Total Reimbursements	420,431	1.00	6.1
Net Rental Income	$6,885,225	$16.31	100.0%
(Vacancy/Credit Loss)	(344,261)	(0.82)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$6,540,963	$15.50	95.0%

Total Expenses	$601,689	$1.43	9.2%

Net Operating Income	$5,939,274	$14.07	90.8%

Total TI/LC, Capex/RR	241,205	0.57	3.7

Net Cash Flow	$5,698,069	$13.50	87.1%
(1)	The ExchangeRight Net Leased Portfolio 32 Properties were acquired at origination and as a result no historical operating data was provided. No COVID-19 specific adjustments have been incorporated in the lender underwriting.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place are based on (i) in-place rents of $6,368,269 per the leases, (ii) straight-line rent of $49,824 for (a) the Fresenius Medical Care – Goldsboro, NC property ($12,078), (b) the Fresenius Medical Care – Greensburg, PA property ($14,617) and (c) the BioLife Plasma Services L.P. – Phoenix, AZ property ($23,129) and (iii) rent steps of $46,700 for (a) the Tractor Supply – Oakdale, PA property ($27,500) and (b) the Tractor Supply – Oak Ridge, NC property ($19,200) through February 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 14 – 7 Powder Horn Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,531,000	Title:	Fee
Cut-off Date Principal Balance:	$16,531,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	2.4%	Net Rentable Area (SF):	181,210
Loan Purpose:	Acquisition	Location:	Warren, NJ
Borrower:	7 Powder Horn LLC	Year Built / Renovated:	1986 / 2019
Borrower Sponsors:	PFA Pension; Joseph Sitt; Thor Equities	Occupancy:	100.0%
Interest Rate:	3.20000%	Occupancy Date:	9/25/2020
Note Date:	9/25/2020	4th Most Recent NOI (As of):	NAV
Maturity Date:	10/6/2027	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$2,276,933 (12/31/2019)
Original Term:	84 months	Most Recent NOI (As of):	$2,441,842 (TTM 6/30/2020)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,233,876
Call Protection:	L(24),Def(56),O(4)	UW Expenses:	$848,097
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,385,778
Additional Debt:	No	UW NCF:	$2,173,000
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$28,200,000 / $156
Additional Debt Type:	N/A	Appraisal Date:	8/18/2020

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$112,531	$28,133	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	Springing(1)	N/A	Cut-off Date LTV:	58.6%
Replacement Reserves:	$0	$2,265	N/A	Maturity Date LTV:	58.6%
TI/LC:	$800,692	$25,671	N/A	UW NCF DSCR:	4.05x
Other(2):	$209,364	Springing	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,531,000		56.4%	Purchase Price	$27,100,000	92.5%
Borrower Sponsor Equity	12,767,813		43.6	Upfront Reserves	1,122,588	3.8
				Closing Costs	1,076,226	3.7
Total Sources	$29,298,813		100.0%	Total Uses	$29,298,813	100.0%

(1)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(2)	Other Initial escrows include approximately $204,989 of free rent reserves and $4,375 of deferred maintenance reserves. Additionally, if at any time during the loan term an event of default occurs, or common charges become payable on a quarterly or annual basis, the borrower will deposit 1/12th of the estimated common charges payable during the next ensuing 12-months into a reserve account.

The Loan. The 7 Powder Horn Drive mortgage loan (the “7 Powder Horn Drive Mortgage Loan”) has an original and Cut-off Date principal balance of $16,531,000 secured by the borrower’s fee interest in a 181,210 square foot industrial property located in Warren, New Jersey (the “7 Powder Horn Drive Property”). The 7 Powder Horn Drive Mortgage Loan has a seven-year term and is interest-only for the entire term. The borrowing entity for the 7 Powder Horn Drive Mortgage Loan is 7 Powder Horn LLC, a Delaware limited liability company and special purpose entity.

The Property. The 7 Powder Horn Drive Property is a two-story, single-tenant industrial flex development built in 1986, renovated in 2019 and located in Warren, New Jersey. The 7 Powder Horn Drive Property is part of the Mount Bethel Corporate Center, a six-building office complex situated on a 47.9-acre site. The 7 Powder Horn Drive Property contains 432 parking spaces, resulting in a ratio of approximately 2.4 parking spaces per 1,000 square feet. As of September 25, 2020, the 7 Powder Horn Drive Property is 100.0% leased to and occupied by Celgene Corporation (“Celgene”), a life sciences corporation that recently merged with Bristol Myers Squibb. In addition to the approximately $1.7 million invested

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 14 – 7 Powder Horn Drive

by the prior owner in 2019, Celgene has invested significant capital to create a state-of-the-art life science research facility. The 7 Powder Horn Drive Property serves as the main location for Celgene’s chimeric antigen receptor treatments (“CAR-T”) business line, a form of immunotherapy currently used for non-Hodgkin’s lymphoma and certain types of leukemia. The 7 Powder Horn Drive Property is in receipt of a biological license application from the FDA for Celgene’s vein-to-vein biological production of immunotherapy treatments. These licenses require many years to obtain in addition to completion of Phase 3 testing (which typically includes thousands of individuals), are not transferable between locations, and govern the testing, production, and monitoring of vaccines.

COVID-19 Update. As of September 22, 2020, the 7 Powder Horn Drive Property was open and operating. The first debt service payment date for the 7 Powder Horn Drive Mortgage Loan is in November 2020. As of September 22, 2020, Celgene was current on all lease obligations and had not requested for rent relief. As of the date of this term sheet, the 7 Powder Horn Drive Mortgage Loan is not subject to any modification or forbearance request.

Major Tenant. The 7 Powder Horn Drive Property was 100.0% occupied as of September 25, 2020 by Celgene (Moody’s/S&P/Fitch: A2/A+/A-) and operates as a clinical center for Celgene’s chimeric antigen receptor treatments. In 2019, Celgene was acquired by Bristol-Myer Squibb creating a diverse biopharmaceutical franchise, with a market cap over $135.0 billion, focusing in oncology, immunology, and inflammation and cardiovascular disease. At the time of the acquisition, the companies had a combined nine products generating more than one billion dollars in annual sales, and Celgene had six products that were identified as near term launches, one of which is the bb2121 product (a type of CAR-T connected with cell therapy) being tested at the 7 Powder Horn Drive Property. Since originally taking occupancy in 1987, Celgene has expanded its space twice at the 7 Powder Horn Drive Property. First, in 1999 they expanded their space by 29,000 square feet and more recently, in 2018 they took over the remaining 107,710 square feet converting the building from multi-tenancy to single tenancy. This location is important to Celgene because the 7 Powder Horn Drive Property functions as a bb2121 cell therapy R&D and manufacturing facility for clinical trials, which requires an independent location from other operations, while remaining proximate to the company’s commercial manufacturing facility in Summit, NJ (10 miles away). The most recent lease extension runs through October 2025 and contains a 12-month renewal option at a base rent of $15.56 per square foot.

The Market. The 7 Powder Horn Drive Property is located in Warren, New Jersey, within the Central New Jersey market and Somerset County submarket. The market has seen steady demand for industrial space given its proximity to the northeast corridor. After a dip in leasing activities during the first quarter of 2020, the market metrics saw quarter-over-quarter improvement, in particular, leasing activity, where there was a 36% increase to 5.2 million square feet. In addition to being an industrial hub, the Somerset County submarket is home to several major companies including AT&T, Bloomberg, Johnson & Johnson Research & Development, and Verizon Wireless. Access to the 7 Powder Horn Drive Property is provided by I-78, Route 22, I-287 and Route 24. I-78 is approximately two miles north of the 7 Powder Horn Drive Property and provides access to New York City in approximately 30 minutes. Public transportation is offered by NJ Transit, which includes the commuter rail and numerous bus routes. The 7 Powder Horn Drive Property is also located within 25 miles of the Newark Liberty International Airport, the sixth largest airport in the world for passenger travel, which provides passenger and freight air service.

According to the appraisal, the 7 Powder Horn Drive Property is situated within the Somerset County industrial submarket of the Central New Jersey industrial market. As of the second quarter of 2020, the Somerset County industrial submarket reported a total inventory of approximately 38.9 million square feet with an approximately 8.1% vacancy rate and average asking rents of $7.52 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 14 – 7 Powder Horn Drive

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date(4)
Celgene Corporation	A2/A+/A-	181,210	100.0%	$14.08	$2,552,198	100.0%	10/31/2025

Occupied Collateral Total / Wtd. Avg.		181,210	100.0%	$14.08	$2,552,198	100.0%

Vacant Space		0	0.0%

Collateral Total		181,210	100.0%

(1)	Based on the underwritten rent roll dated September 25, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes a $92,328 straight-line credit to Celgene.

(4)	Celgene has a one-time termination option as of October 31, 2024 with a 12-month notice and a fee of approximately $668,822. Additionally, the tenant has a 12-month renewal option at a base rent of $15.56 per square foot by giving notice no later than October 31, 2024.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	1	181,210	100.0	2,552,198	100.0	181,210	100.0%	$2,552,198	100.0%
2026	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2027	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2028	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2029	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2030	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
2031 & Beyond	0	0	0.0	0	0.0	181,210	100.0%	$2,552,198	100.0%
Total	1	181,210	100.0%	$2,552,198	100.0%
(1)	Based on the underwritten rent roll dated September 25, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent Expiring includes a straight-line credit of $92,328 to Celgene.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 14 – 7 Powder Horn Drive

Operating History and Underwritten Net Cash Flow(1)
	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$2,298,888	$2,326,482	$2,552,193	$14.08	76.0%
Rent Steps	0	0	0	0.00	0.0
Vacant Income	0	0	0	0.00	0.0
Gross Potential Rent	$2,298,888	$2,326,482	$2,552,193	$14.08	76.0%
Total Reimbursements	807,318	904,465	805,692	4.45	24.0
Net Rental Income	$3,106,205	$3,230,947	$3,357,885	$18.53	100.0%
Other Income(5)	0	0	3,600	0.02	0.1
(Vacancy/Credit Loss)	0	0	(127,610)	(0.70)	(5.0)
Effective Gross Income	$3,106,205	$3,230,947	$3,233,876	$17.85	96.3%

Total Expenses	$829,272	$789,105	$848,097	$4.68	26.2%

Net Operating Income	$2,276,933	$2,441,842	$2,385,778	$13.17	73.8%

Total TI/LC, Capex/RR	0	0	212,778	1.17	6.6

Net Cash Flow	$2,276,933	$2,441,842	$2,173,000	$11.99	67.2%
(1)	2017 and 2018 Historical financials are unavailable because the 7 Powder Horn Drive Property was acquired by the borrower sponsor in December 2018.

(2)	TTM reflects the trailing 12-month period ending June 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines, percent of Gross Potential Rent for Vacancy/Credit Loss and percent of Effective Gross Income for the remainder of fields.

(4)	Rents in Place includes a straight-line credit of $92,328 to Celgene.

(5)	Other Income includes income from the Level 3 Communications building access agreement which has a five-year term commencing on January 8, 2019. The term shall automatically renew for additional one-year periods. Level 3 Communications will pay a monthly fee of $300.

Future Mezzanine Debt. Future mezzanine debt is permitted provided, among other conditions, (i) the lender receives not less than 30 days’ prior written notice, (ii) no event of default is continuing, (iii) an aggregate loan-to-value ratio as determined under the 7 Powder Horn Drive Mortgage Loan documents is not greater than 70.0%, (iv) the aggregate debt service coverage ratio as determined under the 7 Powder Horn Drive Mortgage Loan documents is not less than 2.53x on the date the mezzanine debt is incurred, (v) the aggregate debt yield is not less than 13.14%, (vi) delivery to the lender of all documents pertaining to the mezzanine loan and an executed intercreditor agreement satisfactory to the lender in its reasonable discretion, (vii) rating agency confirmation and (viii) the mezzanine loan maturity date shall not be earlier than the maturity date of the 7 Powder Horn Drive Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,250,000	Title:	Fee
Cut-off Date Principal Balance:	$16,250,000	Property Type - Subtype:	Mixed Use – Retail/Medical Office
% of IPB:	2.3%	Net Rentable Area (SF):	29,489
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	ACV CFT Geary, LP	Year Built / Renovated:	1956 / 1997
Borrower Sponsor:	David R. Grieve	Occupancy:	100.0%
Interest Rate:	3.57000%	Occupancy Date:	9/16/2020
Note Date:	9/24/2020	4th Most Recent NOI (As of):	$866,956 (12/31/2017)
Maturity Date:	10/1/2030	3rd Most Recent NOI (As of):	$720,843 (12/31/2018)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,555,554 (12/31/2019)
Original Term:	120 months	Most Recent NOI (As of):	$1,543,137 (YTD 8/31/2020)
Original Amortization Term:	None	UW Economic Occupancy(1):	95.0%
Amortization Type:	Interest Only	UW Revenues(1):	$2,031,204
Call Protection:	L(24),Grtr1%orYM(91),O(5)	UW Expenses(1):	$627,657
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$1,403,546
Additional Debt:	No	UW NCF(1):	$1,323,696
Additional Debt Balance:	N/A	Appraised Value / Per SF(1)(2):	$28,600,000 / $970
Additional Debt Type:	N/A	Appraisal Date(1):	8/26/2020

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$551
Taxes(3):	$0	Springing	N/A	Maturity Date Loan / SF:	$551
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	56.8%
Replacement Reserves:	$0	$492	N/A	Maturity Date LTV:	56.8%
				UW NCF DSCR:	2.25x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,250,000		100.0%	Payoff Existing Debt	$12,511,518	77.0%
				Return of Equity	3,531,009	21.7
				Closing Costs	207,473	1.3
Total Sources	$16,250,000		100.0%	Total Uses	$16,250,000	100.0%

(1)	While the 3700 Geary Boulevard Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 3700 Geary Boulevard Mortgage Loan more severely than assumed in the underwriting of the 3700 Geary Boulevard Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	The 3700 Geary Boulevard Property (as defined below) has a land value of $14,500,000 which is 89.2% of the loan value.

(3)	The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no Cash Sweep Period (as defined below) exists. Upon the occurrence of a Cash Sweep Period, the borrower will be required to deposit 1/12th of the annual property taxes. A “Cash Sweep Period” means a period of time commencing upon the earliest of (i) an amortizing debt service coverage ratio being less than 1.10x for two consecutive calendar quarters, (ii) either Office Depot or Satellite Healthcare vacates, terminates, gives notice to terminate, fails to renew their lease or 12 months prior to lease expiration, (iii) Office Depot or Satellite Healthcare is subject to bankruptcy or insolvency proceedings or (iv) a monetary default or any material non-monetary default by Office Depot or Satellite Healthcare.

(4)	Monthly deposits to the insurance escrow are waived if the 3700 Geary Boulevard Property (as defined below) is insured under a blanket insurance policy approved by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

The Loan. The 3700 Geary Boulevard mortgage loan (the “3700 Geary Boulevard Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 29,489 square foot mixed use property located in San Francisco, California (the “3700 Geary Boulevard Property”). The 3700 Geary Boulevard Mortgage Loan was originated by Bank of America, National Association and has an outstanding principal balance as of the Cut-off Date of $16,250,000. The 3700 Geary Boulevard Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 3700 Geary Boulevard Property is a retail and medical office building located in San Francisco, California. The improvements were constructed in 1956, renovated in 1997, and was fully leased to OfficeMax. In 2013, OfficeMax was acquired by Office Depot. Prior to the expiration of the first renewal period, Office Depot initiated conversations with the borrower sponsor to renegotiate the lease in an effort to convert their space from the 30,000 square feet footprint into a smaller, more efficient space that would be inline with the company’s national average store size. In November of 2017, Office Depot signed a new 10-year lease for 19,250 square feet at a rent of $46 per square foot from $37 per square foot on their previous lease. The borrower sponsor concurrently backfilled Office Depot’s former space and signed a new 15-year lease with Satellite Healthcare, a kidney dialysis clinic, at a rent of $65 per square foot.

The 3700 Geary Boulevard Property is located on a 0.8 acre site at the intersection of Arguello Boulevard and Geary Boulevard. Both tenant suites are located on the ground floor. Office Depot is located on the south-end of the building with signage and access directly off Geary Boulevard. In addition to the ground floor tenant suites, the 3700 Geary Boulevard Property is improved with a parking garage on the second story of the building with approximately 91 parking spaces that are free for employees and customers.

COVID-19 Update. As of September 25, 2020, the 3700 Geary Boulevard Property was open and operating. Both tenants have remained current on all rent and lease obligations. Neither tenant has requested rent relief and have remained open for business throughout the pandemic. The first debt service payment on the 3700 Geary Boulevard Mortgage Loan is due in November 2020 and, as of the date of this term sheet, 3700 Geary Boulevard Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

Major Tenants.

Office Depot (19,250 square feet; 65.3% of NRA; 57.1% of underwritten base rent). Office Depot, Inc. (NASDAQ: ODP) is a provider of business services, products and technology solutions to small, medium and enterprise businesses, through a fully integrated business-to-business distribution platform of approximately 1,200 stores, online presence and dedicated sales professionals and technicians. The company operates Office Depot, OfficeMax, CompuCom and Grand & Toy brands. In November of 2013, Office Depot merged with OfficeMax, Inc. making the combined companies a global provider of Office Depot, Inc. The tenant has been at the 3700 Geary Boulevard Property since 1997 and in 2017, the lease with OfficeMax was assigned to Office Depot, Inc. Office Depot’s current lease term commenced on February 1, 2018 and expires on January 31, 2028 with two, five-year renewal options remaining with a six month notice period at fixed rents. The related lease is structured with rent escalations every five years. The lease does not allow any termination options.

The 3700 Geary Boulevard Mortgage Loan is structured with a cash flow sweep twelve months prior to the expiration date of the Office Depot lease, or is triggered if Office Depot vacates, terminates, gives notice to terminate, fails to renew its lease, files bankruptcy or defaults under its lease.

Satellite Healthcare (10,239 square feet; 34.7% of NRA; 42.9% of underwritten base rent). Satellite Healthcare, founded in 1973, is a not-for-profit providers of kidney dialysis and related services. Satellite Healthcare provides each patient with a complete range of dialysis therapy choices, individualized clinical services, as well as patient wellness education and a commitment to philanthropy and community service. Satellite Healthcare operates 80 locations, primarily in California but also in Texas and Memphis, Tennessee, and employs more than 2,000 people. Satellite Healthcare’s lease commenced on January 1, 2019 and expires on December 31, 2033 with three, five-year renewal options with a nine month notice period at market rents. The tenant has reportedly spent $1.3 million in construction costs on its space. The related lease is structured with rent escalations occurring every five years. The lease does not allow any termination options.

The 3700 Geary Mortgage Boulevard Loan is structured with a cash flow sweep triggered if Satellite Healthcare vacates, terminates, gives notice to terminate, fails to renew its lease, files bankruptcy or defaults under its lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

The Market. The 3700 Geary Boulevard Property is located in the city of San Francisco, California, situated at the northwest corner of Geary Boulevard and Arguello Boulevard approximately two miles west of the central business district and one mile south of Presidio Heights. Geary Boulevard is a primary east-west San Francisco corridor that handles a large volume of vehicle and bus traffic counts reporting more than approximately 19,000 cars per day. The 3700 Geary Boulevard Property is located along a major roadway with walkability, public transit access, and visibility off Geary and Arguello Boulevards. Geary Boulevard is a heavily traveled commercial thoroughfare, and uses along the corridor are primarily retail, with a mixture of newer, high-density, multifamily residential developments and office uses.

The San Francisco Bay area is home to a highly-educated workforce, with approximately 50.6% of residents over the age of 24 holding a bachelor’s degree according to a third party data provider. Approximately 50 colleges and universities comprise the Bay Area’s educational and research facilities. The top three industries within the area are Professional/Scientific/Tech Services, Healthcare/Social Assistance and Retail Trade, which represent a combined total of 40% of the population. The major employers in the area include Kaiser Permanente (58,269), Sutter Health (24,347), Facebook (14,000), Wells Fargo (13,483) and Safeway Northern California Division (13,397).

The 3700 Geary Boulevard Property is positioned to serve the surrounding multifamily and residential developments as well as high daily commuter traffic counts. Furthermore, the University of San Francisco is located four blocks to the southeast of the 3700 Geary Boulevard Property. The University of San Francisco was established in 1855 and is a private university located on 55 acres. It has a current total enrollment of 10,071, which includes 5,854 undergraduate students and 4,217 graduate students. There are five major medical centers and hospitals including Kaiser Permanente and the University of California San Francisco medical campus within one and a half miles of the 3700 Geary Boulevard Property.

According to a third party data provider, the submarket vacancy was 2.6% with a $46 per square foot asking rent. The submarket vacancy has been below 3% since 2009. According to the appraisal, the estimated 2020 population within a one-, three-, and five-mile radius of the 3700 Geary Boulevard Property is 58,342, 492,046, and 817,817, respectively. The 2020 average household income within the same radii is $185,570, $170,236 and $172,223, respectively.

Tenant Summary(1)
Tenant	Ratings	Net Rentable Area (SF)	% of	UW Base Rent PSF	UW Base Rent	% of Total	Lease
	Moody’s/S&P/Fitch		Total NRA			UW Base Rent	Expiration Date
Office Depot(2)	NR / NR / NR	19,250	65.3%	$46.00	$885,500	57.1%	1/31/2028
Satellite Healthcare(3)	NR / NR / NR	10,239	34.7	$65.04	$665,945	42.9	12/31/2033
Occupied Total		29,489	100.0%	$52.61	$1,551,445	100.0%
Vacant Space		0	0.0
Collateral Total		29,489	100.0%

(1)	Based on the underwritten rent roll dated September 16, 2020.

(2)	Office Depot has two, five-year renewal options to extend the term of lease at fixed rent, upon six months prior written notice.

(3)	Satellite Healthcare has three, five-year renewal options to extend the term of lease at fair market value, upon nine months prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

No. 15 – 3700 Geary Boulevard

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	19,250	65.3	885,500	57.1	19,250	65.3%	$885,500	57.1%
2029	0	0	0.0	0	0.0	19,250	65.3%	$885,500	57.1%
2030	0	0	0.0	0	0.0	19,250	65.3%	$885,500	57.1%
2031 & Beyond	1	10,239	34.7	665,945	42.9	29,489	100.0%	$1,551,445	100.0%
Total	2	29,489	100.00%	$1,551,445	100.00%
(1)	Based on the underwritten rent roll dated September 16, 2020.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	YTD(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$990,000	$894,208	$1,551,445	$1,551,445	$1,551,445	$52.61	72.6%
Total Reimbursements	90,813	197,805	478,592	612,374	586,664	19.89	27.4
Net Rental Income	$1,080,813	$1,092,013	$2,030,037	$2,163,819	$2,138,109	$72.51	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	-106,905	-3.63	-5.0
Effective Gross Income	$1,080,813	$1,092,013	$2,030,037	$2,163,819	$2,031,204	$68.88	95.0%
Total Expenses	213,857	371,170	474,483	620,682	627,657	21.28	30.9
Net Operating Income	$866,956	$720,843	$1,555,554	$1,543,137	$1,403,546	$47.60	69.1%
Capital Expenditures	0	0	0	0	5,898	0.20	0.3
TI/LC	0	0	0	0	73,953	2.51	3.6
Net Cash Flow	$866,956	$720,843	$1,555,554	$1,543,137	$1,323,696	$44.89	65.2%
(1)	YTD reflects the year to date annualized 8-month period ending August 31, 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The 3700 Geary Boulevard Property was 100.0% occupied as of September 16, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2020-C8

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Assistant Vice President

BoA Securities CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Leland F. Bunch III	leland.f.bunch@bofa.com	(646) 855-3953
Managing Director

Danielle Caldwell	danielle.caldwell@bofa.com	(646) 855-3421
Director

Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Adam Ansaldi	adam.ansaldi@sgcib.com	(212) 278-6126
Managing Director

Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.